Exhibit 4.1

Execution Version

DATED	27 APRIL 2012

IFM OVERSEAS PARTNERS L.P.

IFM OVERSEAS LIMITED

IFM INVESTMENTS LIMITED

DONALD ZHANG

HARRY LU

- and —

GL ASIA MAURITIUS II CAYMAN LTD.

RESTRUCTURING DEED

DATED 27 APRIL 2012

Ref: HKOC/JY/40097.00023

HKGLIB01/HKPS/956396.15

Hogan Lovells, 11th Floor, One Pacific Place, 88 Queensway, Hong Kong

APPENDIX A	102

Statement of Discontinuation	102

APPENDIX B	103

Application to Withdraw	103

APPENDIX C	105

List of Persons	105

APPENDIX D	106

List of persons	106

APPENDIX E	107

Representations	107

APPENDIX F	109

Officer’s Certificate	109

ii

THIS RESTRUCTURING DEED (the “Deed”) is made the 27th day of April 2012

BETWEEN:

(1)           IFM Overseas Partners L.P. an exempted limited partnership incorporated and existing under the laws of the Cayman Islands with its registered address at Trident Trust Company (Cayman) Limited, Fourth Floor, One Capital Place, George Town, Cayman Islands (the “Issuer”) and acting through its general partner, IFM Overseas Limited, a company incorporated and existing under the laws of the Cayman Islands with its registered address at One Capital Place, Shedden Road, PO Box 847, George Town, Grand Cayman, Cayman Islands, KYI-1103 (the “General Partner”);

(2)           IFM Investments Limited, a company incorporated and existing under the laws of the Cayman Islands with its registered office at Trident Trust Company (Cayman) Limited, Fourth Floor, One Capital Place, Shedden Road, PO Box 847, George Town, Grand Cayman, Cayman Islands, KYI-1103 (“IFM Investments”);

(3)           Donald Zhang, an individual and national of the United States of America and holder of US passport number 422031682, whose principal residential address is 26A Hanwei Plaza, No. 7 Guanghua Road, Chaoyang District, Beijing, China;

(4)           Harry Lu, an individual and national of the United States of America and holder of US passport number 488931752, whose principal residential address is 26A Hanwei Plaza, No. 7 Guanghua Road, Chaoyang District, Beijing, China; and

(5)           GL Asia Mauritius II Cayman Ltd. a company incorporated and existing under the laws of Cayman Islands with its registered office at Admiral Administration, Ltd. (Cayman Islands), P.O. Box 32021 SM, Anchorage Centre, 2nd Floor, Grand Cayman, Cayman Islands, and its successors and assigns (“GLAM II”).

WHEREAS:

(A)          GLAM II entered into a securities purchase agreement with (inter alia) IFM Investments, the Issuer, the General Partner, Donald Zhang and Harry Lu on 11 September 2007, pursuant to which it invested US$39,649,155 in IFM Investments by way of share capital, and US$12,000,000 in an exchangeable note issued by the Issuer on 19 October 2007 (as amended and restated on 27 January 2011) (the “Note”) in accordance with the terms of a note purchase agreement dated 11 September 2007 (“Note Purchase Agreement”). The Note is secured by the Existing Share Mortgage.

(B)          Pursuant to negotiations between GLAM II, the Founders and the Restructuring Parties (together the “Parties”), and in consideration of (inter alia) the Parties agreeing to the release contained in Clause 6 (Release), the Parties have agreed to enter into the Restructuring Documents in order to (inter alia) vary the terms of the Note, grant additional security in favour of GLAM II, and amend the terms of IFM Investments’ existing memorandum and articles of association adopted by a special resolution of shareholders on 30 December 2009 (the “Existing Articles”).

IT IS AGREED as follows:

1.            DEFINITIONS AND INTERPRETATION

1.1          Unless otherwise provided (including, without limitation, in the rest of this Clause 1) or unless the context otherwise requires, all words and expressions defined in the Second Amended and Restated Note shall have the same respective meanings in this Deed (which, for the avoidance of doubt, shall include each and all of the appendices and the schedule hereto).

1.2          In this Deed the following expressions shall have the following meanings:

“ADS” means an American depositary share representing the Shares.

“ADS Ratio” means the number of Shares represented by each ADS, which as at the date of this Deed is 45.

“Affiliate” means, in relation to any person, a subsidiary of that person or a Holding Company of that person or any other subsidiary of that Holding Company.

“Amended Articles” means the amended and restated memorandum and articles of association in the form set out in Appendix 1 to this Deed, as approved or to be approved (as appropriate) by a validly passed special resolution of the shareholders of IFM Investments.

“Approved Financial Advisor” means any of:

(a)              William Blair & Company;

(b)              Houlihan Lokey;

(c)              Duff & Phelps; or

(d)              American Appraisal.

“Board” means the board of directors of IFM Investments.

“Companies Law” means the Companies Law of the Cayman Islands (2011 Revision) (as amended).

“Competitor” means each of:

(a)              E-House;

(b)              Centaline Strategic Management Limited, Centaline Group or Centaline Property;

(c)              Midland Holdings;

(d)              SYSWIN Inc.;

(e)              Beijing Homelink Real Estate Brokerage Co., Ltd. (北京链家房地产经纪有限公司);

(f)               Mytophome Group/Mytophome (China) Real Estate Brokerage Co., Ltd. (满堂红集团/满堂红（中国）置业有限公司);

(g)              Hopefluent Group Holdings Limited;

(h)              Shenzhen WorldUnion Properties Consultancy Co.,Ltd.;

(i)               B.A. Consulting and 5i5j Group (伟业我爱我家集团);

(j)               Sunco(China) Real Estate Network Group (顺驰（中国）不动产网络集团);

(k)              SouFun Holdings Limited;

(l)               Anjuke Inc.;

(m)             Sinyi Real Estate Brokerage Holding Co. Ltd. (台湾信義房屋仲介股份有限公司);

(n)              Shanghai Sinyi Real Estate Brokerage Consulting Co., Ltd (上海信义房屋中介咨询有限公司);

(o)              Coldwell Banker China (科威房产管理咨询（上海）有限公司); and

(p)              any subsidiary or Holding Company of any entity listed in paragraphs (a) to (o) above.

“CP Notice” means a written notice from GLAM II to the Issuer confirming that GLAM II has received (or has waived its requirement to receive) all of the documents and/or evidence set out in Schedule 1 (Conditions Precedent) and specifying the Restructuring Date.

“Designated Executive” means each of:

(a)              the president of IFM Investments or any person fulfilling similar functions to the president of IFM Investments under a different title;

(b)              the chief executive officer of IFM Investments or any person fulfilling similar functions to the chief executive of IFM Investments officer under a different title;

(c)              the chief financial officer of IFM Investments or any person fulfilling similar functions to the chief financial officer of IFM Investments under a different title;  and

(d)              any employee of IFM Investments whose base salary exceeds US$100,000 per annum.

“EGM” means the extraordinary general meeting or annual general meeting of IFM Investments properly convened by IFM Investments in accordance with the Existing Articles to, among other things, ratify and approve (inter alia) the adoption of the

Amended Articles and the appointment of the GLAM Nominee Director and/or the GLAM Independent Director (as applicable) to the Board.

“E-House” means E-House (China) Holdings Limited, a company incorporated and existing under the laws of the Cayman Islands having its principal place of business at 17/F, Merchandise Harvest Building (East), No. 333 North Chengdu Road, Shanghai 200041, the People’s Republic of China and shall include any subsidiary or related party of the same.

“E-House Subscription” has the meaning given to that term in Clause 7.1 (Future Equity Finance).

“E-House Term Sheet” means the term sheet dated 27 November 2011 entered into by IFM Investments, E-House, Donald Zhang and Harry Lu relating to the proposed subscription by E-House and Newco of Shares in IFM Investments.

“Existing Share Mortgage” means the Cayman Islands’ law-governed share mortgage dated 19 October 2007 granted by the Issuer and the General Partner for the benefit of GLAM II in respect of certain shares owned by the Issuer and the General Partner in IFM Investments to secure the Secured Liabilities (as defined therein) as reaffirmed pursuant to a deed of reaffirmation and consent dated 3 February 2010 and as confirmed or to be confirmed under the New Share Mortgage.

“Founders” means Donald Zhang and Harry Lu.

“GLAM II Independent Director” has the meaning given to that term in Clause 15 (Board Representation).

“GLAM II Nominee Director” has the meaning given to that term in Clause 15 (Board Representation).

“GLAM II Shares” means, at any time, all of the Shares and ADSs owned directly or indirectly by GLAM II provided that such Shares and ADSs shall not in aggregate represent more than 91,893,513 Shares.

“Holding Company” of any other person, means a company in respect of which that other person is a subsidiary.

“Long Stop Date” has the meaning given to that term in Clause 2 (The Restructuring).

“New Share Mortgage” means the Cayman Islands’ law-governed share mortgage granted or to be granted by the Issuer and the General Partner for the benefit of GLAM II in respect of all of the Secured Shares.

“NewCo” means any entity to be directly or indirectly controlled by the Founders and that will hold Shares or ADSs other than the Secured Shares.

“Notice of EGM” means the notice of EGM of IFM Investments in the form set out in Appendix 2 to this Deed.

“Purchase Price” means the price per Share determined by either:

(a)              at any time when IFM Investments’ Securities are listed and traded on any stock exchange, the volume-weighted average trading price of an ADS (divided by the then current ADS Ratio) or Share (as applicable), as published by Bloomberg Financial Markets Information Service (or, if Bloomberg Financial Markets Information Service ceases to publish such price, the equivalent service provided by Reuters), for the 30 day trading period on the principal exchange for the trading of ADSs or Shares (as applicable) prior to the date of the Put Option Notice; and

(b)              at any time when IFM Investments’ Securities have ceased to be listed and traded on any stock exchange, the fair market value per ADS (divided by the then current ADS Ratio) or Share (as applicable) as of the date of the Put Option Notice as determined by an Approved Financial Advisor selected by GLAM II and jointly appointed by GLAM II and IFM Investments within 5 Business Days of the date of the Put Option Notice (or appointed solely by GLAM II if IFM Investments refuses to make such joint appointment within 5 Business Days of the date of the Put Option Notice) and instructed to determine the fair market value as soon as reasonably practicable and in any event not later than 30 days following its appointment. The Restructuring Parties shall provide all reasonable assistance to the selected Approved Financial Advisor in conducting their valuation.  The Restructuring Parties shall bear the costs of the selected Approved Financial Advisor.

“Put Option” means the put option granted by the Restructuring Parties to GLAM II under Clause 9 (Put Option) to require, on exercise in accordance with this Deed:

(a)              the Restructuring Parties to buy the GLAM II Shares from GLAM II;

(b)              the Restructuring Parties to procure, in compliance with applicable securities laws,  the acquisition of the GLAM II Shares from GLAM II by a third party; or

(c)              IFM Investments to buy-back the GLAM II Shares from GLAM II.

“Put Option Exercise Period” means a period of six months commencing on the earlier of:

(a)              the Maturity Date; and

(b)              the date on which all amounts outstanding under the Second Amended and Restated Note have been paid in full to the satisfaction of GLAM II.

“Put Option Notice” has the meaning given to that that term in Clause 9 (Put Option).

“Registration Rights Agreement” means the registration rights agreement dated 30 December 2009 between IFM Investments and GLAM II and others, as it may be amended from time to time in accordance with its terms.

“Reserved Matters” means each of the following:

(a)              increasing, reducing, canceling or in any way altering the authorised or issued share capital, total investment or registered capital of IFM Investments, or the issuing, allotting, purchasing or redeeming of any shares, or securities convertible into or carrying a right of subscription in respect of shares, or any share warrants or grant or issue any options, rights or warrants or that may require the issuance of shares in the future, or do any act which has the effect of diluting or reducing the effective shareholding of GLAM II in IFM Investments, or the issuance of any other equity or debt securities of IFM Investments in each case other than as provided for in Clause 7 of this Deed;

(b)              causing or permitting IFM Investments to sell, transfer, license, charge, encumber or otherwise dispose of:

(i)         any businesses, goodwill, trademarks, patents or other intellectual property owned by IFM Investments except in relation to any sub-licensing or franchising arrangement carried out on arm’s length terms in the ordinary course of business of IFM Investments; or

(ii)        any asset owned by IFM Investments for an amount or where the fair market value (which if GLAM II does not agree on within 15 clear days of GLAM II first notifying IFM Investments of its opinion of the fair market value (“FMV Notice”) shall be as determined by an Approved Financial Advisor appointed jointly by GLAM II and IFM Investments within 5 Business Days of GLAM II issuing an FMV Notice (or appointed solely by GLAM II if IFM Investments refuses to make such joint appointment within 5 Business Days of GLAM II issuing a FMV Notice) of such asset is in excess of:

(1)           in relation to a single transaction, US$2,000,000 (or its equivalent in other currencies); and

(2)           when aggregated with all other sales, transfers or other disposals permitted to be made by IFM Investments in any financial year, 10% of the net asset value of IFM Investments as shown in the last published audited accounts of IFM Investments,

(c)              the acquiring of any investment or asset, the making of any capital expenditure or the incurring of any commitment in excess of:

(i)         in relation to a single transaction,10% of the net asset value of IFM Investments as shown in the last published audited accounts of IFM Investments; or

(ii)        when aggregated with all other such acquisitions permitted to be made by IFM Investments in any financial year, 10% of the total revenue of IFM Investments as shown in the last published audited accounts of IFM Investments;

(d)              the approval of, or the making of adjustments or modifications to the terms of transactions which involve the interest of any related party or any of their respective Affiliates and associates, including but not limited to the entry into any provision of any guarantee, indemnity or security for or in connection with any indebtedness or liabilities of any such third party other than:

(i)         any transaction permitted in accordance with the terms of this Deed; or

(ii)        any transaction entered into with E-House in relation to operational matters provided that any such transaction is on arm’s length terms or on terms more favourable to IFM Investments;

(e)              except in the ordinary course of business in operating IFM Investment’s mortgage service business, borrowing or lending any money or obtaining any financial facilities or incurring any financial indebtedness exceeding US$1,000,000 (or its equivalent in other currencies) in respect of any single transaction or exceeding US$3,000,000 (or its equivalent in other currencies) in aggregate for IFM Investments at any time and from time to time in any financial year, or the making of any further drawdown on any loan facilities, mortgages, or lines of credit already in existence;

(f)               any resolution, corporate action, application, legal proceedings or other procedure or step taken in order to implement, commence, or in any way in relation to:

(i)         the suspension of payments in excess of RMB10,000,000 (or its equivalent in other currencies), a moratorium of any indebtedness in excess of RMB10,000,000 (or its equivalent in other currencies), winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of IFM Investments;

(ii)        a composition, compromise, assignment or arrangement with any creditor of IFM Investments; or

(iii)       the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of IFM Investments or any of its assets;

(g)              any expropriation, attachment, sequestration, distress or execution or any analogous process in any jurisdiction that affects any asset or assets of IFM Investments with a value of greater than RMB10,000,000 (or its equivalent in other currencies) or any asset or assets of IFM Investments that are material or necessary for the operation of IFM Investments’ existing business;

(h)              the disposal or dilution of IFM Investments’ direct or indirect interest, the approval of any transfer of shares or interests in any Affiliate, including the granting of any right to operate any Affiliate, or the transfer of any operating rights by any Affiliate except for a disposal of any interest in an Affiliate where:

(i)         the consideration for the disposal is less than RMB10,000,000 (or its equivalent in other currencies);

(ii)        the disposal is carried out on arms’ length terms;

(iii)       the disposal is made in connection with or in the ordinary course of IFM Investments’ franchising business; and

(iv)       the disposal is not made to a Founder, a member of the management team of IFM Investments or any other party that is in any way connected to IFM Investments;

(i)               the appointment and/or removal of the GLAM II Nominee Director and/or the GLAM II Independent Director;

(j)               the taking of any action which materially alters or changes the rights, preferences or privileges of, or materially adversely affects or harms the interests of GLAM II under the Restructuring Documents, the Note, the Note Purchase Agreement, the Existing Articles and the Existing Share Mortgage;

(k)              declaring, distributing or paying any dividend or other distribution on any shares of IFM Investments; and

(l)               increasing by more than five per cent (5%) the total compensation of any Designated Executive.

“Restructuring” means (inter alia) the amendment and restatement of the Existing Articles on the terms set out in the Amended Articles, the granting of the New Share Mortgage by the General Partner, on behalf of the Issuer, the amendment and restatement of the Note on the terms set out in the Second Amended and Restated Note, the granting of the Put Option and all other steps referred to in this Deed, in each case in accordance with the terms of this Deed.

“Restructuring Date” means the date specified as such in the CP Notice provided that the CP Notice has been countersigned by the Issuer in accordance with Clause 2.2 (The Restructuring).

“Restructuring Documents” means this Deed, the Amended Articles, the New Share Mortgage and the Second Amended and Restated Note, and any ancillary documents associated thereto.

“Restructuring Parties” means the Issuer, the General Partner and IFM Investments.

“Second Amended and Restated Note” means the amended and restated Note in Agreed Form and to be dated on or before the Restructuring Date.

“Secured Shares” means:

(a)              260,000,000 Class A Ordinary Shares registered in the register of members of IFM Investments in the name of the General Partner, acting for and on behalf of the Issuer; and

(b)              any shares acquired in respect of the shares referred to in paragraph (a) above by reason of a stock split, stock dividend, reclassification or otherwise.

“Securities” means shares, stock, debentures, debenture stock, bonds, options, warrants and other investments.

“Share” means a class A Ordinary Share of IFM Investments.

“Shareholder Rights Plan” means the shareholder rights plan adopted by IFM Investments the terms of which are set out in the rights agreement dated as of 17 November 2010 between IFM Investments and American Stock Transfer & Trust Company, L.L.C. as Rights Agent including all amendments, restatements and supplements thereto.

1.3          A document is in “Agreed Form” if it is in a form agreed and confirmed as such by GLAM II and the Issuer (on behalf of the Restructuring Parties and the Founders).

1.4          The Appendixes and Schedules to this Deed form part of the Deed and shall be at all times be construed as being one document.

2.            THE RESTRUCTURING

2.1          The Restructuring Parties and GLAM II hereby agree to implement their respective obligations in respect of the Restructuring in consideration for (inter alia) each Party agreeing to the release contained in Clause 6 (Release).

2.2          GLAM II will issue a CP Notice to the Issuer as soon as possible after GLAM II has received (or has waived its requirement to receive) all of the documents and/or evidence set out in Schedule 1 (Conditions Precedent).  The Issuer will countersign the CP Notice as soon as possible upon receipt from GLAM II and deliver the countersigned CP Notice to GLAM II. Provided that GLAM II receives the CP Notice countersigned by the Issuer within 2 Business Days of the date of the CP Notice the Restructuring Date will occur on the date specified in the CP Notice. If GLAM II does not receive the CP Notice countersigned by the Issuer within 2 Business Days of the date of the CP Notice then the Restructuring Date will not occur.

2.3          On the Restructuring Date:

(a)              the Existing Articles shall be amended and restated on the terms set out in the Amended Articles, and such Amended Articles shall be adopted by IFM Investments;

(b)              the New Share Mortgage shall be granted by the General Partner, acting for and on behalf of the Issuer, for the benefit of GLAM II;

(c)              the Note shall be amended and restated on the terms set out in the Second Amended and Restated Note; and

(d)              each of the conditions precedent (as described in Schedule 1 hereto) shall have been delivered to GLAM II or otherwise satisfied or waived by GLAM II in its sole discretion.

2.4          If the Restructuring Date shall not have occurred by the date falling 45 days after the date of this Deed (the “Long Stop Date”), this Deed shall lapse and shall cease to have any effect.

2.5          During the period from the date of this Deed to the earlier of (i) 3 Business Days after the EGM if at the EGM shareholders’ resolutions are not passed to adopt the Amended Articles and appoint the GLAM II Nominee Director and/or the GLAM Independent Director (as applicable); and (ii) the Long Stop Date (the “Standstill Period”), GLAM II agrees that it will not take any of the following actions:

(a)              exercise any right in its capacity as mortgagee under the Existing Share Mortgage;

(b)              make demand against the Issuer for payment or otherwise arising under or in connection with the Note or the Existing Share Mortgage; and

(c)              commence or proceed with any arbitration or other legal proceedings against the Restructuring Parties or any Founder arising under or in connection with the Note, the Existing Share Mortgage or any Finance Document.

2.6          The Parties each agree that in the event there is a breach of the terms of this Deed by any of the Restructuring Parties or any Founder, GLAM II may immediately terminate the Standstill Period by notice in writing to the Issuer and without any prior notice to the General Partner, the Company or any Founder.  In the event that there is a breach of this Deed by GLAM II, any of the Restructuring Parties may immediately terminate the Standstill Period by notice in writing to the Purchaser.

2.7          The Issuer and the General Partner each acknowledges that:

(a)              with respect to each and every breach, default or Event of Default of the Note that has occurred and remains continuing, GLAM II reserves all rights and remedies that it may have under the Finance Documents or any applicable laws, as the case may be, in respect of each and every such breach, default or Event of Default; and

(b)              immediately upon and at any time after the termination or expiry of the Standstill Period, GLAM II may enforce any or all of its rights and remedies under the Finance Documents or any applicable laws to the fullest extent possible despite the agreement of GLAM II to the provisions set out in Clause 2.5 above.

2.8          The Restructuring Parties and the Founders each agree that during the Standstill Period:

(a)              each Restructuring Party and each Founder shall not sue, commence or join any legal or arbitration proceedings against GLAM II in regard to the Note;

(b)              the Issuer shall not, and IFM Investments, the General Partner and the Founders, shall procure the Issuer to not, exercise any voting rights or any powers or rights in respect of the Secured Shares or dispose of, sell, transfer, liquidate, mortgage, charge, pledge, create a lien or other encumbrance or otherwise deal with the Secured Shares;

(c)              the Issuer shall not, and the General Partner shall procure the Issuer to not, take any action other than:

(i)         actions required by the terms of this Deed;

(ii)        actions required by the terms of the Existing Share Mortgage, the Note Purchase Agreement or the Note; and/or

(iii)       actions for which the prior written consent of GLAM II was sought and received.

3.            UNDERTAKINGS, REPRESENTATIONS AND WARRANTIES

3.1          Each of the Restructuring Parties and the Founders (as applicable) undertakes to take all necessary steps to cause the conditions precedent (set out in Schedule 1 hereto) to be satisfied on or before the Long Stop Date and this shall include causing:

(a)              the issuance of the Notice of EGM to all of the shareholders of IFM Investments in accordance with the Existing Articles within 10 Business Days of the date of this Deed;

(b)              the EGM to be held no later than 3 Business Days before the Long Stop Date; and

(c)              the General Partner, acting on behalf of the Issuer, to provide an undertaking in the form of Appendix 3.

3.2          Each of the Restructuring Parties and, in respect of paragraphs (c) and (d) only, the Founders, represents and warrants that:

(a)              the representations and warranties in the Restructuring Documents and this Deed (including those representations listed in Appendix E) are true:

(i)         as at the date of this Deed (whether or not the Restructuring Date shall have occurred by such date); and

(ii)        as at the Restructuring Date,

by reference to the facts and circumstances existing at such dates;

(b)              each of the Issuer, the General Partner and IFM Investments is a legal entity duly organized and validly existing under the laws of its place of incorporation and each has the corporate power to enter into, deliver and perform its obligations under this Deed and each Restructuring Document to which it is a party;

(c)              each of Donald Zhang and Harry Lu has full legal capacity and is not in a state of insanity or some other infirmity that he cannot deal with his own affairs and has not been declared to be incompetent by a court when entering into or performing the terms and conditions of this Deed and each Restructuring Document to which he is a party and has taken all necessary action to execute, deliver and perform his obligations under this Deed and each Restructuring Document to which they he is a party;

(d)              this Deed and each Restructuring Document to which it is a party, has been duly authorized and executed by it and constitutes its valid and legally binding obligation, enforceable in accordance with its terms;

(e)              the execution, delivery and performance of this Deed and each of the Restructuring Documents to which it is a party will not contravene:

(i)         any law, regulation, order, decree or authorisation applicable to it;

(ii)        (in the case of the Issuer, the General Partner and IFM Investments only), any provision of its constitutional documents; or

(iii)       any contractual restriction binding on or affecting it or any of its assets; and

(f)               all authorisations required for the execution and delivery of this Deed and each Restructuring Document to which it is a party and the performance of its obligations hereunder have been obtained and are in full force and effect.

3.3          Each of the Restructuring Parties and the Founders acknowledges that GLAM II has entered into this Deed in full reliance on the representations and warranties made by it in the terms stated in Clause 3.2.

4.            INTEGRATED DOCUMENT

After the Restructuring Date, the Second Amended and Restated Note and this Deed shall be read and construed as one document.

5.            AFFIRMATION

5.1          Each of the Restructuring Parties confirms its knowledge and acceptance of the effectiveness of this Deed with effect from the date of this Deed and the Restructuring Documents with effect from the Restructuring Date.

5.2          Each of the Restructuring Parties and GLAM II hereby agree that, with effect from the Restructuring Date, they shall be bound by the terms of the Restructuring Documents.

5.3          Each of the Restructuring Parties shall, at the request of GLAM II and at its own expense, do all such acts and things necessary or desirable to give effect to the Restructuring and any amendments effected or to be effected pursuant to this Deed.

5.4          GLAM II shall, at its own expense, do all such acts and things necessary or desirable to give effect to any of its obligations in respect of the Restructuring as set out in this Deed.

6.            RELEASE

6.1          On the Restructuring Date:

(a)              GLAM II and the Issuer and the General Partner shall submit a signed Statement of Discontinuation (the “Statement of Discontinuation”), in the form attached hereto as Appendix A, to the Hong Kong International Arbitration Centre (“HKIAC”) with copies to each party’s selected arbitrator stating, inter alia, the following:

(i)          GLAM II and the Issuer and the General Partner have reached a full and complete settlement of the claims (the “HK Claims”) forming the basis of or mentioned in the Notice of Arbitration, Arbitration Number HKIAC/A12004, filed January 9, 2012 (the “Arbitration”);

(ii)         GLAM II releases the Restructuring Parties from the HK Claims;

(iii)        the Restructuring Parties release GLAM II from all actions, suits, claims and counterclaims of any kind whatsoever, whether present or future, arising out of or in connection with the HK Claims;

(iv)       GLAM II on one side and the Issuer and the General Partner on the other side mutually request that the HKIAC Secretariat immediately terminate the Arbitration; and

(v)        each of (1) GLAM II and (2) the Issuer and the General Partner shall be responsible for and pay the fees of the arbitrator appointed by it and half of the fees of the third arbitrator and the costs of the HKIAC for the Arbitration.

(b)              GLAM II and IFM Investments shall seek an order to withdraw the Winding Up Petition, Cause Number FSD 0206 of 2011, filed December 30, 2011 (the “Winding Up Petition”) by filing a draft consent order (“Order to Withdraw”), in the form attached hereto as Appendix B, with the Grand Court of the Cayman Islands (the “Court”), under the cover of a letter to the Court from GLAM II’s legal counsel, with a copy to the Restructuring parties’ legal counsel, in support of the Order to Withdraw stating, inter alia, the following:

(i)          GLAM II and IFM Investments have reached a full and complete settlement in respect of the claims (the “Cayman Claims” and together with the HK Claims, the “Filed Claims”) that were addressed in the Winding Up Petition (the “Settlement”);

(ii)         as part of the Settlement, GLAM II has agreed to discontinue the winding up proceedings against IFM Investments; and

(iii)        the Winding Up Petition has not been advertised, no notice of intention to appear and be heard on the Winding Up Petition has been received from any other party and GLAM II and IFM Investments consent to the making of the Order to Withdraw, and requesting that the Court grant the Order to Withdraw on the terms proposed therein.

6.2          On the Restructuring Date, GLAM II hereby waives any right to receive any amount in respect of interest under the Note accrued or due (but unpaid) prior to 1 January 2012.

6.3          The settlement and waiver in Clauses 6.1 (a) and (b) will on the Restructuring Date effect and constitute (respectively) the final and complete settlement of:

(a)              all the Filed Claims by GLAM II against the Restructuring Parties; and

(b)              all claims arising out of or in connection with the Filed Claims by the Restructuring Parties against GLAM II.

6.4          On the Restructuring Date, and in consideration of the rights, benefits and other consideration that are agreed to be sufficient:

(a)              GLAM II, directly in its capacity as owner, member and affiliate of any entity and derivatively on behalf of any person or entity (collectively, the “GLA Releasing Parties”), shall automatically and without further action or notice release, acquit, satisfy, and forever discharge the Restructuring Parties, each of their past or present directors, officers, employees, partners, principals, agents, persons listed in Appendix C, and the attorneys, accountants, financial advisors, legal counsel or other advisors, predecessors of such persons, and the successors and assigns of any of the foregoing (collectively, the “IFM Released Parties”), of and from any actions, causes of action, suits, debts, covenants, contracts, controversies, agreements, promises, claims and demands of any kind and nature whatsoever, whether now known or unknown, fixed or contingent, which any of the GLA Releasing Parties now has, owns, or holds, or at any time heretofore had, owned or held, or could, shall or may hereafter have, own or hold against any of the IFM Released Parties, based upon, related to or by reason of any matter, cause, fact, or omission occurring or existing up to or as at the date of this Deed; and

(b)              each of the Restructuring Parties, directly in its capacity as owner, member and affiliate of any entity and derivatively on behalf of any person or entity (collectively, the “IFM Releasing Parties”), shall automatically and without further action or notice release, acquit, satisfy, and forever discharge GLAM II, each of its past or present directors, officers, employees, partners, principals, agents, persons listed in Appendix D, and the attorneys, accountants, financial advisors, legal counsel or other advisors, predecessors of such persons, and the successors and assigns of any of the foregoing (collectively, the “GLA Released Parties”), of and from any actions, causes of action, suits, debts, covenants, contracts, controversies, agreements, promises, claims and demands of any kind and nature whatsoever whether now known or unknown, fixed or contingent, which any of the IFM Releasing Parties now has, owns, or holds, or at any time heretofore had, owned or held, or could, shall or may hereafter have, own or hold against any of the GLA Released Parties, based upon, related to or by reason of any matter, cause, fact, or omission occurring or existing up to or as at the date of this Deed.

6.5          For the avoidance of doubt and notwithstanding any provision to the contrary in this Deed, nothing in this Clause 6 shall:

(a)              release or discharge any person from any action, suit or claims based upon or related to or by reason of a breach of any of the representations attached as Appendix E;

(b)              release or discharge any person from any action, suit or claims (whether derivative or otherwise) in respect of breach of fiduciary duty (where the GLA Releasing Parties have no actual knowledge of the material facts and circumstances in respect of such breach as at the date of this Deed) or in respect of fraud (as such term is used or interpreted under the laws of the State of the New York); or

(c)              prejudice any legal or equitable rights any Party may now or in the future have under or in connection with the Note Purchase Agreement, the Existing Share Mortgage and any Restructuring Document after the issuance of such instruments, and/or pursuant to IFM Investments’ memorandum and articles of association.

Subject to the above, the limitations on the scope of the releases in Clause 6.5 shall not affect the interpretation or application of paragraphs 6.1(a)(ii), (a)(iii), (b)(ii) and (b)(iii) of this Deed, and/or vice versa.

7.            FUTURE EQUITY FINANCING

7.1          On and from the Restructuring Date, notwithstanding anything to the contrary in this Deed, E-House will be permitted to acquire Shares on the terms and conditions described in the E-House Term Sheet,  provided that:

(a)              E-House acquires such Shares by way of subscription (the “E-House Subscription”) at a price per Share (adjusted to reflect any share splits, share combinations or similar changes to the Shares) not less than the higher of:

(i)         US$0.0267; and

(ii)        the volume weighted average price of the ADSs as published by Bloomberg Financial Markets Information Service, for the 30 day trading period on the principal exchange for the trading of ADSs prior to the date of signing definitive documents in relation to the E-House Subscription divided by the then current ADS Ratio;

(b)              E-House will not as a result of the E-House Subscription own more than 37.30% of the total issued share capital of IFM Investments on a fully diluted basis; and

(c)              GLAM II has confirmed in writing to the Issuer that it has received (in form acceptable to GLAM II) the following items:

(i)         a fairness opinion from an Approved Financial Advisor (selected by the special committee of IFM Investments) confirming that the price at which E-House has agreed to acquire the Shares through the E-House Subscription is a fair market price (the fees of the Approved Financial Advisor will be for the account of the Restructuring Parties);

(ii)        a resolution of the special committee of IFM Investments confirming that it has recommended the E-House Subscription to the Board as being in the best interests of IFM Investments; and

(iii)       a copy of a resolution of the Board approving the E-House Subscription.

7.2          On and from the Restructuring Date, NewCo will be permitted to acquire Shares by way of subscription (the “NewCo Subscription”), provided that:

(a)              the price per Share of the NewCo Subscription is not lower than the price per Share paid of the E-House Subscription as set out in clause 7.1(a) above;

(b)              the NewCo Subsciption is subject to and conditional upon the E-House Subscription being completed, and is otherwise carried out on the terms and conditions set out in the E-House Term Sheet; and

(c)              Newco will not as a result of the Newco Subscription own more than 20.45% of the total issued share capital of IFM Investments on a fully diluted basis.

7.3          On and from the Restructuring Date, IFM Investments shall be permitted to issue options in respect of new Shares or ADSs to its employees (other than the Founders or their Affiliates) through IFM Investments’ employee share ownership plan provided that the Shares or ADSs issued upon exercise of such options do not account for more than 2.5%

of the total issued share capital of IFM Investments on a fully diluted basis determined as at the time of granting of such options.

7.4          On and from the Restructuring Date, IFM Investments shall be permitted to issue new Shares or ADSs for the purpose of raising capital to finance any acquisition approved by the Board (the “Intended Acquisition”) provided that:

(a)              such Shares or ADSs do not account for more than 2.5% of the total issued share capital of IFM Investments on a fully diluted basis determined as at the time of issuance of the new Shares or ADSs; and

(b)              Where such Intended Acquisition constitutes a Reserved Matter, GLAM II has provided its prior written approval of the Intended Acquisition.

8.            SELLING EFFORTS

8.1          Without in any way limiting or affecting the obligations of IFM Investments and the rights of GLAM II under the Registration Rights Agreement, the Issuer and the General Partner will procure, and IFM Investments shall use its best efforts and procure senior management to use their best efforts to provide their full support and cooperation to GLAM II in respect of any proposed sale of Shares or ADSs by GLAM II as may be requested by GLAM II from time to time provided that such request has been made with not less than 5 Business Days’ notice and does not require any senior management to assist outside of customary business hours.

9.            PUT OPTION

9.1          On and from the Restructuring Date the Restructuring Parties hereby grant to GLAM II an option, exercisable at GLAM II’s sole discretion, to sell to the Restructuring Parties all or any portion of the GLAM II Shares.

9.2          The Put Option:

(a)              is to be exercised by GLAM II giving written notice to the Issuer (the “Put Option Notice”) that it intends to exercise the Put Option in accordance with the terms of this Deed;

(b)              may only be exercised during the Put Option Exercise Period;

(c)              may only be exercised once; and

(d)              may be exercised in respect of some or all the GLAM II Shares as specified by GLAM II in the Put Option Notice (the “Put Shares”).

For the avoidance of doubt, the date of exercise of the Put Option is the date of the Put Option Notice.

9.3          Once a Put Option Notice has been given, it may not be revoked.

9.4          When a Put Option Notice is given in accordance with this Deed the Restructuring Parties must buy or procure the purchase of all of the Put Shares in any one or more of the following ways as determined at their option:

(a)              procure the buy-back of some or all of the Put Shares by IFM Investments at the Purchase Price; and/or

(b)              buy some or all of the Put Shares at the Purchase Price; and/or

(c)              procure, in compliance with applicable securities laws, the purchase of some or all of the Put Shares by a third party at the Purchase Price.

9.5          The closing of the sale or buy-back (as applicable) in relation to the Put Option must take place within 90 days of the date of the Put Option Notice (the “Completion Period”). The Restructuring Parties may elect to complete the purchase in multiple closings, provided that (i) there may be a maximum of three closings, (ii) each closing must take place within the Completion Period and (iii) at least one tenth (1/10th) of the Put Shares must be purchased at each closing.  The Issuer shall give GLAM II not less than 7 Business Days advance notice of each anticipated closing.  Each closing shall take place on a date agreed by GLAM II and the Issuer at the offices of counsel to GLAM II in New York City or as otherwise agreed by GLAM II and the Issuer.

9.6          At each such closing, GLAM II shall deliver the Put Shares to be purchased or bought back at such closing accompanied by duly executed instruments of transfer or documents necessary to effect a purchase or buy-back. The Issuer shall deliver (or procure the delivery of) at each such closing payment in full of the Purchase Price for the Put Shares to be purchased or bought back at such closing in immediately available funds.  At each such closing, all of the parties to the transaction shall execute such additional documents, and IFM Investments shall execute such documents and provide such assistance, as may be necessary or appropriate to effect the sale or buy-back of the Put Shares to be transferred or bought back at such closing, including in compliance with applicable securities laws.  Each party to the transfer or buy-back of the Put Shares shall bear its own costs including but not limited to any stamp duty or transfer taxes or fees payable by it as required under applicable law in connection with such transfer or buy-back.

9.7          Each Restructuring Party is jointly and severally liable for the obligations of the Restructuring Parties in respect of the Put Option.

10.          RIGHT OF FIRST REFUSAL

10.1        During the period from the Restructuring Date to the Maturity Date (or, if earlier, the date on which the Existing Share Mortgage and the New Share Mortgage are released) (the “Restricted Period”), if GLAM II proposes to sell or is required by applicable law to transfer all or a portion of the Shares or ADSs it owns to a Competitor or any shareholder holding 10% or more of the total issued share capital of IFM Investments (on a fully diluted basis) (the “Offered Shares”), then the Founders will have a right of first refusal with respect to the Offered Shares (the “Right of First Refusal”) as provided in this Clause 10.1.

10.2        If GLAM II proposes to sell or is required by applicable law to transfer the Offered Shares to a Competitor or any shareholder holding 10% or more of the total issued share capital of IFM Investments (on a fully diluted basis), during the Restricted Period, it shall send a written notice (the “Transfer Notice”) to the Founders stating:

(a)              the number and class of the Offered Shares;

(b)                                          the price per Offered Share that such Competitor or shareholder is willing to acquire the Offered Shares at (the “Offer Price”); and

(c)                                           any conditions to the sale of the Offered Shares (the “Conditions”).

The Transfer Notice shall be irrevocable and shall constitute a binding agreement by GLAM II to sell the Offered Shares at the Offer Price to the Founders. If either Founder or both of the Founders (the “Purchasing Founder”) accepts such offer, the Transfer Notice shall only constitute a binding agreement by GLAM II to sell the Offered Shares at the Offer Price to the Purchasing Founder(s) if the Purchasing Founder(s) accepts to purchase all of the Offered Shares at the Offer Price within the Acceptance Period in accordance with this Clause 10.

10.3                       If both Founders wish to exercise the Right of First Refusal in respect of the same allotment of Offered Shares then they may do so provided that the full amount of Offered Shares is purchased.

10.4                       For a period of 21 days after delivery of a Transfer Notice (the “Acceptance Period”), the Founders shall have the right to jointly deliver an acceptance notice signed jointly by both of the Founders within the Acceptance Period (the “Acceptance Notice”) to GLAM II, which Acceptance Notice shall state that such Purchasing Founder(s) will purchase all (and not part only) of the Offered Shares subject to the Conditions and setting out the number of Offered Shares being purchased by each such Purchasing Founder(s). The Purchasing Founder may nominate, in the Acceptance Notice, an entity controlled by the Purchasing Founder to be the transferee of the Offered Shares being purchased by the Purchasing Founder. The Purchasing Founder shall deliver, together with the Acceptance Notice, documentary evidence to GLAM II that the Purchasing Founder has the necessary funds in an unrestricted bank account in its sole name or available to it under an unconditional and irrevocable financial facility or has placed such funds in an escrow account to be released to GLAM II upon completion of a transfer of all of the Offered Shares to the Purchasing Founder.  The Acceptance Notice shall be irrevocable and shall constitute a binding agreement by the Purchasing Founder to purchase the Offered Shares at the Offer Price and subject to the Conditions as stated in the Acceptance Notice and only one Acceptance Notice may be delivered by the Founders. The failure of the Purchasing Founder to give an Acceptance Notice within the Acceptance Period shall be deemed to be a waiver by the Purchasing Founder of its Right of First Refusal.  Within 3 days after receipt of the Acceptance Notice, GLAM II shall deliver a written notice to the Purchasing Founder confirming the number of Offered Shares to be transferred to the Purchasing Founder (if any) and if applicable, also setting forth the place, time and date for the closing of the sale and purchase of the Offered Shares, which date shall be the 5th day after receipt of the Acceptance Notice (or such later date as GLAM II and the Purchasing Founder may agree in writing) as provided for in Clause 10.6.

10.5                       GLAM II shall have the right to transfer any of the Offered Shares that the Founders do not purchase in accordance with this Clause 10 or any of the Offered Shares that the Purchasing Founder elects to purchase in accordance with this Clause 10 but fails to pay in full the Offer Price for such purchase, to another person provided, however, that:

(a)                                          such sale is bona fide;

(b)                                          the price per Offered Share for the sale to such third party is no less than the Offer Price set forth in the relevant Transfer Notice and the sale is otherwise on the same terms and conditions as those set forth in the relevant Transfer Notice; and

(c)                                           the transfer is made within 120 days after the expiration of the Acceptance Period (the “Third Party Sale Period”).  If such a transfer does not occur within the Third Party Sale Period for any reason, the restrictions provided for herein shall again become effective, and no transfer of Shares or ADSs to a Competitor or any shareholder holding 10% or more of the total issued share capital of IFM Investments may be made by GLAM II thereafter without again making an offer to the Founders in accordance with this Clause 10.

10.6                       The closing of any purchase of the Offered Shares by the Purchasing Founder shall be held at the office of counsel to GLAM II in New York City at 11:00 a.m. local time on the 5th day after receipt of the Acceptance Notice (or as otherwise agreed by GLAM II and the Purchasing Founder in writing).  At such closing, GLAM II shall deliver the Offered Shares accompanied by duly executed instruments of transfer. The Purchasing Founder shall deliver at such closing payment in full of the Offer Price for each Offered Share.  At such closing, all of the parties to the transaction shall execute such additional documents as may be necessary or appropriate to effect the sale of the Offered Shares.  Each party to the transfer of Offered Shares shall bear its own costs including but not limited to any stamp duty or transfer taxes or fees payable by it as required under applicable law in connection with such transfer.

10.7                       Any sale of GLAM II Shares by GLAM II after the last day of the Restricted Period and any sale pursuant to Clause 10.4 (each, a “Post ROFR Sale”) will not be subject to the terms of the Shareholder Rights Plan or any similar plan that may be adopted by IFM Investments in the future.  Promptly after the execution of this Deed, IFM Investments shall amend the Shareholder Rights Plan to provide that any person that purchases GLAM II Shares in a Post ROFR Sale shall not be an Acquiring Person (as defined under the Shareholder Rights Plan).  IFM Investments shall not adopt any plan, enter into any agreement or take any other action that would have the effect that a Post ROFR Sale would trigger any dilutive issuance of rights or Securities, require board approval or be subject to any similar restriction.

11.                              TAG-ALONG RIGHTS

11.1                       On and from the Restructuring Date, none of the Founders, Issuer and General Partner may and each Founder shall procure that NewCo shall not sell, assign or transfer any Share or ADS it owns (directly or indirectly) (a “Proposed Sale”) to any person wishing to purchase such Shares or ADSs (the “Purchaser”) unless such Founder, Issuer, General Partner or NewCo (the “Selling Founder”) has served written notice (the “Tag-Along Notice”) on GLAM II stating, in relation to the Proposed Sale:

(a)                                          the expected date of consummation of the Proposed Sale, which must be no earlier that 20 Business Days and not later than 90 Business Days after the date of delivery of such Tag-Along Notice;

(b)                                          the number of Shares or ADSs in IFM Investments the Purchaser wishes to purchase (the “Total Sale Shares”);

(c)                                           the price per Share or ADS the Purchaser has offered; and

(d)                                          full details of any terms and conditions.

11.2                       Upon receipt of the Tag-Along Notice, GLAM II will have the right (but not the obligation) to join in the Proposed Sale by selling 50% of the Total Sale Shares to the Purchaser in place of the Shares or ADSs of the Selling Founder on the same terms and at the same price as set out in the Tag-Along Notice (the “Tag-Along Option”) except that GLAM II will not be obliged to provide representations, warranties and indemnities to the Purchaser other than in respect of capacity and authority to enter into the Proposed Sale and its ownership of the Shares or ADSs.

11.3                       The Tag-Along Option is to be exercised by GLAM II confirming in writing to the Selling Founder that it wishes to exercise the Tag-Along Option in relation to that Proposed Sale within 15 Business Days of the date of the Tag-Along Notice. Upon exercise of the Tag-Along Option GLAM II will join in the Proposed Sale by selling 50% of the Total Sale Shares to the Purchaser in place of the Shares or ADSs of the Selling Founder on the same terms and at the same price as set out in the Tag-Along Notice and on the date of consummation of the Proposed Sale as set forth in the Tag-Along Notice.

11.4                       Any sale of Shares or ADSs by GLAM II pursuant to the Tag-Along Option will not be subject to the Right of First Refusal, the terms of the Shareholder Rights Plan or any similar plan that may be adopted by IFM Investments in the future.  Promptly after the execution of this Deed, IFM Investments shall amend the Shareholder Rights Plan to provide that any person that purchases Shares or ADSs pursuant to the Tag-Along Option shall not be an Acquiring Person (as defined under the Shareholder Rights Plan).  IFM Investments shall not adopt any plan, enter into any agreement or take any other action that would have the effect that a sale of shares or ADSs pursuant to the Tag-Along Option would trigger any dilutive issuance of rights or securities, require board approval or be subject to any similar restriction.

11.5                       Subject to the other terms of this Deed, if, GLAM II does not exercise the Tag-Along Option in relation to any Proposed Sale the Selling Founder may proceed with that Proposed Sale free from the Tag-Along Option and sell 100% of the Total Sale Shares to the Purchaser on the same terms and at the same price as set out in the Tag-Along Notice.

11.6                       The Tag-Along Option shall not apply to:

(a)                                          any Proposed Sale some or all of the consideration of which will be used to repay in full all amounts outstanding under the Second Amended and Restated Note, provided that the Purchaser pays all amounts outstanding under the Second Amended and Restated Note directly to the holder thereof at time of the closing of the Proposed Sale; and

(b)                                          any Proposed Sale that is a non-negotiated deal in the open market.

11.7                       Each Founder will facilitate the exercise of the tag-along right granted by this Clause 10.7 including, where applicable, exercising their powers as a director of IFM Investments to facilitate such exercise of the tag-along right.

12.                              EXIT

On and from the Restructuring Date, in any public offering of equity securities by IFM Investments, GLAM II shall have the first right to sell some or all of the GLAM II Shares.  If IFM Investments proposes to offer any equity securities to the public for its own account, IFM Investments shall promptly give GLAM II written notice of such proposal.  If requested by GLAM II in writing within 10 Business Days after delivery of such notice, IFM Investments (1) shall not proceed with an offering of equity securities for its own account and shall not propose to Register (as defined in the Registration Rights Agreement) equity securities for its own account, unless otherwise agreed by GLAM II, and (2) shall conduct a public offering of such number of GLAM II Shares as GLAM II may request, upon the terms and in the manner provided in the Registration Rights Agreement.  If GLAM II does not request IFM Investments to conduct a public offering of GLAM II Shares within twenty days after delivery of such notice, IFM Investments may proceed with an offering of equity securities for its own account.  In this case, IFM Investments shall propose to Register (as defined in the Registration Rights Agreement) the equity securities proposed to be offered for its own account, and GLAM II shall have the right to request inclusion of its Registrable Securities (as defined in the Registration Rights Agreement) in the public offering as provided in the Registration Rights Agreement.  In either case, GLAM II shall continue to have the right provided by this clause to request IFM Investments to conduct public offerings of GLAM II Shares if IFM Investments subsequently proposes to conduct any additional offers of equity securities to the public for its own account.

13.                              INFORMATION COVENANTS

13.1                       On and from the Restructuring Date, the Issuer and the General Partner shall procure, and IFM Investments will supply to GLAM II within 20 days after the end of each calendar month a monthly report (the “Monthly Report”) in respect of the previous calendar month which shall include:

(a)                                          an income statement showing profit and loss;

(b)                                          a balance sheet; and

(c)                                           a breakdown of operational key performance indicators including:

(i)                           revenue per store;

(ii)                        revenue per agent; and

(iii)                   the number of stores and agents in each location in which IFM Investments operates its direct agency business.

13.2                       Notwithstanding Clause 13.1, no Event of Default under clause 9.1(b) or (c) of the Second Amended and Restated Note will occur by virtue of an error contained in a Monthly Report provided that:

(a)                                          IFM Investments has notified GLAM II within 5 Business Days of the date on which IFM Investments becomes aware of the error;

(b)                                          a replacement Monthly Report with the error corrected is provided to GLAM II as soon as reasonably possible and in any event within 30 days after IFM Investments becomes aware of the error unless IFM Investments’ auditor has confirmed to GLAM II in writing that it requires a longer period in order to be able to correct the error and provided that such auditor gives GLAM II weekly updates of the status of the correction of the error and, in any case, the replacement Monthly Report is provided as soon as possible within a reasonable time taking into account the nature of the error; and

(c)                                           the error was made in good faith and due care and attention were exercised by IFM Investments in the preparation of the relevant Monthly Report.

13.3                       IFM Investments shall make a public announcement of its quarterly financial results for the financial quarters ending 31 March, 30 June and 30 September of each year no later than 50 days after the end of each such financial quarter and shall make a public announcement of its quarterly financial results for the financial quarter ending 31 December in each year no later than 75 days after the end of such financial quarter. IFM Investments shall include in the announcements that IFM Investments issues publicly each financial quarter in respect of its quarterly (or annual) financial results sufficient information regarding the matters that are the subject of the Monthly Reports so that, following the issuance of each such quarterly announcement:

(a)                                          none of the information contained in the Monthly Reports provided by IFM Investments to GLAM II prior to the issuance of such quarterly announcement (or during the trading window contemplated by clause (b) below) that is not disclosed in such quarterly announcement shall be material or price sensitive under applicable laws relating to “insider trading” or “insider dealing” (collectively, “Insider Trading Laws”); and

(b)                                          GLAM II may benefit from a “trading window” of at least four weeks following the issuance of such quarterly announcement during which GLAM II may trade in Securities of IFM Investments in compliance with Insider Trading Laws, despite GLAM II’s receipt of the Monthly Reports.

IFM Investments shall provide GLAM II with at least ten days’ advance notice of such trading windows, and shall provide an officers’ certificate to GLAM II each quarter (concurrently with the issuance of a quarterly announcement) confirming compliance with this obligation and that GLAM II is not restricted from trading under Insider Trading Laws during such trading window by virtue of receipt of the Monthly Reports.  If IFM Investments determines in good faith after giving GLAM II notice of a trading window that the corresponding quarterly announcement must be delayed, IFM Investments shall promptly notify GLAM II of such delay.  IFM Investments shall not be in breach of Clause 13.3(b) as long as (i) IFM Investments acts diligently to issue the quarterly announcement as promptly as practical after the original release date, and the trading window available to GLAM II following the issuance of such delayed quarterly announcement is not shorter than the period contemplated by Clause 13.3(b) or (ii) GLAM II consents to such delay (such consent shall not be unreasonably withheld provided that IFM Investments acts diligently to issue the quarterly announcements as promptly as practical after the original release date).

13.4                       GLAM II shall keep confidential all information contained in the Monthly Reports delivered to GLAM II outside of the trading windows contemplated by Clause 13.3(b) that is material or price sensitive (and that has not been disclosed publicly) until the next quarterly announcement issued by IFM Investments, as required by clause 13.3; provided, however, that if IFM Investments has not issued a quarterly announcement within 60 days after the end of each of the first three financial quarters of each year and within 120 days after the end of the fourth financial quarter of each year, GLAM II’s obligations pursuant to this sentence shall terminate as to all Monthly Reports delivered until IFM Investments issues the next quarterly announcement that is in compliance with Clause 13.3. After such date, GLAM II shall continue to keep confidential other detailed information contained in the Monthly Reports that is not material or price sensitive.  GLAM II’s obligation to keep confidential the information contained in the Monthly Reports that is not material or price sensitive pursuant to this Clause 13.4 shall terminate one year after the last day of the month to which the information relates.  Notwithstanding the foregoing, GLAM II may disclose information that is subject to the confidentiality restrictions of this Clause 13.4 to a prospective transferee of Securities of IFM Investments owned by GLAM II that agrees to keep such information confidential in accordance with the restrictions applicable to GLAM II and to its directors, officers, employees, consultants and advisors who are obligated to maintain the confidentiality of such information.

13.5                       The information that is subject to the confidentiality restrictions of Clause 13.4 shall not include: (1) information that was already in GLAM II’s possession prior to its receipt from IFM Investments; (2) information that is obtained by GLAM II from a third party that to the knowledge of GLAM II is not prohibited from transmitting the information to GLAM II by a contractual, legal or fiduciary obligation to IFM Investments; (3) information that is or becomes publicly available through no fault of GLAM II; (4) information that is or was developed independently by GLAM II without the use of confidential information received from IFM Investments; or (5) information that is required or requested by legal process or by any governmental or regulatory authority.

14.                              RESERVED MATTERS

On and from the date of this Deed, IFM Investments shall not, and shall not agree to, and the Issuer, each Founder and the General Partner shall procure that IFM Investments shall not, and shall not agree to, take any action (whether direct or indirect and whether acting by or through any of its directors, officers, committee members, committees, employees, agents, delegates or otherwise) that would constitute a Reserved Matter at any time without the prior written consent of GLAM II. This Clause 14 Shall terminate immediately upon the expiration of the Standstill Period if the Restructuring Date does not occur within the Standstill Period provided that the Restructuring Parties and the Founders have used their best efforts to satisfy the conditions precedent set out in Schedule 1 (Conditions precedent).

15.                              BOARD REPRESENTATION

15.1                       On and from the Restructuring Date, GLAM II shall, at all times, have the right to maintain one nominee director (the “GLAM II Nominee Director”) and one independent director (the “GLAM II Independent Director”) on the Board.

15.2                       For the avoidance of doubt, on the date of this Deed the GLAM II Nominee Director is Jennifer Tang who will continue to serve on the board as the GLAM II Nominee Director after the Restructuring Date without the need to be re-appointed in accordance with this clause 15.

15.3                       On and from the Restructuring Date, if at any time there is not a GLAM II Nominee Director or a GLAM II Independent Director on the Board GLAM II will have the right to request the appointment of a new GLAM II Nominee Director or GLAM II Independent Director, as appropriate. GLAM II may exercise this right by serving a written notice (an “Appointment Notice”) on IFM Investments containing the details of the proposed GLAM II Nominee Director or GLAM II Independent Director.

15.4                       Upon receipt of an Appointment Notice, IFM Investments and the Founders shall:

(a)                                          firstly, take all reasonable steps to cause the Board to appoint the proposed GLAM II Nominee Director and/or GLAM II Independent Director (as appropriate) as a director or directors of IFM Investments to either fill a casual vacancy on the Board, or as an addition to the existing Board not later than 10 Business Days after the date of the Appointment Notice. At the Board meeting to consider such appointment or in respect of any written resolution of Directors to approve such appointment, the Founders shall vote in favour of the appointment of the proposed GLAM II Nominee Director and/or GLAM II Independent Director (as appropriate) as a director of IFM Investments provided that, in the case of the GLAM II Independent Director, he or she is suitably qualified for such role and meets the test for independence that IFM Investments is required to satisfy under U.S. securities laws.  For the avoidance of doubt, where a Founder is the chairman of the Board, this obligation also applies to the voting (including any casting vote) of such Founder in his capacity as chairman; and

(b)                                          secondly, if the proposed GLAM II Nominee Director and/or GLAM II Independent Director (as appropriate) is/are not appointed by the Board in accordance with paragraph (a) above and if required by GLAM II, in order to effect the appointment of a GLAM II Nominee Director and/or GLAM II Independent Director, promptly (and in any event not later than 45 days after the date of such Appointment Notice) convene an extraordinary general meeting or an annual general meeting of IFM Investments (as appropriate) for the purpose of the appointment of the proposed GLAM II Nominee Director and/or GLAM II Independent Director being approved. At such general meeting, the Founders, the Issuer and the General Partner shall, and they shall procure that their respective Affiliates (including NewCo) shall vote in favour of the appointment of the proposed GLAM II Nominee Director and/or GLAM II Independent Director (as appropriate) as a director of IFM Investments provided that, in the case of the GLAM II Independent Director, he or she is suitably qualified for such role and meets the test for independence that IFM Investments is required to satisfy under U.S. securities laws. For the avoidance of doubt, where a Founder is the chairman of such general meeting, this obligation also applies to the voting (including any casting vote) of such Founder in his capacity as chairman.

15.5                       At any time on and after the occurrence of an Event of Default, GLAM II will have the right to requisition the convening of an extraordinary general meeting of IFM Investments by serving a written notice (a “Requisition Notice”) on IFM Investments specifying the objects of such extraordinary meeting.

15.6                       Upon receipt of a Requisition Notice, IFM Investments shall and the Restructuring Parties shall take all reasonable steps to cause the Board to promptly (and in any event not later than 45 days after the Requisition Notice) convene an extraordinary general meeting of IFM Investments with the objects as set out in such Requisition Notice. If the Board does not promptly convene such a meeting for a date not later than 45 days after the date of such Requisition Notice, GLAM II themselves may convene the meeting in the same manner, as nearly possible, as that in which general meetings of IFM Investments may be convened by the Board, and all reasonable expenses incurred by GLAM II as a result of the failure of the Board to convene the extraordinary general meeting shall be reimbursed to GLAM II by the Restructuring Parties in accordance with Clause 19.

15.7                       Each of GLAM II, the Restructuring Parties and the Founders agree that they will, at any general meeting of IFM Investments or NewCo, exercise their vote attached to their shares in a manner consistent with the Restructuring and in accordance with the terms of this Deed.

15.8                       Each of the Founders will use their best efforts to be elected as chairman at any general meeting or meeting of the Board and will exercise any casting vote granted in their capacity as chairman in a manner consistent with the Restructuring and in accordance with the terms of this Deed.

15.9                       Each of the Founders as a director of IFM Investments agrees that he will, at any meeting of the Board, vote in a manner consistent with the Restructuring and in accordance with the terms of this Deed.

16.                              ACKNOWLEDGEMENT AND UNDERTAKING TO GIVE EFFECT TO THIS DEED

16.1                       The Restructuring Parties hereby acknowledge that the provisions of this Deed which relate to matters set out in the Memorandum and Articles of Association of IFM Investments (including but not limited to the provisions of Clauses 11, 14, 15 and this Clause 16) have not been included in the Amended Articles at the request of IFM Investments notwithstanding the fact that such provisions relate to matters set out therein.

16.2                       Each Restructuring Party undertakes, to the fullest extent possible to give effect to the provisions of this Deed referred to in Clause 16.1 as if they were set out in the Amended Articles.

17.                              TERMINATION

The rights and obligations of GLAM II under this Deed shall terminate on the date on which both:

(a)                                          all amounts outstanding in respect of the Second Amended and Restated Note have been paid in full to the satisfaction of GLAM II; and

(b)                                          GLAM II owns less than 2% of the total issued share capital of IFM Investments on a fully diluted basis except if GLAM II’s shareholding has fallen below this percentage solely as the result of the part performance of a sale of some or all of the GLAM II Shares where such sale is being conducted on a staged basis and not all stages of the sale have been completed.

18.                              NO AMENDMENTS

18.1                       The Restructuring Parties agree that on and from the date of this Deed they will not take any action or omit to take any action as a result of which any amendments will be made to the memorandum and articles of IFM Investments except:

(a)                                          any action required to amend and restate the Existing Articles on the terms set out in the Amended Articles;

(b)                                          any action which does not (in the opinion of GLAM II) adversely affect any right or interest of GLAM II; or

(c)                                           any action with the prior written consent of GLAM II.

18.2                       IFM Investments shall not adopt any plan, enter into any agreement or take any other action that would:

(a)                                          have the effect that a sale of shares or ADSs by GLAM II would trigger any dilutive issuance of rights or securities, require board approval or be subject to any similar restriction; or

(b)                                          otherwise adversely affect the ability of GLAM II to sell the GLAM II Shares.

18.3                       The Restructuring Parties agree that on and from the date of this Deed they will not take any action or omit to take any action as a result of which any amendments will be made to the Shareholder Rights Plan other than as permitted under this Deed or with the prior written consent of GLAM II.

19.                              FEES, COSTS AND EXPENSES

19.1                       The Restructuring Parties shall, from time to time within 21 days of receipt of a written demand from GLAM II, reimburse GLAM II on an on demand and full indemnity basis for all costs and expenses (including legal fees) incurred in or in connection with the preservation and/or enforcement of any of the rights of GLAM II under any Restructuring Document and any other document referred to in the Restructuring Documents.

19.2                       The Restructuring Parties shall pay all stamp, registration and other taxes to which this Deed, any Restructuring Document, any other document referred to in the Restructuring Documents or any judgment given in connection with such documents is or at any time may be subject and shall, from time to time on demand of GLAM II, indemnify GLAM II against any liabilities, costs, claims and expenses resulting from any failure to pay or any delay in paying any such tax.

20.                              SEVERABILITY

20.1                       If a term of this Deed is or becomes illegal, invalid or unenforceable in any jurisdiction, that will not affect:

(a)                                          the legality, validity or enforceability in that jurisdiction of any other term of the Deed; or

(b)                                          the legality, validity or enforceability in other jurisdictions of that or any other term of the Deed.

20.2                       If a term of this Deed is or becomes illegal, invalid or unenforceable in any respect under any jurisdiction, it shall be replaced by a mutually acceptable provision, which being valid, legal, enforceable and in compliance with applicable government policy comes closest to the intention of the parties to this Deed underlying such illegal, invalid or unenforceable term

21.                              DESIGNATION

This Deed is designated as a Finance Document in accordance with the Note Purchase Agreement (and, without limitation, shall be included within the scope of the definition of Finance Documents for the purposes of the Existing Share Mortgage and the New Share Mortgage).

22.                              CONFIDENTIALITY

The Parties agree that notwithstanding clause 6.6(a) of the Note Purchase Agreement, GLAM II may, in addition to the disclosures permitted under Clause 6.6(b) of the Note Purchase Agreement, disclose any of the Financing Terms (as such term is defined in Clause 6.6(a) of the Note Purchase Agreement)  to:

(a)                                a director, officer, employee or professional advisers of GLAM II or its Affiliates, whose function requires him to have such information and on terms (that GLAM II will procure) that such director, officer, employee or professional advisers comply with the provisions of clause 6.6 of the Note Purchase Agreement as if they were a party thereto, “Affiliates” of GLAM II shall also include (i) any shareholder of GLAM II; (ii) the fund manager managing such shareholder (the “Manager”); (iii) any other investment fund which is managed by the Manager; (iv) any special purpose vehicle of any such person referred to in (i) or (iii) above); and

(b)                                a prospective transferee of the Note or Securities of IFM Investments owned by GLAM II that agrees to keep such information confidential in accordance with the restrictions applicable to GLAM II and to its directors, officers, employees, consultants and advisors who are obliged to maintain the confidentiality of such information.

23.                              COUNTERPARTS

This Deed may be executed in any number of counterparts, each of which when executed and delivered shall be an original, but all of which when taken together shall constitute a single instrument.

24.                              GOVERNING LAW

This Deed shall be governed by, construed and take effect in accordance with the law of the Cayman Islands.

25.                                ENFORCEMENT

25.1                          The Cayman Islands courts have exclusive jurisdiction to settle any dispute in connection with this Deed.

25.2                          The Cayman Islands courts are the most appropriate and convenient courts to settle any such dispute in connection with this Deed.  The Restructuring Parties agree not to argue to the contrary and waive objection to those courts on the grounds of inconvenient forum or otherwise in relation to proceedings in connection with this Deed.

25.3                          This Clause is for the benefit of GLAM II only.  To the extent allowed by law, GLAM II may take:

(a)                                           proceedings in any other court; and

(b)                                          concurrent proceedings in any number of jurisdictions.

25.4                          References in this Clause to a dispute in connection with this Deed include any dispute as to the existence, validity or termination of this Deed.

This Deed has been entered into on the date stated at the beginning of this Deed.

SCHEDULE 1

Conditions Precedent

On or before the Long Stop Date the Restructuring Parties shall deliver, or cause to be delivered, the following to GLAM II:

(a)                                 A certified true and up-to date copy of the Amended Articles in the Agreed Form, as approved by a validly passed special resolution of the shareholders of IFM Investments at the EGM (together with a certified true copy of the minutes of such shareholders meeting approving the Amended Articles).

(b)                                A certified true and up-to-date copy of the constitutional documents of each of the Restructuring Parties.

(c)                                 Copies of all corporate approvals of each of the corporate Restructuring Parties which are required for the approval of the terms of, and the transactions contemplated by, and the execution, delivery and performance of this Deed and any of the Restructuring Documents to which they are a party in the Agreed Form and duly executed.

(d)                                A specimen of the signature of each person authorised on behalf of the Restructuring Parties to execute or witness the execution of this Deed and/or any of the Restructuring Documents (as appropriate) or to sign or send any other document or notice in connection with such documents in the Agreed Form and duly executed.

(e)                                 A certificate of an authorised signatory of each of the Restructuring Parties certifying that each copy document provided in connection with this Deed as a condition precedent is correct, complete and in full force and effect as at the date of this Deed in the Agreed Form and duly executed.

(f)                                   An officer’s certificate of IFM Investments in the form attached at Annex F duly executed by Donald Zhang and Harry Lu.

(g)                                A duly executed original of the New Share Mortgage in the Agreed Form.

(h)                                Evidence that all actions and deliverables required to create and perfect the security interest created by the New Share Mortgage have been completed and/or delivered including but not limited to the documents and other evidence required to be delivered pursuant to Clause 4 of the New Share Mortgage.

(i)                                    A duly executed original of the Second Amended and Restated Note in the Agreed Form.

(j)                                    An irrevocable deed of undertaking authorising GLAM II to be its sole proxy in respect of all the Secured Shares in the Agreed Form set in Appendix 3 and duly executed.

(k)                                Legal opinion of Conyers Dill & Pearman addressed to GLAM II in respect of certain matters of the law of the Cayman Islands in form and substance satisfactory to GLAM II.

(l)                                    The Shareholder Rights Plan amended to provide that any person that purchases Shares or ADSs from GLAM II pursuant to a Post ROFR Sale under Clause 10 or pursuant to the exercise by GLAM II of its tag-along right under Clause 11 shall not be an Acquiring

Person (as defined under the Shareholder Rights Plan) in form and substance satisfactory to GLAM II.

(m)                              Evidence in form and substance satisfactory to GLAM II that the GLAM II Independent Director has been appointed to the Board and that Jennifer Tang remains as the GLAM II Nominee Director.

(n)                                Such other evidences, documents, authorisations, opinions, instruments, arrangements or assurances as are necessary or required by or in connection with any applicable law, regulation, stock exchange or other similar requirements in relation to the transactions contemplated under this Deed in form and substance satisfactory to GLAM II.

SIGNATURES

THE ISSUER

EXECUTED AS A DEED FOR AND ON BEHALF OF	)
IFM OVERSEAS PARTNERS L.P.	)
ACTING BY ITS GENERAL PARTNER	)	/s/ Donald Zhang
IFM OVERSEAS LIMITED	)	BY:
	)	DULY AUTHORISED SIGNATORY
)

IN THE PRESENCE OF:	)
)
)
/s/ Li Lulu	)
WITNESS

GENERAL PARTNER

EXECUTED AS A DEED FOR AND ON BEHALF OF	)
IFM OVERSEAS LIMITED	)	/s/ Donald Zhang
	)	BY:
	)	DULY AUTHORISED SIGNATORY

IN THE PRESENCE OF:	)
)
)
/s/ Li Lulu	)
WITNESS

IFM INVESTMENTS

SEALED WITH THE COMMON SEAL OF	)
IFM INVESTMENTS LIMITED	)	/s/ Donald Zhang
	)	BY:
	)	DULY AUTHORISED SIGNATORY

IN THE PRESENCE OF:	)
)
)
/s/ Li Lulu	)
WITNESS

INDIVIDUAL PARTIES

EXECUTED AS A DEED BY	)
DONALD ZHANG SOLELY IN CONNECTION	)
WITH CLAUSES 2, 3, 7, 10, 11 AND 15 HEREOF	)	/s/ Donald Zhang

IN THE PRESENCE OF:	)
)
)
/s/ Li Lulu	)
WITNESS

EXECUTED AS A DEED BY	)
HARRY LU SOLELY IN CONNECTION	)
WITH CLAUSES 2, 3, 7, 10, 11 AND 15 HEREOF	)	/s/ Harry Lu

IN THE PRESENCE OF:	)
)
)
/s/ Li Lulu	)
WITNESS

GLAM II

EXECUTED AS A DEED FOR AND ON BEHALF OF	)
GL ASIA MAURITIUS II CAYMAN LTD.	)	/s/ Jennifer Tang
	)	BY:
	)	DULY AUTHORISED SIGNATORY
)

IN THE PRESENCE OF:	)
)
)
/s/ Wai Fong Yoong	)
WITNESS

APPENDIX 1

The Amended Articles

The Companies Law (Revised)

Company Limited by Shares

THE AMENDED AND RESTATED

(iv)                                                                                                           ARTICLES OF ASSOCIATION

OF

IFM INVESTMENTS LIMITED

(Adopted by way of a special resolution passed on [ ])

I N D E X

SUBJECT	Article No.

Table A	1
Interpretation	2
Share Capital	3
Alteration Of Capital	4-7
Share Rights	8-9
Variation Of Rights	10-11
Shares	12-15
Share Certificates	16-21
Lien	22-24
Calls On Shares	25-33
Forfeiture Of Shares	34-42
Register Of Members	43-44
Record Dates	45
Transfer Of Shares	46-51
Transmission Of Shares	52-54
Untraceable Members	55
General Meetings	56-58
Notice Of General Meetings	59-60
Proceedings At General Meetings	61-65
Voting	66-77
Proxies	78-83
Corporations Acting By Representatives	84
No Action By Written Resolutions Of Members	85
Board Of Directors	86
Retirement of Directors	87-88
Disqualification Of Directors	89
Executive Directors	90-91
Alternate Directors	92-95
Directors’ Fees And Expenses	96-99
Directors’ Interests	100-103
General Powers Of The Directors	104-109
Borrowing Powers	110-113
Proceedings Of The Directors	114-123
Audit Committee	124-126
Officers	127-130
Register of Directors and Officers	131
Minutes	132
Seal	133
Authentication Of Documents	134
Destruction Of Documents	135
Dividends And Other Payments	136-145
Reserves	146
Capitalisation	147-148
Subscription Rights Reserve	149

Accounting Records	150-154
Audit	155-160
Notices	161-163
Signatures	164
Winding Up	165-166
Indemnity	167
Amendment To Memorandum and Articles of Association And Name of Company	168
Information	169
Irrevocable Proxy	170

INTERPRETATION

TABLE A

1.                             The regulations in Table A in the Schedule to the Companies Law (Revised) do not apply to the Company.

INTERPRETATION

2.             (1)           In these Articles, unless the context otherwise requires, the words standing in the first column of the following table shall bear the meaning set opposite them respectively in the second column.

WORD	MEANING

“Audit Committee”	the audit committee of the Company formed by the Board pursuant to Article 124) hereof, or any successor audit committee.

“Auditor”	the independent auditor of the Company which shall be an internationally recognized firm of independent accountants.

“Articles”	these Articles in their present form or as supplemented or amended or substituted from time to time.

“Board” or “Directors”	the board of directors of the Company or the directors present at a meeting of directors of the Company at which a quorum is present.

“capital”	the share capital from time to time of the Company.

“Class A Ordinary Shares”	class A ordinary shares of par value US$0.001 each of the Company having the rights set out in these Articles;

“Class B Ordinary Shares”	class B ordinary shares of par value US$0.001 each of the Company having the rights set out in these Articles;

“clear days”	in relation to the period of a notice, that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect.

“clearing house”

a clearing house recognised by the laws of the jurisdiction in which the shares of the Company (or depositary receipts therefor) are listed or quoted on a stock exchange or interdealer quotation system in such jurisdiction.

“Company”	IFM Investments Limited.

“competent regulatory authority”

a competent regulatory authority in the territory where the shares of the Company (or depositary receipts therefor) are listed or quoted on a stock exchange or interdealer quotation system in such territory.

“Conversion Date”	in respect of a Conversion Notice means the Business Day on which that Conversion Notice is delivered.

“Conversion Notice”

a written notice delivered to the Company at its Office (and as otherwise stated therein) stating that a holder of Class B Ordinary Shares elects to convert the number of Class B Ordinary Shares specified therein pursuant to Article 9.

“Conversion Number”

in relation to any Class B Ordinary Shares, such number of Class A Ordinary Shares as may, upon exercise of the Conversion Right, be issued at the Conversion Rate in force on the relevant Conversion Date.

“Conversion Rate”	means, at any time, on a 1 : 1 basis, subject to adjust in accordance with Article 9(b).

“Conversion Right”

in respect of a Class B Ordinary Share means the right of its holder, subject to the provisions of the Articles and to any applicable fiscal or other laws or regulations including the Law, to convert all or any of its Class B Ordinary Shares, into the Conversion Number of Class A Ordinary Shares.

“debenture” and “debenture holder”	include debenture stock and debenture stockholder respectively.

“Designated Stock Exchange”	the New York Stock Exchange.

“dollars” and “$”	dollars, the legal currency of the United States of America.

“Exchange Act”	the Securities Exchange Act of 1934, as amended.

“head office”	such office of the Company as the Directors may from time to time determine to be the principal office of the Company.

“Irrevocable Proxy”

a person appointed as the proxy of any Member whose shares are subject to a Security Interest in favour of a mortgagee or chargee pursuant to an instrument in which the appointment of such proxy is expressed to be irrevocable by reason of being coupled with the interest of a mortgagee or chargee in respect of such shares.

“Law”	The Companies Law, Cap. 22 (Law 3 of 1961, as consolidated and revised) of the Cayman Islands.

“Member”	a duly registered holder from time to time of the shares in the capital of the Company.

“month”	a calendar month.

“NASD”	National Association of Securities Dealers.

“NASD Rules”	the rules set forth in the NASD Manual.

“Notice”	written notice unless otherwise specifically stated and as further defined in these Articles.

“Office”	the registered office of the Company for the time being.

“ordinary resolution”

a resolution shall be an ordinary resolution when it has been passed by a simple majority of votes cast by such Members as, being entitled so to do, vote in person or, in the case of any Member being a corporation, by its duly authorised representative or, where proxies are allowed, by proxy at a general meeting of which not less than ten (10) clear days’ Notice has been duly given;

“paid up”	paid up or credited as paid up.

“Register”

the principal register and where applicable, any branch register of Members of the Company to be maintained at such place within or outside the Cayman Islands as the Board shall determine from time to time.

“Registration Office”

in respect of any class of share capital such place as the Board may from time to time determine to keep a branch register of Members in respect of that class of share capital and where (except in cases where the Board otherwise directs) the transfers or other documents of title for such class of share capital are to be lodged for registration and are to be registered.

“SEC”	the United States Securities and Exchange Commission.

“Seal”	common seal or any one or more duplicate seals of the Company (including a securities seal) for use in the Cayman Islands or in any place outside the Cayman Islands.

“Secretary”	any person, firm or corporation appointed by the Board to perform any of the duties of secretary of the Company and includes any assistant, deputy, temporary or acting secretary.

“Security Interest”	a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“special resolution”

a resolution shall be a special resolution when it has been passed by a majority of not less than two-thirds of votes cast by such Members as, being entitled so to do, vote in person or, in the case of such Members as are corporations, by their respective duly authorised representative or, where proxies are allowed, by proxy at a general meeting of which not less than ten (10) clear days’ Notice, specifying (without prejudice to the power contained in these Articles to amend the same) the intention to propose the resolution as a special resolution, has been duly given. Provided that, except in the case of an annual general meeting, if it is so agreed by a majority in number of the Members having the right to attend and vote at any such meeting, being a majority together holding not less than ninety-five (95) per cent. in nominal value of the shares giving that right and in the case of an annual general meeting, if it is so agreed by all Members entitled to attend and vote thereat, a resolution may be proposed and passed as a special resolution at a meeting of which less than ten (10) clear days’ Notice has been given;

a special resolution shall be effective for any purpose for which an ordinary resolution is expressed to be required under any provision of these Articles or the Statutes.

“Statutes”	the Law and every other law of the Legislature of the Cayman Islands for the time being in force applying to or affecting the Company, its Memorandum of Association and/or these Articles.

“year”	a calendar year.

(2)                                 In these Articles, unless there be something within the subject or context inconsistent with such construction:

(a)                                 words importing the singular include the plural and vice versa;

(b)                                 words importing a gender include both gender and the neuter;

(c)                                  words importing persons include companies, associations and bodies of persons whether corporate or not;

(d)                                 the words:

(i)                                     “may” shall be construed as permissive;

(ii)                                  “shall” or “will” shall be construed as imperative;

(e)                                  expressions referring to writing shall, unless the contrary intention appears, be construed as including printing, lithography, photography and other modes of representing words or figures in a visible form, and including where the representation takes the form of electronic display, provided that both the mode of service of the relevant document or notice and the Member’s election comply with all applicable Statutes, rules and regulations;

(f)                                   references to any law, ordinance, statute or statutory provision shall be interpreted as relating to any statutory modification or re-enactment thereof for the time being in force;

(g)                                  save as aforesaid words and expressions defined in the Statutes shall bear the same meanings in these Articles if not inconsistent with the subject in the context;

(h)                                 references to a document being executed include references to it being executed under hand or under seal or by electronic signature or by any other method and references to a notice or document include a notice or document recorded or stored in any digital, electronic, electrical, magnetic or other retrievable form or medium and information in visible form whether having physical substance or not;

(i)                                     Section 8 of the Electronic Transactions Law (2003) of the Cayman Islands, as amended from time to time, shall not apply to these Articles to the extent it imposes obligations or requirements in addition to those set out in these Articles.

SHARE CAPITAL

3.                                      (1)                                 The share capital of the Company at the date on which these Articles come into effect shall be divided into shares of a par value of US$0.001 each.

(2)                                 Subject to the Law, the Company’s Memorandum and Articles of Association and, where applicable, the rules of the Designated Stock Exchange and/or any competent regulatory authority, any power of the Company to purchase or otherwise acquire its own shares shall be exercisable by the Board in such manner, upon such terms and subject to such conditions as it thinks fit.

(3)                             No share shall be issued to bearer.

ALTERATION OF CAPITAL

4.                                      (1)                                 Subject to the Company’s Memorandum and Articles of Association and in particular the provisions of Article 4(2), the Company may from time to time by ordinary resolution in accordance with the Law alter the conditions of its Memorandum of Association to:

(a)                                 increase its capital by such sum, to be divided into shares of such amounts, as the resolution shall prescribe;

(b)                                 consolidate and divide all or any of its capital into shares of larger amount than its existing shares;

(c)                                  without prejudice to the powers of the Board under Article 12, divide its shares into several classes and without prejudice to any special rights previously conferred on the holders of existing shares attach thereto respectively any preferential, deferred, qualified or special rights, privileges, conditions or such restrictions which in the absence of any such determination by the Company in general meeting, as the Directors may determine provided always that, for the avoidance of doubt, where a class of shares has been authorized by the Company no resolution of the Company in general meeting is required for the issuance of shares of that class and the Directors may issue shares of that class and determine such rights, privileges, conditions or restrictions attaching thereto as aforesaid, and further provided that where the Company issues shares which do not carry voting rights, the words “non-voting” shall appear in the designation of such shares and where the equity capital includes shares with different voting rights, the designation of each class of shares, other than those with the most favourable voting rights, must include the words “restricted voting” or “limited voting”;

(d)                                 sub-divide its shares, or any of them, into shares of smaller amount than is fixed by the Memorandum of Association (subject, nevertheless, to the Law), and may by such resolution determine that, as between the holders of the shares resulting from such sub-division, one or more of the shares may have any such preferred, deferred or other rights or be subject to any such restrictions as compared with the other or others as the Company has power to attach to unissued or new shares;

(e)                                  cancel any shares which, at the date of the passing of the resolution, have not been taken, or agreed to be taken, by any person, and diminish the amount of its capital by the amount of the shares so cancelled or, in the case of shares, without par value, diminish the number of shares into which its capital is divided.

(2)                                 No alteration may be made of the kind contemplated by Article 4(1), or otherwise, to the par value of the Class A Ordinary Shares or the Class B Ordinary Shares unless an identical alteration is made to the par value of the Class B Ordinary Shares or the Class A Ordinary Shares, as the case may be.

5.                                                                                      The Board may settle as it considers expedient any difficulty which arises in relation to any consolidation and division under the last preceding Article and in particular but without prejudice to the generality of the foregoing may issue certificates in respect of fractions of shares or arrange for the sale of the shares representing fractions and the distribution of the net proceeds of sale (after deduction of the expenses of such sale) in due proportion amongst the Members who would have been entitled to the fractions, and for this purpose the Board may authorise some person to transfer the shares representing fractions to their purchaser or resolve that such net proceeds be paid to the Company for the Company’s benefit.  Such purchaser will not be bound to see to the application of the purchase money nor will his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

6.                                                                                      The Company may from time to time by special resolution, subject to any confirmation or consent required by the Law, reduce its share capital or any capital redemption reserve in any manner permitted by law.

7.                                                                                      Except so far as otherwise provided by the conditions of issue, or by these Articles, any capital raised by the creation of new shares shall be treated as if it formed part of the original capital of the Company, and such shares shall be subject to the provisions contained in these Articles with reference to the payment of calls and instalments, transfer and transmission, forfeiture, lien, cancellation, surrender, voting and otherwise.

SHARE RIGHTS

8.                                      (a)                                 Subject to the provisions of the Law, the rules of the Designated Stock Exchange and the Memorandum and Articles of Association and to any special rights conferred on the holders of any shares or class of shares, and without prejudice to Article 12 hereof, any share in the Company (whether forming part of the present capital or not) may be issued with or have attached thereto such rights or restrictions whether in regard to dividend, voting, return of capital or otherwise as the Board may determine, including without limitation on terms that they may be, or at the option of the Company or the holder are, liable to be redeemed on such terms and in such manner, including out of capital, as the Board may deem fit.

(b)                                 Subject to the Law, any preferred shares may be issued or converted into shares that, at a determinable date or at the option of the Company or the holder if so authorised by its Memorandum of Association, are liable to be redeemed on such terms and in such manner as the Company before the issue or conversion may by ordinary resolution of the Members determine.  Where the Company purchases for redemption a redeemable share, purchases not made through the market or by tender shall be limited to a maximum price as may from time to time be determined by the Board, either generally or with regard to specific purchases.  If purchases are by tender, tenders shall comply with applicable laws.

9.                                      Subject to Article 8(a), the Memorandum of Association and any resolution of the Members to the contrary and without prejudice to any special rights conferred thereby on the holders of any other shares or class of shares, the share capital of the Company shall be divided into shares of two classes, Class A Ordinary Shares and Class B Ordinary Shares.  The Class A Ordinary Shares and Class B Ordinary Shares shall carry equal rights and rank pari passu with one another other than as set out below.

(a)                                 As regards conversion

(i)                                     Subject to the provisions hereof and to compliance with all fiscal and other laws and regulations applicable thereto, including the Law, a holder of Class B Ordinary Shares shall have the Conversion Right in respect of each Class B Ordinary Share.

(ii)                                  Each Class B Ordinary Share shall be converted at the option of the holder, at any time after issue and without the payment of any additional sum, into such number of fully paid Class A Ordinary Shares calculated at the Conversion Rate then in effect.  Such conversion shall take effect on the Conversion Date.  A Conversion Notice shall not be effective if it is not accompanied by the share certificates in respect of the relevant Class B Ordinary Shares and such other evidence (if any) as the Directors may reasonably require to prove the title of the person exercising such right (or, if such certificates have been lost or destroyed, such evidence of title and such indemnity as the Directors may reasonably require).  Any and all taxes and stamp, issue and registration duties (if any) arising on conversion shall be borne by the Company.

(iii)                               To the extent the Conversion Rate is one Class A Ordinary Share for one Class B Ordinary Share, on the Conversion Date every Class B Ordinary Share shall automatically be re-designated and re-classified as a Class A Ordinary Share with such rights and restrictions attached to and shall rank pari passu in all respects with the Class A Ordinary Shares then in issue.

(iv)                              If the Conversion Rate is not on a one for one basis, the conversion shall take effect in such manner permitted by law (including, without limitation, by way of repurchase set out in Section 37 of the Companies Law Cap. 22 of the Cayman Islands) as any one Director considers appropriate without the further authorization of the Board and any one Director shall have all such power and take all actions necessary to give effect to the conversion.

(v)                                 On the Conversion Date, the Company shall allot and issue the relevant Class A Ordinary Shares to the converting Shareholder, enter or procure the entry of the name of the relevant holder of Class B Ordinary Shares as the holder of the relevant number of Class A Ordinary Shares resulting from the conversion of the Class B Ordinary Shares in, and make any other necessary and consequential changes to, the Register of Members and shall procure that certificates in respect of the relevant Class A Ordinary Shares, together with a new certificate for any unconverted Class B Ordinary Shares comprised in the certificate(s) surrendered by the holder of the Class B Ordinary Shares, are issued to the holders of the Class A Ordinary Shares and Class B Ordinary Shares, as the case may be.

(vi)                              Until such time as the Class B Ordinary Shares have been converted into Class A Ordinary Shares the Company shall:

(1)         at all times keep available for issue and free of all liens, charges, options, mortgages, pledges, claims, equities, encumbrances and other third-party rights of any nature, and not subject to any pre-emptive rights out of its authorized but unissued share capital, such number of authorized but unissued Class A Ordinary Shares as would enable all Class B Ordinary Shares to be converted into Class A Ordinary Shares and any other rights of conversion into, subscription for or exchange into Class A Ordinary Shares to be satisfied in full;

(2)         maintain such amounts standing to the credit of its share premium and share capital accounts as to permit the conversion of the Class B Ordinary Shares into Class A Ordinary Shares by way of repurchase pursuant to Section 37 of the Companies Law Cap. 22 of the Cayman Islands; and

(3)         not make any issue, grant or distribution or take any other action if the effect would be that on the conversion of the Class B Ordinary Shares to Class A Ordinary Shares it would be required to issue Class A Ordinary Shares at a price lower than the par value thereof.

(b)                                 Adjustments of Conversion Rate and/or Conversion Price

(i)                                     Subject as herein provided, the Conversion Rate shall from time to time be adjusted in accordance with the following relevant provisions.

(ii)                                  If and whenever a Class A Ordinary Share by reason of any consolidation or sub-division becomes of a different nominal amount, the Conversion Rate in force immediately prior thereto shall be adjusted by multiplying it by the revised nominal amount and dividing the result by the former nominal amount.  Within 2 Business Days of any such adjustment the Company will send to the holder of Class B Ordinary Shares a certificate signed by a director of the Company setting forth brief particulars of the event giving rise to the adjustment, the Conversion Rate in effect prior to such adjustment, the adjusted Conversion Rate on the effective date of the adjustment.  Each such adjustment shall be effective from the close of business in Hong Kong on the day preceding the date on which the consolidation or sub-division becomes effective.

(c)                                  As regards Voting Rights

The Class B Ordinary Shares shall not carry any right to vote.

(d)                                 As regards Transfers

The Class B Ordinary Shares may not be assigned or transferred in whole or in part.  Class B Ordinary Shares must be converted into Class A Ordinary Shares prior to any such assignment or transfer.

VARIATION OF RIGHTS

10.                                                                               Subject to the Law, the Company’s Memorandum and Articles of Association and without prejudice to Article 8 and provided that no such variation may be effected with respect to any of the Company’s share capital which is subject to any Security Interest, all or any of the special rights for the time being attached to the shares or any class of shares may, unless otherwise provided by the terms of issue of the shares of that class, from time to time (whether or not the Company is being wound up) be varied, modified or abrogated with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class.  To every such separate general meeting all the provisions of these Articles relating to general meetings of the Company shall, mutatis mutandis, apply, but so that:

(a)                                 the necessary quorum (whether at a separate general meeting or at its adjourned meeting) shall be a person or persons (or in the case of a Member being a corporation, its duly authorized representative) together holding or representing by proxy not less than one-third in nominal value of the issued shares of that class;

(b)                                 every holder of shares of the class shall be entitled on a poll to one vote for every such share held by him; and

(c)                                  any holder of shares of the class present in person or by proxy or authorised representative  may demand a poll.

11.                                                                               The special rights conferred upon the holders of any shares or class of shares shall not, unless otherwise expressly provided in the rights attaching to or the terms of issue of such shares, be deemed to be varied, modified or abrogated by the creation or issue of further shares ranking pari passu therewith.

SHARES

12.                               (1)                                 Subject to the Law, these Articles and, where applicable, the rules of the Designated Stock Exchange and without prejudice to any special rights or restrictions for the time being attached to any shares or any class of shares, the unissued shares of the Company (whether forming part of the original or any increased capital) shall be at the disposal of the Board, which may offer, allot, grant options over or otherwise dispose of them to such persons, at such times and for such consideration and upon such terms and conditions as the Board may in its absolute discretion determine but so that no shares shall be issued at a discount.  In particular and without prejudice to the generality of the foregoing, the Board is hereby empowered to authorize by resolution or resolutions from time to time the issuance of one or more classes or series of preferred shares and to fix the designations, powers, preferences and relative, participating, optional and other rights, if any, and the qualifications, limitations and restrictions thereof, if any, including, without limitation, the number of shares constituting each such class or series, dividend rights, conversion rights, redemption privileges, voting powers, full or limited or no voting powers, and liquidation preferences, and to increase or decrease the size of any such class or series (but not below the number of shares of any class or series of preferred shares then outstanding) to the extent permitted by Law.  Without limiting the generality of the foregoing, the resolution or resolutions providing for the establishment of any class or series of preferred shares may, to the extent permitted by law, provide that such class or series shall be superior to, rank equally with or be junior to the preferred shares of any other class or series.

(2)                                 Neither the Company nor the Board shall be obliged, when making or granting any allotment of, offer of, option over or disposal of shares, to make, or make available, any such allotment, offer, option or shares to Members or others with registered addresses in any particular territory or territories being a territory or territories where, in the absence of a registration statement or other special formalities, this would or might, in the opinion of the Board, be unlawful or impracticable.  Members affected as a result of the foregoing sentence shall not be, or be deemed to be, a separate class of members for any purpose whatsoever.  Except as otherwise expressly provided in the resolution or resolutions providing for the establishment of any class or series of preferred shares, no vote of the holders of preferred shares of or ordinary shares shall be a prerequisite to the issuance of any shares of any class or series of the preferred shares authorized by and complying with the conditions of the Memorandum and Articles of Association.

(3)                                 The Board may issue options, warrants or convertible securities or securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class of shares or securities in the capital of the Company on such terms as it may from time to time determine.

13.                                                                               The Company may in connection with the issue of any shares exercise all powers of paying commission and brokerage conferred or permitted by the Law.  Subject to the Law, the commission may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one and partly in the other.

14.                                                                               Except as required by law, no person shall be recognised by the Company as holding any share upon any trust and the Company shall not be bound by or required in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any fractional part of a share or (except only as otherwise provided by these Articles or by law) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

15.                                                                               Subject to the Law and these Articles, the Board may at any time after the allotment of shares but before any person has been entered in the Register as the holder, recognise a renunciation thereof by the allottee in favour of some other person and may accord to any allottee of a share a right to effect such renunciation upon and subject to such terms and conditions as the Board considers fit to impose.

SHARE CERTIFICATES

16.                                                                               Every share certificate shall be issued under the Seal or a facsimile thereof and shall specify the number and class and distinguishing numbers (if any) of the shares to which it relates, and the amount paid up thereon and may otherwise be in such form as the Directors may from time to time determine.  No certificate shall be issued representing shares of more than one class.  The Board may by resolution determine, either generally or in any particular case or cases, that any signatures on any such certificates (or certificates in respect of other securities) need not be autographic but may be affixed to such certificates by some mechanical means or may be printed thereon.

17.                               (1)                                 In the case of a share held jointly by several persons, the Company shall not be bound to issue more than one certificate therefor and delivery of a certificate to one of several joint holders shall be sufficient delivery to all such holders.

(2)                                 Where a share stands in the names of two or more persons, the person first named in the Register shall as regards service of notices and, subject to the provisions of these Articles, all or any other matters connected with the Company, except the transfer of the shares, be deemed the sole holder thereof.

18.                                                                               Every person whose name is entered, upon an allotment of shares, as a Member in the Register shall be entitled, without payment, to receive one certificate for all such shares of any one class or several certificates each for one or more of such shares of such class upon payment for every certificate after the first of such reasonable out-of-pocket expenses as the Board from time to time determines.

19.                           Share certificates shall be issued within the relevant time limit as prescribed by the Law or as the Designated Stock Exchange may from time to time determine, whichever is the shorter, after allotment or, except in the case of a transfer which the Company is for the time being entitled to refuse to register and does not register, after lodgment of a transfer with the Company.

20.          (1)           Upon every transfer of shares the certificate held by the transferor shall be given up to be cancelled, and shall forthwith be cancelled accordingly, and a new certificate shall be issued to the transferee in respect of the shares transferred to him at such fee as is provided in paragraph (2) of this Article.  If any of the shares included in the certificate so given up shall be retained by the transferor a new certificate for the balance shall be issued to him at the aforesaid fee payable by the transferor to the Company in respect thereof.

(2)           The fee referred to in paragraph (1) above shall be an amount not exceeding the relevant maximum amount as the Designated Stock Exchange may from time to time determine provided that the Board may at any time determine a lower amount for such fee.

21.                           If a share certificate shall be damaged or defaced or alleged to have been lost, stolen or destroyed a new certificate representing the same shares may be issued to the relevant Member upon request and on payment of such fee as the Company may determine and, subject to compliance with such terms (if any) as to evidence and indemnity and to payment of the costs and reasonable out-of-pocket expenses of the Company in investigating such evidence and preparing such indemnity as the Board may think fit and, in case of damage or defacement, on delivery of the old certificate to the Company provided always that where share warrants have been issued, no new share warrant shall be issued to replace one that has been lost unless the Board has determined that the original has been destroyed.

LIEN

22.                           The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys (whether presently payable or not) called or payable at a fixed time in respect of that share.  The Company shall also have a first and paramount lien on every share (not being a fully paid share) registered in the name of a Member (whether or not jointly with other Members) for all amounts of money presently payable by such Member or his estate to the Company whether the same shall have been incurred before or after notice to the Company of any equitable or other interest of any person other than such member, and whether the period for the payment or discharge of the same shall have actually arrived or not, and notwithstanding that the same are joint debts or liabilities of such Member or his estate and any other person, whether a Member of the Company or not.  The Company’s lien on a share shall extend to all dividends or other moneys payable thereon or in respect thereof.  The Board may at any time, generally or in any particular case, waive any lien that has arisen or declare any share exempt in whole or in part, from the provisions of this Article.

23.                           Subject to these Articles, the Company may sell in such manner as the Board determines any share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable, or the liability or engagement in respect of which such lien exists is liable to be presently fulfilled or discharged nor until the expiration of fourteen (14) clear days after a notice in writing, stating and demanding payment of the sum presently payable, or specifying the liability or engagement and demanding fulfilment or discharge thereof and giving notice of the intention to sell in default, has been served on the registered holder for the time being of the share or the person entitled thereto by reason of his death or bankruptcy.

24.                           The net proceeds of the sale shall be received by the Company and applied in or towards payment or discharge of the debt or liability in respect of which the lien exists, so far as the same is presently payable, and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the share prior to the sale) be paid to the person entitled to the share at the time of the sale.  To give effect to any such sale the Board may authorise some person to transfer the shares sold to the purchaser thereof.  The purchaser shall be registered as the holder of the shares so transferred and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

CALLS ON SHARES

25.                           Subject to these Articles and to the terms of allotment, the Board may from time to time make calls upon the Members in respect of any moneys unpaid on their shares (whether on account of the nominal value of the shares or by way of premium), and each Member shall (subject to being given at least fourteen (14) clear days’ Notice specifying the time and place of payment) pay to the Company as required by such notice the amount called on his shares.  A call may be extended, postponed or revoked in whole or in part as the Board determines but no member shall be entitled to any such extension, postponement or revocation except as a matter of grace and favour.

26.                           A call shall be deemed to have been made at the time when the resolution of the Board authorising the call was passed and may be made payable either in one lump sum or by instalments.

27.                           A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect of which the call was made.  The joint holders of a share shall be jointly and severally liable to pay all calls and instalments due in respect thereof or other moneys due in respect thereof.

28.                           If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the amount unpaid from the day appointed for payment thereof to the time of actual payment at such rate (not exceeding twenty per cent. (20%) per annum) as the Board may determine, but the Board may in its absolute discretion waive payment of such interest wholly or in part.

29.                           No Member shall be entitled to receive any dividend or bonus or to be present and vote (save as proxy for another Member) at any general meeting either personally or by proxy, or be reckoned in a quorum, or exercise any other privilege as a Member until all calls or instalments due by him to the Company, whether alone or jointly with any other person, together with interest and expenses (if any) shall have been paid.

30.                           On the trial or hearing of any action or other proceedings for the recovery of any money due for any call, it shall be sufficient to prove that the name of the Member sued is entered in the Register as the holder, or one of the holders, of the shares in respect of which such debt accrued, that the resolution making the call is duly recorded in the minute book, and that notice of such call was duly given to the Member sued, in pursuance of these Articles; and it shall not be necessary to prove the appointment of the Directors who made such call, nor any other matters whatsoever, but the proof of the matters aforesaid shall be conclusive evidence of the debt.

31.                           Any amount payable in respect of a share upon allotment or at any fixed date, whether in respect of nominal value or premium or as an instalment of a call, shall be deemed to be a call duly made and payable on the date fixed for payment and if it is not paid the provisions of these Articles shall apply as if that amount had become due and payable by virtue of a call duly made and notified.

32.                           On the issue of shares the Board may differentiate between the allottees or holders as to the amount of calls to be paid and the times of payment.

33.                           The Board may, if it thinks fit, receive from any Member willing to advance the same, and either in money or money’s worth, all or any part of the moneys uncalled and unpaid or instalments payable upon any shares held by him and upon all or any of the moneys so advanced (until the same would, but for such advance, become presently payable) pay interest at such rate (if any) as the Board may decide.  The Board may at any time repay the amount so advanced upon giving to such Member not less than one month’s Notice of its intention in that behalf, unless before the expiration of such notice the amount so advanced shall have been called up on the shares in respect of which it was advanced.  Such payment in advance shall not entitle the holder of such share or shares to participate in respect thereof in a dividend subsequently declared.

FORFEITURE OF SHARES

34.          (1)           If a call remains unpaid after it has become due and payable the Board may give to the person from whom it is due not less than fourteen (14) clear days’ Notice:

(a)           requiring payment of the amount unpaid together with any interest which may have accrued and which may still accrue up to the date of actual payment; and

(b)           stating that if the Notice is not complied with the shares on which the call was made will be liable to be forfeited.

(2)           If the requirements of any such Notice are not complied with, any share in respect of which such Notice has been given may at any time thereafter, before payment of all calls and interest due in respect thereof has been made, be forfeited by a resolution of the Board to that effect, and such forfeiture shall include all dividends and bonuses declared in respect of the forfeited share but not actually paid before the forfeiture, provided that no share over which any Security Interest exists shall be subject to the forfeiture provisions of these Articles.

35.                           When any share has been forfeited, notice of the forfeiture shall be served upon the person who was before forfeiture the holder of the share.  No forfeiture shall be invalidated by any omission or neglect to give such Notice.

36.                           The Board may accept the surrender of any share liable to be forfeited hereunder and, in such case, references in these Articles to forfeiture will include surrender.

37.                           Any share so forfeited shall be deemed the property of the Company and may be sold, re-allotted or otherwise disposed of to such person, upon such terms and in such manner as the Board determines, and at any time before a sale, re-allotment or disposition the forfeiture may be annulled by the Board on such terms as the Board determines.

38.                           A person whose shares have been forfeited shall cease to be a Member in respect of the forfeited shares but nevertheless shall remain liable to pay the Company all moneys which at the date of forfeiture were presently payable by him to the Company in respect of the shares, with (if the Directors shall in their discretion so require) interest thereon from the date of forfeiture until payment at such rate (not exceeding twenty per cent. (20%) per annum) as the Board determines.  The Board may enforce payment thereof if it thinks fit, and without any deduction or allowance for the value of the forfeited shares, at the date of forfeiture, but his liability shall cease if and when the Company shall have received payment in full of all such moneys in respect of the shares.  For the purposes of this Article any sum which, by the terms of issue of a share, is payable thereon at a fixed time which is subsequent to the date of forfeiture, whether on account of the nominal value of the share or by way of premium, shall notwithstanding that time has not yet arrived be deemed to be payable at the date of forfeiture, and the same shall become due and payable immediately upon the forfeiture, but interest thereon shall only be payable in respect of any period between the said fixed time and the date of actual payment.

39.                           A declaration by a Director or the Secretary that a share has been forfeited on a specified date shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share, and such declaration shall (subject to the execution of an instrument of transfer by the Company if necessary) constitute a good title to the share, and the person to whom the share is disposed of shall be registered as the holder of the share and shall not be bound to see to the application of the consideration (if any), nor shall his title to the share be affected by any irregularity in or invalidity of the proceedings in reference to the forfeiture, sale or disposal of the share.  When any share shall have been forfeited, notice of the declaration shall be given to the Member in whose name it stood immediately prior to the forfeiture, and an entry of the forfeiture, with the date thereof, shall forthwith be made in the register, but no forfeiture shall be in any manner invalidated by any omission or neglect to give such notice or make any such entry.

40.                           Notwithstanding any such forfeiture as aforesaid the Board may at any time, before any shares so forfeited shall have been sold, re-allotted or otherwise disposed of, permit the shares forfeited to be bought back upon the terms of payment of all calls and interest due upon and expenses incurred in respect of the share, and upon such further terms (if any) as it thinks fit.

41.                           The forfeiture of a share shall not prejudice the right of the Company to any call already made or instalment payable thereon.

42.                           The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

REGISTER OF MEMBERS

43.          (1)           The Company shall keep in one or more books a Register of its Members and shall enter therein the following particulars, that is to say:

(a)           the name and address of each Member, the number and class of shares held by him and the amount paid or agreed to be considered as paid on such shares;

(b)           the date on which each person was entered in the Register; and

(c)           the date on which any person ceased to be a Member.

(2)           The Company may keep an overseas or local or other branch register of Members resident in any place, and the Board may make and vary such regulations as it determines in respect of the keeping of any such register and maintaining a Registration Office in connection therewith.

44.                           The Register and branch register of Members, as the case may be, shall be open to inspection for such times and on such days as the Board shall determine by Members without charge or by any other person, upon a maximum payment of $2.50 or such other sum specified by the Board, at the Office or Registration Office or such other place at which the Register is kept in accordance with the Law.  The Register including any overseas or local or other branch register of Members may, after compliance with any notice requirement of the Designated Stock Exchange, be closed at such times or for such periods not exceeding in the whole thirty (30) days in each year as the Board may determine and either generally or in respect of any class of shares.

RECORD DATES

45.                           For the purpose of determining the Members entitled to notice of or to vote at any general meeting, or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the Board may fix, in advance, a date as the record date for any such determination of Members, which date shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other such action.

If the Board does not fix a record date for any general meeting, the record date for determining the Members entitled to a notice of or to vote at such meeting shall be at the close of business on the day next preceding the day on which notice is given, or, if in accordance with these Articles notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  If corporate action without a general meeting is to be taken, the record date for determining the Members entitled to express consent to such corporate action in writing, when no prior action by the Board is necessary, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company by delivery to its head office.  The record date for determining the Members for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

A determination of the Members of record entitled to notice of or to vote at a meeting of the Members shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

TRANSFER OF SHARES

46.                           Subject to these Articles including, without limitation, in the case of Class B Ordinary Shares, Article 9(d), any Member may transfer all or any of his shares by an instrument of transfer substantively in the form set out in the Schedule to these Articles or in a form prescribed by the Designated Stock Exchange or in any other form approved by the Board and may be under hand or, if the transferor or transferee is a clearing house or a central depository house or its nominee(s), by hand or by machine imprinted signature or by such other manner of execution as the Board may approve from time to time.

47.                           The instrument of transfer shall be executed by or on behalf of the transferor and the transferee provided that the Board may dispense with the execution of the instrument of transfer by the transferee in any case which it thinks fit in its discretion to do so.  Without prejudice to the last preceding Article, the Board may also resolve, either generally or in any particular case, upon request by either the transferor or transferee, to accept mechanically executed transfers.  The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect thereof.  Nothing in these Articles shall preclude the Board from recognising a renunciation of the allotment or provisional allotment of any share by the allottee in favour of some other person.

48.          (1)           The Board may and without giving any reason therefor, refuse to register a transfer of any share (not being a fully paid up share) to a person of whom it does not approve, or any share issued under any share incentive scheme for employees upon which a restriction on transfer imposed thereby still subsists, and it may also, without prejudice to the foregoing generality, refuse to register a transfer of any share to more than four joint holders or a transfer of any share (not being a fully paid up share) on which the Company has a lien, provided that the Board shall have no discretion to refuse or delay the transfer of any share granted in favour of a mortgagee, chargee or other beneficiary (or their respective nominees)

of any Security Interest in respect of any share pursuant to any enforcement by a mortgagee, chargee or other beneficiary of such Security Interest.

(2)           The Board in so far as permitted by any applicable law may, in its absolute discretion, at any time and from time to time transfer any share upon the Register to any branch register or any share on any branch register to the Register or any other branch register.  In the event of any such transfer, the shareholder requesting such transfer shall bear the cost of effecting the transfer unless the Board otherwise determines.

(3)           Unless the Board otherwise agrees (which agreement may be on such terms and subject to such conditions as the Board in its absolute discretion may from time to time determine, and which agreement the Board shall, without giving any reason therefor, be entitled in its absolute discretion to give or withhold), no shares upon the Register shall be transferred to any branch register nor shall shares on any branch register be transferred to the Register or any other branch register and all transfers and other documents of title shall be lodged for registration, and registered, in the case of any shares on a branch register, at the relevant Registration Office, and, in the case of any shares on the Register, at the Office or such other place at which the Register is kept in accordance with the Law.

49.                           Without limiting the generality of the last preceding Article, the Board may decline to recognise any instrument of transfer, unless:-

(a)           a fee of such maximum sum as the Designated Stock Exchange may determine to be payable, or such lesser sum as the Board may from time to time reasonably require, is paid to the Company in respect thereof;

(b)           the instrument of transfer is in respect of only one class of share;

(c)           the transfer contemplated by such instrument of transfer is pursuant to an enforcement of a Security Interest over any of the shares of the Company;

(d)           the instrument of transfer is lodged at the Office or such other place at which the Register is kept in accordance with the Law or the Registration Office (as the case may be) accompanied by the relevant share certificate(s) and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer (and, if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do); and

(e)           if applicable, the instrument of transfer is duly and properly stamped.

50.                           If the Board refuses to register a transfer of any share, it shall, within three months after the date on which the transfer was lodged with the Company, send to each of the transferor and transferee notice of the refusal.

51.                           The registration of transfers of shares or of any class of shares may, after compliance with any notice requirement of the Designated Stock Exchange, be suspended at such times and for such periods (not exceeding in the whole thirty (30) days in any year) as the Board may determine.

TRANSMISSION OF SHARES

52.                           If a Member dies, the survivor or survivors where the deceased was a joint holder, and his legal personal representatives where he was a sole or only surviving holder, will be the only persons recognised by the Company as having any title to his interest in the shares; but nothing in this Article will release the estate of a deceased Member (whether sole or joint) from any liability in respect of any share which had been solely or jointly held by him.

53.                           Any person becoming entitled to a share in consequence of the death or bankruptcy or winding-up of a Member may, upon such evidence as to his title being produced as may be required by the Board, elect either to become the holder of the share or to have some person nominated by him registered as the transferee thereof.  If he elects to become the holder he shall notify the Company in writing either at the Registration Office or Office, as the case may be, to that effect.  If he elects to have another person registered he shall execute a transfer of the share in favour of that person.  The provisions of these Articles relating to the transfer and registration of transfers of shares shall apply to such notice or transfer as aforesaid as if the death or bankruptcy of the Member had not occurred and the notice or transfer were a transfer signed by such Member.

54.                           A person becoming entitled to a share by reason of the death or bankruptcy or winding-up of a Member shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share.  However, the Board may, if it thinks fit, withhold the payment of any dividend payable or other advantages in respect of such share until such person shall become the registered holder of the share or shall have effectually transferred such share, but, subject to the requirements of Article 75(2) being met, such a person may vote at meetings.

UNTRACEABLE MEMBERS

55.          (1)           Without prejudice to the rights of the Company under paragraph (2) of this Article, the Company may cease sending cheques for dividend entitlements or dividend warrants by post if such cheques or warrants have been left uncashed on two consecutive occasions.  However, the Company may exercise the power to cease sending cheques for dividend entitlements or dividend warrants after the first occasion on which such a cheque or warrant is returned undelivered.

(2)           The Company shall have the power to sell, in such manner as the Board thinks fit, any shares of a Member who is untraceable, but no such sale shall be made unless:

(a)           all cheques or warrants in respect of dividends of the shares in question, being not less than three in total number, for any sum payable in cash to the holder of such shares in respect of them sent during the relevant period in the manner authorised by the Articles of the Company have remained uncashed;

(b)           so far as it is aware at the end of the relevant period, the Company has not at any time during the relevant period received any indication of the existence of the Member who is the holder of such shares or of a person entitled to such shares by death, bankruptcy or operation of law; and

(c)           the Company, if so required by the rules governing the listing of shares on the Designated Stock Exchange, has given notice to, and caused advertisement in newspapers to be made in accordance with the requirements of, the Designated Stock Exchange of its intention to sell such shares in the manner required by the Designated Stock Exchange, and a period of three months or such shorter period as may be allowed by the Designated Stock Exchange has elapsed since the date of such advertisement.

For the purpose of the foregoing, the “relevant period” means the period commencing twelve (12) years before the date of publication of the advertisement referred to in paragraph (c) of this Article and ending at the expiry of the period referred to in that paragraph.

(3)           To give effect to any such sale the Board may authorise some person to transfer the said shares and an instrument of transfer signed or otherwise executed by or on behalf of such person shall be as effective as if it had been executed by the registered holder or the person entitled by transmission to such shares, and the purchaser shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.  The net proceeds of the sale will belong to the Company and upon receipt by the Company of such net proceeds it shall become indebted to the former Member for an amount equal to such net proceeds.  No trust shall be created in respect of such debt and no interest shall be payable in respect of it and the Company shall not be required to account for any money earned from the net proceeds which may be employed in the business of the Company or as it thinks fit.  Any sale under this Article shall be valid and effective notwithstanding that the Member holding the shares sold is dead, bankrupt or otherwise under any legal disability or incapacity.

GENERAL MEETINGS

56.                           An annual general meeting of the Company shall be held in each year other than the year in which these Articles were adopted at such time and place as may be determined by the Board.

57.                           Each general meeting, other than an annual general meeting, shall be called an extraordinary general meeting.  General meetings may be held at such times and in any location in the world as may be determined by the Board.

58.                           Only a majority of the Board or the Chairman of the Board may call extraordinary general meetings, which extraordinary general meetings shall be held at such times and locations (as permitted hereby) as such person or persons shall determine.

NOTICE OF GENERAL MEETINGS

59.          (1)           An annual general meeting and any extraordinary general meeting may be called by not less than ten (10) clear days’ Notice but a general meeting may be called by shorter notice, subject to the Law, if it is so agreed:

(a)           in the case of a meeting called as an annual general meeting, by all the Members entitled to attend and vote thereat; and

(b)           in the case of any other meeting, by a majority in number of the Members having the right to attend and vote at the meeting, being a majority together holding not less than ninety-five per cent. (95%) in nominal value of the issued shares giving that right.

(2)           The notice shall specify the time and place of the meeting and, in case of special business, the general nature of the business.  The notice convening an annual general meeting shall specify the meeting as such.  Notice of every general meeting shall be given to all Members other than to such Members as, under the provisions of these Articles or the terms of issue of the shares they hold, are not entitled to receive such notices from the Company, to all persons entitled to a share in consequence of the death or bankruptcy or winding-up of a Member and to each of the Directors and the Auditors.

60.                           The accidental omission to give Notice of a meeting or (in cases where instruments of proxy are sent out with the Notice) to send such instrument of proxy to, or the non-receipt of such Notice or such instrument of proxy by, any person entitled to receive such Notice shall not invalidate any resolution passed or the proceedings at that meeting.

PROCEEDINGS AT GENERAL MEETINGS

61.          (1)           All business shall be deemed special that is transacted at an extraordinary general meeting, and also all business that is transacted at an annual general meeting, with the exception of:

(a)           the declaration and sanctioning of dividends;

(b)           consideration and adoption of the accounts and balance sheet and the reports of the Directors and Auditors and other documents required to be annexed to the balance sheet;

(c)           the election of Directors;

(d)           appointment of Auditors (where special notice of the intention for such appointment is not required by the Law) and other officers;  and

(e)           the fixing of the remuneration of the Auditors, and the voting of remuneration or extra remuneration to the Directors.

(2)           No business other than the appointment of a chairman of a meeting shall be transacted at any general meeting unless a quorum is present at the commencement of the business.  At any general meeting of the Company, any one or more Members entitled to vote and present in person or by proxy or (in the case of a Member being a corporation) by its duly authorised representative representing not less than one-third in nominal value of the total issued voting shares in the Company throughout the meeting shall form a quorum for all purposes.

(v)                                      62.               If within thirty (30) minutes (or such longer time not exceeding one hour as the chairman of the meeting may determine to wait) after the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the same day in the next week at the same time and place or to such time and place as the Board may determine.  If at such adjourned meeting a quorum is not present within half an hour from the time appointed for holding the meeting, the meeting shall be dissolved.

63.                           The chairman of the Company shall preside as chairman at every general meeting.  If at any meeting the chairman is not present within fifteen (15) minutes after the time appointed for holding the meeting, or is not willing to act as chairman, the Directors present shall choose one of their number to act, or if one Director only is present he shall preside as chairman if willing to act.  If no Director is present, or if each of the Directors present declines to take the chair, or if the chairman chosen shall retire from the chair, the Members present in person or by proxy and entitled to vote shall elect one of their number to be chairman.

64.                           The chairman may adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business which might lawfully have been transacted at the meeting had the adjournment not taken place. When a meeting is adjourned for fourteen (14) days or more, at least seven (7) clear days’ notice of the adjourned meeting shall be given specifying the time and place of the adjourned meeting but it shall not be necessary to specify in such notice the nature of the business to be transacted at the adjourned meeting and the general nature of the business to be transacted.  Save as aforesaid, it shall be unnecessary to give notice of an adjournment.

65.                           If an amendment is proposed to any resolution under consideration but is in good faith ruled out of order by the chairman of the meeting, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.  In the case of a resolution duly proposed as a special resolution, no amendment thereto (other than a mere clerical amendment to correct a patent error) may in any event be considered or voted upon.

VOTING

66.                           Subject to any special rights or restrictions as to voting for the time being attached to any shares by or in accordance with these Articles, at any general meeting on a show of hands every Member present in person (or being a corporation, is present by a duly authorised representative), or by proxy shall have one vote and on a poll every Member present in person or by proxy or, in the case of a Member being a corporation, by its duly authorised representative shall have one vote for every fully paid share of which he is the holder but so that no amount paid up or credited as paid up on a share in advance of calls or instalments is treated for the foregoing purposes as paid up on the share.  Notwithstanding anything contained in these Articles, where more than one proxy is appointed by a Member which is a clearing house or a central depository house (or its nominee(s)), each such proxy shall have one vote on a show of hands.  A resolution put to the vote of a meeting shall be decided on a show of hands unless (before or on the declaration of the result of the show of hands or on the withdrawal of any other demand for a poll) a poll is demanded by the chairman of such meeting or by any one Member present in person or in the case of a Member being a corporation by its duly authorised representative or by proxy for the time being entitled to vote at the meeting.  A demand by a person as proxy for a Member or in the case of a Member being a corporation by its duly authorised representative shall be deemed to be the same as a demand by a Member.

67.                           Unless a poll is duly demanded and the demand is not withdrawn, a declaration by the chairman that a resolution has been carried, or carried unanimously, or by a particular majority, or not carried by a particular majority, or lost, and an entry to that effect made in the minute book of the Company, shall be conclusive evidence of the facts without proof of the number or proportion of the votes recorded for or against the resolution.

68.                           If a poll is duly demanded the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.  The Company shall be required to disclose the voting figures on such a poll.

69.                           A poll demanded on the election of a chairman, or on a question of adjournment, shall be taken forthwith.  A poll demanded on any other question shall be taken in such manner (including the use of ballot or voting papers or tickets) and either forthwith or at such time (being not later than thirty (30) days after the date of the demand) and place as the chairman directs.  It shall not be necessary (unless the chairman otherwise directs) for notice to be given of a poll not taken immediately.

70.                           The demand for a poll shall not prevent the continuance of a meeting or the transaction of any business other than the question on which the poll has been demanded, and, with the consent of the chairman, it may be withdrawn at any time before the close of the meeting or the taking of the poll, whichever is the earlier.

71.                           On a poll votes may be given either personally or by proxy.

72.                           A person entitled to more than one vote on a poll need not use all his votes or cast all the votes he uses in the same way.

73.                           All questions submitted to a meeting shall be decided by a simple majority of votes except where a greater majority is required by these Articles or by the Law. In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of such meeting shall be entitled to a second or casting vote in addition to any other vote he may have.

74.                           Where there are joint holders of any share any one of such joint holder may vote, either in person or by proxy, in respect of such share as if he were solely entitled thereto, but if more than one of such joint holders be present at any meeting the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of the joint holding.  Several executors or administrators of a deceased Member in whose name any share stands shall for the purposes of this Article be deemed joint holders thereof.

75.          (1)           A Member who is a patient for any purpose relating to mental health or in respect of whom an order has been made by any court having jurisdiction for the protection or management of the affairs of persons incapable of managing their own affairs may vote, whether on a show of hands or on a poll, by his receiver, committee, curator bonis or other person in the nature of a receiver, committee or curator bonis appointed by such court, and such receiver, committee, curator bonis or other person may vote on a poll by proxy, and may otherwise act and be treated as if he were the registered holder of such shares for the purposes of general meetings, provided that such evidence as the Board may require of the authority of the person claiming to vote shall have been deposited at the Office, head office or Registration Office, as appropriate, not less than forty-eight (48) hours before the time appointed for holding the meeting, or adjourned meeting or poll, as the case may be.

(2)           Any person entitled under Article 53 to be registered as the holder of any shares may vote at any general meeting in respect thereof in the same manner as if he were the registered holder of such shares, provided that forty-eight (48) hours at least before the time of the holding of the meeting or adjourned meeting, as the case may be, at which he proposes to vote, he shall satisfy the Board of his entitlement to such shares, or the Board shall have previously admitted his right to vote at such meeting in respect thereof.

76.                           No Member shall, unless the Board otherwise determines, be entitled to attend and vote and to be reckoned in a quorum at any general meeting unless he is duly registered and all calls or other sums presently payable by him in respect of shares in the Company have been paid.

77.                           If:

(a)           any objection shall be raised to the qualification of any voter; or

(b)           any votes have been counted which ought not to have been counted or which might have been rejected; or

(c)           any votes are not counted which ought to have been counted;

the objection or error shall not vitiate the decision of the meeting or adjourned meeting on any resolution unless the same is raised or pointed out at the meeting or, as the case may be, the adjourned meeting at which the vote objected to is given or tendered or at which the error occurs.  Any objection or error shall be referred to the chairman of the meeting and shall only vitiate the decision of the meeting on any resolution if the chairman decides that the same may have affected the decision of the meeting.  The decision of the chairman on such matters shall be final and conclusive.

PROXIES

78.                           Any Member entitled to attend and vote at a meeting of the Company shall be entitled to appoint another person as his proxy to attend and vote instead of him.  A Member who is the holder of two or more shares may appoint more than one proxy to represent him and vote on his behalf at a general meeting of the Company or at a class meeting.  A proxy need not be a Member.  In addition, a proxy or proxies representing either a Member who is an individual or a Member which is a corporation shall be entitled to exercise the same powers on behalf of the Member which he or they represent as such Member could exercise.

79.                           The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorised in writing or, if the appointor is a corporation, either under its seal or under the hand of an officer, attorney or other person authorised to sign the same.  In the case of an instrument of proxy purporting to be signed on behalf of a corporation by an officer thereof it shall be assumed, unless the contrary appears, that such officer was duly authorised to sign such instrument of proxy on behalf of the corporation without further evidence of the facts.

80.                           The instrument appointing a proxy (other than an Irrevocable Proxy) and (if required by the Board) the power of attorney or other authority (if any) under which it is signed, or a certified copy of such power or authority, shall be delivered to such place or one of such places (if any) as may be specified for that purpose in or by way of note to or in any document accompanying the notice convening the meeting (or, if no place is so specified at the Registration Office or the Office, as may be appropriate) not less than forty-eight (48) hours before the time appointed for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote or, in the case of a poll taken subsequently to the date of a meeting or adjourned meeting, not less than twenty-four (24) hours before the time appointed for the taking of the poll and in default the instrument of proxy shall not be treated as valid.  No instrument appointing a proxy shall be valid after the expiration of twelve (12) months from the date named in it as the date of its execution, except at an adjourned meeting or on a poll demanded at a meeting or an adjourned meeting in cases where the meeting was originally held within twelve (12) months from such date.  Delivery of an instrument appointing a proxy shall not preclude a Member from attending and voting in person at the meeting convened and in such event, the instrument appointing a proxy shall be deemed to be revoked.

81.                           Instruments of proxy shall be in any common form or in such other form as the Board may approve (provided that this shall not preclude the use of the two-way form) and the Board may, if it thinks fit, send out with the notice of any meeting forms of instrument of proxy for use at the meeting.  The instrument of proxy shall be deemed to confer authority to demand or join in demanding a poll and to vote on any amendment of a resolution put to the meeting for which it is given as the proxy thinks fit.  The instrument of proxy shall, unless the contrary is stated therein, be valid as well for any adjournment of the meeting as for the meeting to which it relates.

82.                           A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal, or revocation of the instrument of proxy or of the authority under which it was executed, provided that no intimation in writing of such death, insanity or revocation shall have been received by the Company at the Office or the Registration Office (or such other place as may be specified for the delivery of instruments of proxy in the notice convening the meeting or other document sent therewith) two hours at least before the commencement of the meeting or adjourned meeting, or the taking of the poll, at which the instrument of proxy is used.

83.                           Anything which under these Articles a Member may do by proxy he may likewise do by his duly appointed attorney and the provisions of these Articles relating to proxies and instruments appointing proxies shall apply mutatis mutandis in relation to any such attorney and the instrument under which such attorney is appointed.

CORPORATIONS ACTING BY REPRESENTATIVES

84.          (1)           Any corporation which is a Member may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or at any meeting of any class of Members.  The person so authorised shall be entitled to exercise the same powers on behalf of such corporation as the corporation could exercise if it were an individual Member and such corporation shall for the purposes of these Articles be deemed to be present in person at any such meeting if a person so authorised is present thereat.

(2)           If a clearing house (or its nominee(s)) or a central depository entity, being a corporation, is a Member, it may authorise such persons as it thinks fit to act as its representatives at any meeting of the Company or at any meeting of any class of Members provided that the authorisation shall specify the number and class of shares in respect of which each such representative is so authorised.  Each person so authorised under the provisions of this Article shall be deemed to have been duly authorised without further evidence of the facts and be entitled to exercise the same rights and powers on behalf of the clearing house or central depository entity (or its nominee(s)) as if such person was the registered holder of the shares of the Company held by the clearing house or a central depository entity (or its nominee(s)) including the right to vote individually on a show of hands.

(3)           Any reference in these Articles to a duly authorised representative of a Member being a corporation shall mean a representative authorised under the provisions of this Article.

NO ACTION BY WRITTEN RESOLUTIONS OF MEMBERS

85.                           Any action required or permitted to be taken at any annual or extraordinary general meetings of the Company may be taken only upon the vote of the Members at an annual or extraordinary general meeting duly noticed and convened in accordance with these

Articles and the Law and may not be taken by written resolution of Members without a meeting.

BOARD OF DIRECTORS

86.          (1)           Unless otherwise determined by the Company in general meeting, the number of Directors shall not be less than three (3).  There shall be no maximum number of Directors unless otherwise determined from time to time by the Members in general meeting.  The Directors shall be elected or appointed in the first place by the subscribers to the Memorandum of Association or by a majority of them and thereafter in accordance with this Article 86 and Article 87 and shall hold office until their appointment is terminated in accordance with the provisions of these Articles and/or their successors are elected or appointed. The Board of Directors shall be divided into three classes: Class I, Class II and Class III. Each class shall consist of as nearly equal numbers of directors as possible, and designated Class I, Class II, and Class III. The term of office of Class I shall expire at the first annual meeting of Members following the effectiveness of these Articles, and each third annual meeting of Members thereafter;  the term of office of Class II shall expire at the second annual meeting of Members following the effectiveness of these Articles, and each third annual meeting of Members thereafter; and the term of office of Class III shall expire at the third annual meeting of Members following the effectiveness of these Articles, and each third annual meeting of Members thereafter. As soon as practicable following the effectiveness of these Articles, the Directors then in office shall by resolution of the Board of Directors select which of such Directors shall be Class I Directors, Class II Directors and Class III Directors. Directors added to the board of directors between annual meetings of Members by reason of an increase in the authorized number of directors shall belong to the class designated by the Board of Directors; provided however that the number of board seats designated to belong to Class I, Class II and Class III must be as nearly equal in number as possible. There shall be no shareholding qualification for Directors unless prescribed by special resolution.

(2)           Subject to the Articles and the Law, the Company may by ordinary resolution elect any person to be a Director either to fill a casual vacancy or as an addition to the existing Board.

(3)           The Directors shall have the power from time to time and at any time to appoint any person as a Director to fill a casual vacancy on the Board or as an addition to the existing Board.  Subject to the Articles, any Director so appointed by the Board shall hold office only until the next following annual general meeting of the Company and shall then be eligible for re-election.

(4)           No Director shall be required to hold any shares of the Company by way of qualification and a Director who is not a Member shall be entitled to receive notice of and to attend and speak at any general meeting of the Company and of all classes of shares of the Company.

(5)           Subject to any provision to the contrary in these Articles, a Director may be removed by way of an ordinary resolution of the Members at any time before the expiration of his period of office notwithstanding anything in these Articles or in any agreement between the Company and such Director (but without prejudice to any claim for damages under any such agreement).

(6)           A vacancy on the Board created by the removal of a Director under the provisions of subparagraph (5) above may be filled by the election or appointment by ordinary resolution of the Members at the meeting at which such Director is removed or by the affirmative vote of a simple majority of the remaining Directors present and voting at a Board meeting.

(7)           The Company may from time to time in general meeting by ordinary resolution increase or reduce the number of Directors but so that the number of Directors shall never be less than three (3).

RETIREMENT OF DIRECTORS

87.          (1)           Notwithstanding any other provisions in the Articles, at each annual general meeting one-third of the Directors for the time being (or, if their number is not a multiple of three (3), the number nearest to but not greater than one-third) shall retire from office by rotation provided that notwithstanding anything herein, the chairman of the Board and/or the managing director of the Company shall not, whilst holding such office, be subject to retirement by rotation or be taken into account in determining the number of Directors to retire in each year.  The retiring Directors shall be determined in accordance with the provisions of Article 86(1).

(2)           A retiring Director shall be eligible for re-election.  The Directors to retire by rotation shall include (so far as necessary to ascertain the number of directors to retire by rotation) any Director who wishes to retire and not to offer himself for re-election.  Any further Directors so to retire shall be those of the other Directors subject to retirement by rotation who have been longest in office since their last re-election or appointment and so that as between persons who became or were last re-elected Directors on the same day those to retire shall (unless they otherwise agree among themselves) be determined by lot.  Any Director appointed pursuant to Article 86(2) or Article 86(3) shall not be taken into account in determining which particular Directors or the number of Directors who are to retire by rotation.

88.                           No person other than a Director retiring at the meeting shall, unless recommended by the Directors for election, be eligible for election as a Director at any general meeting unless a Notice signed by a Member (other than the person to be proposed) duly qualified to attend and vote at the meeting for which such notice is given of his intention to propose such person for election and also a Notice signed by the person to be proposed of his willingness to be elected shall have been lodged at the head office or at the Registration Office provided that the minimum length of the period, during which such Notice(s) are given, shall be at least seven (7) days and that the period for lodgment of such Notice(s) shall commence no earlier than the day after the dispatch of the notice of the general meeting appointed for such election and end no later than seven (7) days prior to the date of such general meeting.

DISQUALIFICATION OF DIRECTORS

89.                           The office of a Director shall be vacated if the Director:

(1)           resigns his office by notice in writing delivered to the Company at the Office or tendered at a meeting of the Board;

(2)           becomes of unsound mind or dies;

(3)           without special leave of absence from the Board, is absent from meetings of the Board for six consecutive months and the Board resolves that his office be vacated; or

(4)           becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors;

(5)           is prohibited by law from being a Director; or

(6)           ceases to be a Director by virtue of any provision of the Statutes or is removed from office pursuant to these Articles.

EXECUTIVE DIRECTORS

90.                           The Board may from time to time appoint any one or more of its body to be a managing director, joint managing director or deputy managing director or to hold any other employment or executive office with the Company for such period (subject to their continuance as Directors) and upon such terms as the Board may determine and the Board may revoke or terminate any of such appointments.  Any such revocation or termination as aforesaid shall be without prejudice to any claim for damages that such Director may have against the Company or the Company may have against such Director.  A Director appointed to an office under this Article shall be subject to the same provisions as to removal as the other Directors of the Company, and he shall (subject to the provisions of any contract between him and the Company) ipso facto and immediately cease to hold such office if he shall cease to hold the office of Director for any cause.

91.                           Notwithstanding Articles 96, 97, 98 and 99, an executive director appointed to an office under Article 90 hereof shall receive such remuneration (whether by way of salary, commission, participation in profits or otherwise or by all or any of those modes) and such other benefits (including pension and/or gratuity and/or other benefits on retirement) and allowances as the Board may from time to time determine, and either in addition to or in lieu of his remuneration as a Director.

ALTERNATE DIRECTORS

92.                           Any Director may at any time by Notice delivered to the Office or head office or at a meeting of the Directors appoint any person (including another Director) to be his alternate Director.  Any person so appointed shall have all the rights and powers of the Director or Directors for whom such person is appointed in the alternative provided that such person shall not be counted more than once in determining whether or not a quorum is present.  An alternate Director may be removed at any time by the body which appointed him and, subject thereto, the office of alternate Director shall continue until the happening of any event which, if we were a Director, would cause him to vacate such office or if his appointer ceases for any reason to be a Director. Any appointment or removal of an alternate Director shall be effected by Notice signed by the appointor and delivered to the Office or head office or tendered at a meeting of the Board.  An alternate Director may also be a Director in his own right and may act as alternate to more than one Director.  An alternate Director shall, if his appointor so requests, be entitled to receive notices of meetings of the Board or of committees of the Board to the same extent as, but in lieu of, the Director appointing him and shall be entitled to such extent to attend and vote as a Director at any such meeting at which the Director appointing him is not personally present and generally at such meeting to exercise and discharge all the functions, powers and duties of his appointor as a Director and for the purposes of the proceedings at such meeting the provisions of these Articles shall apply as if he were a Director save that as an alternate for more than one Director his voting rights shall be cumulative.

93.                           An alternate Director shall only be a Director for the purposes of the Law and shall only be subject to the provisions of the Law insofar as they relate to the duties and obligations of a Director when performing the functions of the Director for whom he is appointed in the alternative and shall alone be responsible to the Company for his acts and defaults and shall not be deemed to be the agent of or for the Director appointing him.  An alternate Director shall be entitled to contract and be interested in and benefit from contracts or arrangements or transactions and to be repaid expenses and to be indemnified by the Company to the same extent mutatis mutandis as if he were a Director but he shall not be entitled to receive from the Company any fee in his capacity as an alternate Director except only such part, if any, of the remuneration otherwise payable to his appointor as such appointor may by Notice to the Company from time to time direct.

94.                           Every person acting as an alternate Director shall have one vote for each Director for whom he acts as alternate (in addition to his own vote if he is also a Director).  If his appointor is for the time being not available or unable to act, the signature of an alternate Director to any resolution in writing of the Board or a committee of the Board of which his appointor is a member shall, unless the notice of his appointment provides to the contrary, be as effective as the signature of his appointor.

95.                           An alternate Director shall ipso facto cease to be an alternate Director if his appointor ceases for any reason to be a Director, however, such alternate Director or any other person may be re-appointed by the Directors to serve as an alternate Director PROVIDED always that, if at any meeting any Director retires but is re-elected at the same meeting, any appointment of such alternate Director pursuant to these Articles which was in force immediately before his retirement shall remain in force as though he had not retired.

DIRECTORS’ FEES AND EXPENSES

96.                           The Directors shall receive such remuneration as the Board may from time to time determine.  Each Director shall be entitled to be repaid or prepaid all traveling, hotel and incidental expenses reasonably incurred or expected to be incurred by him in attending meetings of the Board or committees of the board or generalmeetings or separate meetings of any class of shares or of debenture of the Company or otherwise in connection with the discharge of his duties as a Director.

97.                           Each Director shall be entitled to be repaid or prepaid all travelling, hotel and incidental expenses reasonably incurred or expected to be incurred by him in attending meetings of the Board or committees of the Board or general meetings or separate meetings of any class of shares or of debentures of the Company or otherwise in connection with the discharge of his duties as a Director.

98.                           Any Director who, by request, goes or resides abroad for any purpose of the Company or who performs services which in the opinion of the Board go beyond the ordinary duties of a Director may be paid such extra remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine and such extra remuneration shall be in addition to or in substitution for any ordinary remuneration provided for by or pursuant to any other Article.

99.                           The Board shall obtain the approval of the Company in general meeting before making any payment to any Director or past Director of the Company by way of compensation for loss of office, or as consideration for or in connection with his retirement from office (not being payment to which the Director is contractually entitled).

DIRECTORS’ INTERESTS

100.                         A Director may:

(a)           hold any other office or place of profit with the Company (except that of Auditor) in conjunction with his office of Director for such period and upon such terms as the Board may determine.  Any remuneration (whether by way of salary, commission, participation in profits or otherwise) paid to any Director in respect of any such other office or place of profit shall be in addition to any remuneration provided for by or pursuant to any other Article;

(b)           act by himself or his firm in a professional capacity for the Company (otherwise than as Auditor) and he or his firm may be remunerated for professional services as if he were not a Director;

(c)           continue to be or become a director, managing director, joint managing director, deputy managing director, executive director, manager or other officer or member of any other company promoted by the Company or in which the Company may be interested as a vendor, shareholder or otherwise and (unless otherwise agreed) no such Director shall be accountable for any remuneration, profits or other benefits received by him as a director, managing director, joint managing director, deputy managing director, executive director, manager or other officer or member of or from his interests in any such other company.  Subject as otherwise provided by these Articles the Directors may exercise or cause to be exercised the voting powers conferred by the shares in any other company held or owned by the Company, or exercisable by them as Directors of such other company in such manner in all respects as they think fit (including the exercise thereof in favour of any resolution appointing themselves or any of them directors, managing directors, joint managing directors, deputy managing directors, executive directors, managers or other officers of such company) or voting or providing for the payment of remuneration to the director, managing director, joint managing director, deputy managing director, executive director, manager or other officers of such other company and any Director may vote in favour of the exercise of such voting rights in manner aforesaid notwithstanding that he may be, or about to be, appointed a director, managing director, joint managing director, deputy managing director, executive director, manager or other officer of such a company, and that as such he is or may become interested in the exercise of such voting rights in manner aforesaid.

Notwithstanding the foregoing, no “Independent Director” as defined in NASD Rules or in Rule 10A-3 under the Exchange Act, and with respect of whom the Board has determined constitutes an “Independent Director” for purposes of compliance with applicable law or the Company’s listing requirements, shall without the consent of the Audit Committee take any of the foregoing actions or any other action that would reasonably be likely to affect such Director’s status as an “Independent Director” of the Company.

101.                        Subject to the Law and to these Articles, no Director or proposed or intending Director shall be disqualified by his office from contracting with the Company, either with regard to his tenure of any office or place of profit or as vendor, purchaser or in any other manner whatever, nor shall any such contract or any other contract or arrangement in which any Director is in any way interested be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company or the Members for any remuneration, profit or other benefits realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relationship thereby established provided that such Director shall disclose the nature of his interest in any contract or arrangement in which he is interested in accordance with Article 102 herein.  Any such transaction that would reasonably be likely to affect a Director’s status as an “Independent Director”, or that would constitute a “related party transaction” as defined by Item 7.N of Form 20F promulgated by the SEC, shall require the approval of the Audit Committee.

102.                        A Director who to his knowledge is in any way, whether directly or indirectly, interested in a contract or arrangement or proposed contract or arrangement with the Company shall declare the nature of his interest at the meeting of the Board at which the question of entering into the contract or arrangement is first considered, if he knows his interest then exists, or in any other case at the first meeting of the Board after he knows that he is or has become so interested.  For the purposes of this Article, a general Notice to the Board by a Director to the effect that:

(a)                                 he is a member or officer of a specified company or firm and is to be regarded as interested in any contract or arrangement which may after the date of the Notice be made with that company or firm; or

(b)                                 he is to be regarded as interested in any contract or arrangement which may after the date of the Notice be made with a specified person who is connected with him;

shall be deemed to be a sufficient declaration of interest under this Article in relation to any such contract or arrangement, provided that no such Notice shall be effective unless either it is given at a meeting of the Board or the Director takes reasonable steps to secure that it is brought up and read at the next Board meeting after it is given.

103.                        Following a declaration being made pursuant to the last preceding two Articles, subject to any separate requirement for Audit Committee approval under applicable law or the listing rules of the Company’s Designated Stock Exchange, and unless disqualified by the chairman of the relevant Board meeting, a Director may vote in respect of any contract or proposed contract or arrangement in which such Director is interested and may be counted in the quorum at such meeting.

GENERAL POWERS OF THE DIRECTORS

104.        (1)           The business of the Company shall be managed and conducted by the Board, which may pay all expenses incurred in forming and registering the Company and may exercise all powers of the Company (whether relating to the management of the business of the Company or otherwise) which are not by the Statutes or by these Articles required to be exercised by the Company in general meeting, subject nevertheless to the provisions of the Statutes and of these Articles and to such regulations being not inconsistent with such provisions, as may be prescribed by the Company in general meeting, but no regulations made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if such regulations had not been made.  The general powers given by this Article shall not be limited or restricted by any special authority or power given to the Board by any other Article.

(2)           Any person contracting or dealing with the Company in the ordinary course of business shall be entitled to rely on any written or oral contract or agreement or deed, document or instrument entered into or executed as the case may be by any two of the Directors acting jointly on behalf of the Company and the same shall be deemed to be validly entered into or executed by the Company as the case may be and shall, subject to any rule of law, be binding on the Company.

(3)           Without prejudice to the general powers conferred by these Articles it is hereby expressly declared that the Board shall have the following powers:

(a)                                 To give to any person the right or option of requiring at a future date that an allotment shall be made to him of any share at par or at such premium as may be agreed.

(b)                                 To give to any Directors, officers or employees of the Company an interest in any particular business or transaction or participation in the profits thereof or in the general profits of the Company either in addition to or in substitution for a salary or other remuneration.

(c)                                  To resolve that the Company be deregistered in the Cayman Islands and continued in a named jurisdiction outside the Cayman Islands subject to the provisions of the Law.

105.                        The Board may establish any regional or local boards or agencies for managing any of the affairs of the Company in any place, and may appoint any persons to be members of such local boards, or any managers or agents, and may fix their remuneration (either by way of salary or by commission or by conferring the right to participation in the profits of the Company or by a combination of two or more of these modes) and pay the working expenses of any staff employed by them upon the business of the Company.  The Board may delegate to any regional or local board, manager or agent any of the powers, authorities and discretions vested in or exercisable by the Board (other than its powers to make calls and forfeit shares), with power to sub-delegate, and may authorise the members of any of them to fill any vacancies therein and to act notwithstanding vacancies.  Any such appointment or delegation may be made upon such terms and subject to such conditions as the Board may think fit, and the Board may remove any person appointed as aforesaid, and may revoke or vary such delegation, but no person dealing in good faith and without notice of any such revocation or variation shall be affected thereby.

106.                        The Board may by power of attorney appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Articles) and for such period and subject to such conditions as it may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him. Such attorney or attorneys may, if so authorised under the Seal of the Company, execute any deed or instrument under their personal seal with the same effect as the affixation of the Company’s Seal.

107.                        The Board may entrust to and confer upon a managing director, joint managing director, deputy managing director, an executive director or any Director any of the powers exercisable by it upon such terms and conditions and with such restrictions as it thinks fit, and either collaterally with, or to the exclusion of, its own powers, and may from time to time revoke or vary all or any of such powers but no person dealing in good faith and without notice of such revocation or variation shall be affected thereby.

108.                        All cheques, promissory notes, drafts, bills of exchange and other instruments, whether negotiable or transferable or not, and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Board shall from time to time by resolution determine.  The Company’s banking accounts shall be kept with such banker or bankers as the Board shall from time to time determine.

109.        (1)           The Board may establish or concur or join with other companies (being subsidiary companies of the Company or companies with which it is associated in business) in establishing and making contributions out of the Company’s moneys to any schemes or funds for providing pensions, sickness or compassionate allowances, life assurance or other benefits for employees (which expression as used in this and the following paragraph shall include any Director or ex-Director who may hold or have held any executive office or any office of profit under the Company or any of its subsidiary companies) and ex-employees of the Company and their dependants or any class or classes of such person.

(2)           The Board may pay, enter into agreements to pay or make grants of revocable or irrevocable pensions or other benefits to employees and ex-employees and their dependants, or to any of such persons, including pensions or benefits additional to those, if any, to which such employees or ex-employees or their dependants are or may become entitled under any such scheme or fund as mentioned in the last preceding paragraph.  Any such pension or benefit may, as the Board considers desirable, be granted to an employee either before and in anticipation of or upon or at any time after his actual retirement, and may be subject or not subject to any terms or conditions as the Board may determine.

BORROWING POWERS

110.                        The Board may exercise all the powers of the Company to raise or borrow money and to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company and, subject to the Law, to issue debentures, bonds and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

111.                        Debentures, bonds and other securities may be made assignable free from any equities between the Company and the person to whom the same may be issued.

112.                        Any debentures, bonds or other securities may be issued at a discount (other than shares), premium or otherwise and with any special privileges as to redemption, surrender, drawings, allotment of shares, attending and voting at general meetings of the Company, appointment of Directors and otherwise.

113.        (1)           Where any uncalled capital of the Company is charged, all persons taking any subsequent charge thereon shall take the same subject to such prior charge, and shall not be entitled, by notice to the Members or otherwise, to obtain priority over such prior charge.

(2)           The Board shall cause a proper register to be kept, in accordance with the provisions of the Law, of all charges specifically affecting the property of the Company and of any series of debentures issued by the Company and shall duly comply with the requirements of the Law in regard to the registration of charges and debentures therein specified and otherwise.

PROCEEDINGS OF THE DIRECTORS

114.                        The Board may meet for the despatch of business, adjourn and otherwise regulate its meetings as it considers appropriate.  Questions arising at any meeting shall be determined by a majority of votes.  In the case of any equality of votes the chairman of the meeting shall have an additional or casting vote.

115.                        A meeting of the Board may be convened by the Secretary on request of a Director or by any Director.  The Secretary shall convene a meeting of the Board by (a) giving not less than 5 clear days prior notice of which such notice may be given in writing or by telephone or in such other manner as the Board may from time to time determine whenever he shall be required so to do by the president or chairman, as the case may be, or any Director; and (b) providing each Director an agenda of such meeting and copies of any and all supporting documents not less than 3 clear days prior to the date of such meeting, provided always that that if it is so agreed by a 2/3 majority of the Directors, a meeting of the Board may be convened on short notice of which less than 5 clear days prior notice has been given.

116.        (1)           The quorum necessary for the transaction of the business of the Board shall be a majority of the Directors.  An alternate Director shall be counted in a quorum in the case of the absence of a Director for whom he is the alternate provided that he shall not be counted more than once for the purpose of determining whether or not a quorum is present.

(2)           Directors may participate in any meeting of the Board by means of a conference telephone or other communications equipment through which all persons participating in the meeting can communicate with each other simultaneously and instantaneously and, for the purpose of counting a quorum, such participation shall constitute presence at a meeting as if those participating were present in person.

(3)           Any Director who ceases to be a Director at a Board meeting may continue to be present and to act as a Director and be counted in the quorum until the termination of such Board meeting if no other Director objects and if otherwise a quorum of Directors would not be present.

117.                        The continuing Directors or a sole continuing Director may act notwithstanding any vacancy in the Board but, if and so long as the number of Directors is reduced below the minimum number fixed by or in accordance with these Articles, the continuing Directors or Director, notwithstanding that the number of Directors is below the number fixed by or in accordance with these Articles as the quorum or that there is only one continuing Director, may act for the purpose of filling vacancies in the Board or of summoning general meetings of the Company but not for any other purpose.

118.                        The Chairman of the Board shall be the chairman of all meetings of the Board.  If the Chairman of the Board is not present at any meeting within five (5) minutes after the time appointed for holding the same, the Directors present may choose one of their number to be chairman of the meeting.

119.                        A meeting of the Board at which a quorum is present shall be competent to exercise all the powers, authorities and discretions for the time being vested in or exercisable by the Board.

120.        (1)           The Board may delegate any of its powers, authorities and discretions to committees (including, without limitation, the Audit Committee), consisting of such Director or Directors and other persons as it thinks fit, and they may, from time to time, revoke such delegation or revoke the appointment of and discharge any such committees either wholly or in part, and either as to persons or purposes.  Any committee so formed shall, in the exercise of the powers, authorities and discretions so delegated, conform to any regulations which may be imposed on it by the Board.

(2)           All acts done by any such committee in conformity with such regulations, and in fulfilment of the purposes for which it was appointed, but not otherwise, shall have like force and effect as if done by the Board, and the Board (or if the Board delegates such power, the committee) shall have power to remunerate the members of any such committee, and charge such remuneration to the current expenses of the Company.

121.                        The meetings and proceedings of any committee consisting of two or more members shall be governed by the provisions contained in these Articles for regulating the meetings and proceedings of the Board so far as the same are applicable and are not superseded by any regulations imposed by the Board under the last preceding Article, indicating, without limitation, any committee charter adopted by the Board for purposes or in respect of any such committee.

122.                        A resolution in writing signed by all the Directors except such as are temporarily unable to act through ill-health or disability (as determined by (a) a self-declaration of ill-health or disability by that Director, or (b) an appropriately qualified doctor who has examined that Director) shall (provided that such number is sufficient to constitute a quorum and further provided that a copy of such resolution has been given or the contents thereof communicated to all the Directors for the time being entitled to receive notices of Board meetings in the same manner as notices of meetings are required to be given by these Articles) be as valid and effectual as if a resolution had been passed at a meeting of the Board duly convened and held.  Such resolution may be contained in one document or in several documents in like form each signed by one or more of the Directors and for this purpose a facsimile signature of a Director shall be treated as valid.

123.                        All acts bona fide done by the Board or by any committee or by any person acting as a Director or members of a committee, shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any member of the Board or such committee or person acting as aforesaid or that they or any of them were disqualified or had vacated office, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director or member of such committee.

AUDIT COMMITTEE

124.                        Without prejudice to the freedom of the Directors to establish any other committees, for so long as the shares of the Company (or depositary receipts therefor) are listed or quoted on the Designated Stock Exchange, the Board shall establish and maintain an Audit Committee as a committee of the Board, the composition and responsibilities of which shall comply with the NASD Rules and the rules and regulations of the SEC.

125.        (1)           The Board shall adopt a formal written audit committee charter and review and assess the adequacy of the formal written charter on an annual basis.

(2)           The Audit Committee shall meet at least once every financial quarter, or more frequently as circumstances dictate.

126.                        For so long as the shares of the Company (or depositary receipts therefor) are listed or quoted on the Designated Stock Exchange, the Company shall conduct an appropriate review of all related party transactions on an ongoing basis and shall utilize the Audit Committee for the review and approval of potential conflicts of interest.  Specially, the Audit Committee shall approve any transaction or transactions between the Company and any f the following parties: (i) any shareholder owning an interest in the voting power of the Company or any subsidiary of the Company that gives such shareholder significant influence over the Company or any subsidiary of the Company, (ii) any director or executive officer of the Company or any subsidiary of the Company and any relative of such director or executive officer, (iii) any person in which a substantial interest in the voting power of the Company is owned, directly or indirectly, by any person described in (i) or (ii) or over which such a person is able to exercise significant influence, and (iv) any affiliate (other than a subsidiary) of the Company.

OFFICERS

127.        (1)           The officers of the Company shall consist of the Chairman of the Board, the Directors and Secretary and such additional officers (who may or may not be Directors) as the Board may from time to time determine, all of whom shall be deemed to be officers for the purposes of the Law and these Articles.

(2)           The Directors shall, as soon as may be after each appointment or election of Directors, elect amongst the Directors a chairman and if more than one Director is proposed for this office, the election to such office shall take place in such manner as the Directors may determine.

(3)           The officers shall receive such remuneration as the Directors may from time to time determine.

128.        (1)           The Secretary and additional officers, if any, shall be appointed by the Board and shall hold office on such terms and for such period as the Board may determine.  If thought fit, two or more persons may be appointed as joint Secretaries.  The Board may also appoint from time to time on such terms as it thinks fit one or more assistant or deputy Secretaries.

(2)           The Secretary shall attend all meetings of the Members and shall keep correct minutes of such meetings and enter the same in the proper books provided for the purpose.  He shall perform such other duties as are prescribed by the Law or these Articles or as may be prescribed by the Board.

129.                        The officers of the Company shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Directors from time to time.

130.                        A provision of the Law or of these Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as or in place of the Secretary.

REGISTER OF DIRECTORS AND OFFICERS

131.                        The Company shall cause to be kept in one or more books at its Office a Register of Directors and Officers in which there shall be entered the full names and addresses of the Directors and Officers and such other particulars as required by the Law or as the Directors may determine. The Company shall send to the Registrar of Companies in the Cayman Islands a copy of such register, and shall from time to time notify to the said Registrar of any change that takes place in relation to such Directors and Officers as required by the Law.

MINUTES

132.        (1)           The Board shall cause minutes to be duly entered in books provided for the purpose:

(a)                                 of all elections and appointments of officers;

(b)                                 of the names of the Directors present at each meeting of the Directors and of any committee of the Directors;

(c)                                  of all resolutions and proceedings of each general meeting of the Members, meetings of the Board and meetings of committees of the Board and where there are managers, of all proceedings of meetings of the managers.

(2)           Minutes shall be (a) kept by the Secretary at the Office; (b) accurately drawn up no later than 7 clear days after the date of each relevant meeting; and (c) at the request of any Director, supplied to such Director no later than 3 clear days of such request in sufficient copies.

SEAL

133.        (1)           The Company shall have one or more Seals, as the Board may determine.  For the purpose of sealing documents creating or evidencing securities issued by the Company, the Company may have a securities seal which is a facsimile of the Seal of the Company with the addition of the word “Securities” on its face or in such other form as the Board may approve.  The Board shall provide for the custody of each Seal and no Seal shall be used without the authority of the Board or of a committee of the Board authorised by the Board in that behalf.  Subject as otherwise provided in these Articles, any instrument to which a Seal is affixed shall be signed autographically by one Director and the Secretary or by two Directors or by such other person (including a Director) or persons as the Board may appoint, either generally or in any particular case, save that as regards any certificates for shares or debentures or other securities of the Company the Board may by resolution determine that such signatures or either of them shall be dispensed with or affixed by some method or system of mechanical signature.  Every instrument executed in manner provided by this Article shall be deemed to be sealed and executed with the authority of the Board previously given.

(2)           Where the Company has a Seal for use abroad, the Board may by writing under the Seal appoint any agent or committee abroad to be the duly authorised agent of the Company for the purpose of affixing and using such Seal and the Board may impose restrictions on the use thereof as may be thought fit.  Wherever in these Articles reference is made to the Seal, the reference shall, when and so far as may be applicable, be deemed to include any such other Seal as aforesaid.

AUTHENTICATION OF DOCUMENTS

134.                        Any Director or the Secretary or any person appointed by the Board for the purpose may authenticate any documents affecting the constitution of the Company and any resolution passed by the Company or the Board or any committee, and any books, records, documents and accounts relating to the business of the Company, and to certify copies thereof or extracts therefrom as true copies or extracts, and if any books, records, documents or accounts are elsewhere than at the Office or the head office the local manager or other officer of the Company having the custody thereof shall be deemed to be a person so appointed by the Board.  A document purporting to be a copy of a resolution, or an extract from the minutes of a meeting, of the Company or of the Board or any committee which is so certified shall be conclusive evidence in favour of all persons dealing with the Company upon the faith thereof that such resolution has been duly passed or, as the case may be, that such minutes or extract is a true and accurate record of proceedings at a duly constituted meeting.

DESTRUCTION OF DOCUMENTS

135.        (1)           The Company shall be entitled to destroy the following documents at the following times:

(a)                                 any share certificate which has been cancelled at any time after the expiry of one (1) year from the date of such cancellation;

(b)                                 any dividend mandate or any variation or cancellation thereof or any notification of change of name or address at any time after the expiry of two (2) years from the date such mandate variation cancellation or notification was recorded by the Company;

(c)                                  any instrument of transfer of shares which has been registered at any time after the expiry of seven (7) years from the date of registration;

(d)                                 any allotment letters after the expiry of seven (7) years from the date of issue thereof; and

(e)                                  copies of powers of attorney, grants of probate and letters of administration at any time after the expiry of seven (7) years after the account to which the relevant power of attorney, grant of probate or letters of administration related has been closed;

and it shall conclusively be presumed in favour of the Company that every entry in the Register purporting to be made on the basis of any such documents so destroyed was duly and properly made and every share certificate so destroyed was a valid certificate duly and properly cancelled and that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and that every other document destroyed hereunder was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company.  Provided always that: (1) the foregoing provisions of this Article shall apply only to the destruction of a document in good faith and without express notice to the Company that the preservation of such document was relevant to a claim; (2) nothing contained in this Article shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any case where the conditions of proviso (1) above are not fulfilled; and (3) references in this Article to the destruction of any document include references to its disposal in any manner.

(2)           Notwithstanding any provision contained in these Articles, the Directors may, if permitted by applicable law, authorise the destruction of documents set out in sub-paragraphs (a) to (e) of paragraph (1) of this Article and any other documents in relation to share registration which have been microfilmed or electronically stored by the Company or by the share registrar on its behalf provided always that this Article shall apply only to the destruction of a document in good faith and without express notice to the Company and its share registrar that the preservation of such document was relevant to a claim.

DIVIDENDS AND OTHER PAYMENTS

136.                                                                        Subject to the Law, the Board may from time to time declare dividends in any currency to be paid to the Members.

137.                                                                        Dividends may be declared and paid out of the profits of the Company, realised or unrealised, or from any reserve set aside from profits which the Directors determine is no longer needed.  The Board may also declare and pay dividends out of share premium account or any other fund or account which can be authorised for this purpose in accordance with the Law.

138.                                                                        Except in so far as the rights attaching to, or the terms of issue of, any share otherwise provide:

(a)                                 all dividends shall be declared and paid according to the amounts paid up on the shares in respect of which the dividend is paid, but no amount paid up on a share in advance of calls shall be treated for the purposes of this Article as paid up on the share; and

(b)                                 all dividends shall be apportioned and paid pro rata according to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid.

139.                                                                        The Board may from time to time pay to the Members such interim dividends as appear to the Board to be justified by the profits of the Company and in particular (but without prejudice to the generality of the foregoing) if at any time the share capital of the Company is divided into different classes, the Board may pay such interim dividends in respect of those shares in the capital of the Company which confer on the holders thereof deferred or non-preferential rights as well as in respect of those shares which confer on the holders thereof preferential rights with regard to dividend and provided that the Board acts bona fide the Board shall not incur any responsibility to the holders of shares conferring any preference for any damage that they may suffer by reason of the payment of an interim dividend on any shares having deferred or non-preferential rights and may also pay any fixed dividend which is payable on any shares of the Company half-yearly or on any other dates, whenever such profits, in the opinion of the Board, justifies such payment.

140.                                                                        The Board may deduct from any dividend or other moneys payable to a Member by the Company on or in respect of any shares all sums of money (if any) presently payable by him to the Company on account of calls or otherwise.

141.                                                                        No dividend or other moneys payable by the Company on or in respect of any share shall bear interest against the Company.

142.                                                                        Any dividend, interest or other sum payable in cash to the holder of shares may be paid by cheque or warrant sent through the post addressed to the holder at his registered address or, in the case of joint holders, addressed to the holder whose name stands first in the Register in respect of the shares at his address as appearing in the Register or addressed to such person and at such address as the holder or joint holders may in writing direct.  Every such cheque or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first on the Register in respect of such shares, and shall be sent at his or their risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to the Company notwithstanding that it may subsequently appear that the same has been stolen or that any endorsement thereon has been forged.  Any one of two or more joint holders may give effectual receipts for any dividends or other moneys payable or property distributable in respect of the shares held by such joint holders.

143.                                                                        All dividends or bonuses unclaimed for one (1) year after having been declared may be invested or otherwise made use of by the Board for the benefit of the Company until claimed.  Any dividend or bonuses unclaimed after a period of six (6) years from the date of declaration shall be forfeited and shall revert to the Company.  The payment by the Board of any unclaimed dividend or other sums payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof.

144.                                                                        Whenever the Board has resolved that a dividend be paid or declared, the Board may further resolve that such dividend be satisfied wholly or in part by the distribution of specific assets of any kind and in particular of paid up shares, debentures or warrants to subscribe securities of the Company or any other company, or in any one or more of such ways, and where any difficulty arises in regard to the distribution the Board may settle the same as it thinks expedient, and in particular may issue certificates in respect of fractions of shares, disregard fractional entitlements or round the same up or down, and may fix the value for distribution of such specific assets, or any part thereof, and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to adjust the rights of all parties, and may vest any such specific assets in trustees as may seem expedient to the Board and may appoint any person to sign any requisite instruments of transfer and other documents on behalf of the persons entitled to the dividend, and such appointment shall be effective and binding on the Members.  The Board may resolve that no such assets shall be made available to Members with registered addresses in any particular territory or territories where, in the absence of a registration statement or other special formalities, such distribution of assets would or might, in the opinion of the Board, be unlawful or impracticable and in such event the only entitlement of the Members aforesaid shall be to receive cash payments as aforesaid.  Members affected as a result of the foregoing sentence shall not be or be deemed to be a separate class of Members for any purpose whatsoever.

145.                        (1)                                 Whenever the Board has resolved that a dividend be paid or declared on any class of the share capital of the Company, the Board may further resolve either:

(a)                                 that such dividend be satisfied wholly or in part in the form of an allotment of shares credited as fully paid up, provided that the Members entitled thereto will be entitled to elect to receive such dividend (or part thereof if the Board so determines) in cash in lieu of such allotment.  In such case, the following provisions shall apply:

(i)                                        the basis of any such allotment shall be determined by the Board;

(ii)                                     the Board, after determining the basis of allotment, shall give not less than ten (10) days’ Notice to the holders of the relevant shares of the right of election accorded to them and shall send with such notice forms of election and specify the procedure to be followed and the place at which and the latest date and time by which duly completed forms of election must be lodged in order to be effective;

(iii)                                  the right of election may be exercised in respect of the whole or part of that portion of the dividend in respect of which the right of election has been accorded; and

(iv)                                 the dividend (or that part of the dividend to be satisfied by the allotment of shares as aforesaid) shall not be payable in cash on shares in respect whereof the cash election has not been duly exercised (“the non-elected shares”) and in satisfaction thereof shares of the relevant class shall be allotted credited as fully paid up to the holders of the non-elected shares on the basis of allotment determined as aforesaid and for such purpose the Board shall capitalise and apply out of any part of the undivided profits of the Company (including profits carried and standing to the credit of any reserves or other special account, share premium account, capital redemption reserve other than the Subscription Rights Reserve) as the Board may determine, such sum as may be required to pay up in full the appropriate number of shares of the relevant class for allotment and distribution to and amongst the holders of the non-elected shares on such basis; or

(b)                                 that the Members entitled to such dividend shall be entitled to elect to receive an allotment of shares credited as fully paid up in lieu of the whole or such part of the dividend as the Board may think fit.  In such case, the following provisions shall apply:

(i)                                        the basis of any such allotment shall be determined by the Board;

(ii)                                     the Board, after determining the basis of allotment, shall give not less than ten (10) clear days’ Notice to the holders of the relevant shares of the right of election accorded to them and shall send with such notice forms of election and specify the procedure to be followed and the place at which and the latest date and time by which duly completed forms of election must be lodged in order to be effective;

(iii)                                  the right of election may be exercised in respect of the whole or part of that portion of the dividend in respect of which the right of election has been accorded; and

(vi)                                 the dividend (or that part of the dividend in respect of which a right of election has been accorded) shall not be payable in cash on shares in respect whereof the share election has been duly exercised (“the elected shares”) and in lieu thereof shares of the relevant class shall be allotted credited as fully paid up to the holders of the elected shares on the basis of allotment determined as aforesaid and for such purpose the Board shall capitalise and apply out of any part of the undivided profits of the Company (including profits carried and standing to the credit of any reserves or other special account, share premium account, capital redemption reserve other than the Subscription Rights Reserve) as the Board may determine, such sum as may be required to pay up in full the appropriate number of shares of the relevant class for allotment and distribution to and amongst the holders of the elected shares on such basis.

(2)                                 (a)                                 The shares allotted pursuant to the provisions of paragraph (1) of this Article shall rank pari passu in all respects with shares of the same class (if any) then in issue save only as regards participation in the relevant dividend or in any other distributions, bonuses or rights paid, made, declared or announced prior to or contemporaneously with the payment or declaration of the relevant dividend unless, contemporaneously with the announcement by the Board of their proposal to apply the provisions of sub-paragraph (a) or (b) of paragraph (2) of this Article in relation to the relevant dividend or contemporaneously with their announcement of the distribution, bonus or rights in question, the Board shall specify that the shares to be allotted pursuant to the provisions of paragraph (1) of this Article shall rank for participation in such distribution, bonus or rights.

(b)                                 The Board may do all acts  and things considered necessary or expedient to give effect to any capitalisation pursuant to the provisions of paragraph (1) of this Article, with full power to the Board to make such provisions as it thinks fit in the case of shares becoming distributable in fractions (including provisions whereby, in whole or in part, fractional entitlements are aggregated and sold and the net proceeds distributed to those entitled, or are disregarded or rounded up or down or whereby the benefit of fractional entitlements accrues to the Company rather than to the Members concerned).  The Board may authorise any person to enter into on behalf of all Members interested, an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made pursuant to such authority shall be effective and binding on all concerned.

(3)                                 The Company may upon the recommendation of the Board by ordinary resolution resolve in respect of any one particular dividend of the Company that notwithstanding the provisions of paragraph (1) of this Article a dividend may be satisfied wholly in the form of an allotment of shares credited as fully paid up without offering any right to shareholders to elect to receive such dividend in cash in lieu of such allotment.

(4)                                 The Board may on any occasion determine that rights of election and the allotment of shares under paragraph (1) of this Article shall not be made available or made to any shareholders with registered addresses in any territory where, in the absence of a registration statement or other special formalities, the circulation of an offer of such rights of election or the allotment of shares would or might, in the opinion of the Board, be unlawful or impracticable, and in such event the provisions aforesaid shall be read and construed subject to such determination.  Members affected as a result of the foregoing sentence shall not be or be deemed to be a separate class of Members for any purpose whatsoever.

(5)                                 Any resolution declaring a dividend on shares of any class, whether a resolution of the Company in general meeting or a resolution of the Board, may specify that the same shall be payable or distributable to the persons registered as the holders of such shares at the close of business on a particular date, notwithstanding that it may be a date prior to that on which the resolution is passed, and thereupon the dividend shall be payable or distributable to them in accordance with their respective holdings so registered, but without prejudice to the rights inter se in respect of such dividend of transferors and transferees of any such shares.  The provisions of this Article shall mutatis mutandis apply to bonuses, capitalisation issues, distributions of realised capital profits or offers or grants made by the Company to the Members.

RESERVES

146.                        (1)                                 The Board shall establish an account to be called the share premium account and shall carry to the credit of such account from time to time a sum equal to the amount or value of the premium paid on the issue of any share in the Company.  Unless otherwise provided by the provisions of these Articles, the Board may apply the share premium account in any manner permitted by the Law.  The Company shall at all times comply with the provisions of the Law in relation to the share premium account.

(2)                                 Before recommending any dividend, the Board may set aside out of the profits of the Company such sums as it determines as reserves which shall, at the discretion of the Board, be applicable for any purpose to which the profits of the Company may be properly applied and pending such application may, also at such discretion, either be employed in the business of the Company or be invested in such investments as the Board may from time to time think fit and so that it shall not be necessary to keep any investments constituting the reserve or reserves separate or distinct from any other investments of the Company.  The Board may also without placing the same to reserve carry forward any profits which it may think prudent not to distribute.

CAPITALISATION

147.                                                                        The Company may, upon the recommendation of the Board, at any time and from time to time pass an ordinary resolution to the effect that it is desirable to capitalise all or any part of any amount for the time being standing to the credit of any reserve or fund (including a share premium account and capital redemption reserve and the profit and loss account) whether or not the same is available for distribution and accordingly that such amount be set free for distribution among the Members or any class of Members who would be entitled thereto if it were distributed by way of dividend and in the same proportions, on the footing that the same is not paid in cash but is applied either in or towards paying up the amounts for the time being unpaid on any shares in the Company held by such Members respectively or in paying up in full unissued shares, debentures or other obligations of the Company, to be allotted and distributed credited as fully paid up among such Members, or partly in one way and partly in the other, and the Board shall give effect to such resolution provided that, for the purposes of this Article, a share premium account and any capital redemption reserve or fund representing unrealised profits, may be applied only in paying up in full unissued shares of the Company to be allotted to such Members credited as fully paid.

148.                                                                        The Board may settle, as it considers appropriate, any difficulty arising in regard to any distribution under the last preceding Article and in particular may issue certificates in respect of fractions of shares or authorise any person to sell and transfer any fractions or may resolve that the distribution should be as nearly as may be practicable in the correct proportion but not exactly so or may ignore fractions altogether, and may determine that cash payments shall be made to any Members in order to adjust the rights of all parties, as may seem expedient to the Board.  The Board may appoint any person to sign on behalf of the persons entitled to participate in the distribution any contract necessary or desirable for giving effect thereto and such appointment shall be effective and binding upon the Members.

SUBSCRIPTION RIGHTS RESERVE

149.                                                                        The following provisions shall have effect to the extent that they are not prohibited by and are in compliance with the Law:

(1)                                 If, so long as any of the rights attached to any warrants issued by the Company to subscribe for shares of the Company shall remain exercisable, the Company does any act or engages in any transaction which, as a result of any adjustments to the subscription price in accordance with the provisions of the conditions of the warrants, would reduce the subscription price to below the par value of a share, then the following provisions shall apply:

(a)                                 as from the date of such act or transaction the Company shall establish and thereafter (subject as provided in this Article) maintain in accordance with the provisions of this Article a reserve (the “Subscription Rights Reserve”) the amount of which shall at no time be less than the sum which for the time being would be required to be capitalised and applied in paying up in full the nominal amount of the additional shares required to be issued and allotted credited as fully paid pursuant to sub-paragraph (c) below on the exercise in full of all the subscription rights outstanding and shall apply the Subscription Rights Reserve in paying up such additional shares in full as and when the same are allotted;

(b)                                 the Subscription Rights Reserve shall not be used for any purpose other than that specified above unless all other reserves of the Company (other than share premium account) have been extinguished and will then only be used to make good losses of the Company if and so far as is required by law;

(c)                                  upon the exercise of all or any of the subscription rights represented by any warrant, the relevant subscription rights shall be exercisable in respect of a nominal amount of shares equal to the amount in cash which the holder of such warrant is required to pay on exercise of the subscription rights represented thereby (or, as the case may be the relevant portion thereof in the event of a partial exercise of the subscription rights) and, in addition, there shall be allotted in respect of such subscription rights to the exercising warrantholder, credited as fully paid, such additional nominal amount of shares as is equal to the difference between:

(i)                                     the said amount in cash which the holder of such warrant is required to pay on exercise of the subscription rights represented thereby (or, as the case may be, the relevant portion thereof in the event of a partial exercise of the subscription rights); and

(ii)                                  the nominal amount of shares in respect of which such subscription rights would have been exercisable having regard to the provisions of the conditions of the warrants, had it been possible for such subscription rights to represent the right to subscribe for shares at less than par and immediately upon such exercise so much of the sum standing to the credit of the Subscription Rights Reserve as is required to pay up in full such additional nominal amount of shares shall be capitalised and applied in paying up in full such additional nominal amount of shares which shall forthwith be allotted credited as fully paid to the exercising warrantholders; and

(d)                                 if, upon the exercise of the subscription rights represented by any warrant, the amount standing to the credit of the Subscription Rights Reserve is not sufficient to pay up in full such additional nominal amount of shares equal to such difference as aforesaid to which the exercising warrantholder is entitled, the Board shall apply any profits or reserves then or thereafter becoming available (including, to the extent permitted by law, share premium account) for such purpose until such additional nominal amount of shares is paid up and allotted as aforesaid and until then no dividend or other distribution shall be paid or made on the fully paid shares of the Company then in issue.  Pending such payment and allotment, the exercising warrantholder shall be issued by the Company with a certificate evidencing his right to the allotment of such additional nominal amount of shares.  The rights represented by any such certificate shall be in registered form and shall be transferable in whole or in part in units of one share in the like manner as the shares for the time being are transferable, and the Company shall make such arrangements in relation to the maintenance of a register therefor and other matters in relation thereto as the Board may think fit and adequate particulars thereof shall be made known to each relevant exercising warrantholder upon the issue of such certificate.

(2)                                 Shares allotted pursuant to the provisions of this Article shall rank pari passu in all respects with the other shares allotted on the relevant exercise of the subscription rights represented by the warrant concerned.  Notwithstanding anything contained in paragraph (1) of this Article, no fraction of any share shall be allotted on exercise of the subscription rights.

(3)                                 The provision of this Article as to the establishment and maintenance of the Subscription Rights Reserve shall not be altered or added to in any way which would vary or abrogate, or which would have the effect of varying or abrogating the provisions for the benefit of any warrantholder or class of warrantholders under this Article without the sanction of a special resolution of such warrantholders or class of warrantholders.

(4)                                 A certificate or report by the auditors for the time being of the Company as to whether or not the Subscription Rights Reserve is required to be established and maintained and if so the amount thereof so required to be established and maintained, as to the purposes for which the Subscription Rights Reserve has been used, as to the extent to which it has been used to make good losses of the Company, as to the additional nominal amount of shares required to be allotted to exercising warrantholders credited as fully paid, and as to any other matter concerning the Subscription Rights Reserve shall (in the absence of manifest error) be conclusive and binding upon the Company and all warrantholders and shareholders.

ACCOUNTING RECORDS

150.                                                                        The Board shall cause true accounts to be kept of the sums of money received and expended by the Company, and the matters in respect of which such receipt and expenditure take place, and of the property, assets, credits and liabilities of the Company and of all other matters required by the Law or necessary to give a true and fair view of the Company’s affairs and to explain its transactions.

151.                                                                        The accounting records shall be kept at the Office or, at such other place or places as the Board decides and shall always be open to inspection by the Directors.  No Member (other than a Director) shall have any right of inspecting any accounting record or book or document of the Company except as conferred by law or authorised by the Board or the Company in general meeting.

152.                                                                        Subject to Article 153, a printed copy of the Directors’ report, accompanied by the balance sheet and profit and loss account, including every document required by law to be annexed thereto, made up to the end of the applicable financial year and containing a summary of the assets and liabilities of the Company under convenient heads and a statement of income and expenditure, together with a copy of the Auditors’ report, shall be sent to each person entitled thereto at least ten (10) days before the date of the general meeting and laid before the Company at the annual general meeting held in accordance with Article 56 provided that this Article shall not require a copy of those documents to be sent to any person whose address the Company is not aware or to more than one of the joint holders of any shares or debentures.

153.                                                                        Subject to due compliance with all applicable Statutes, rules and regulations, including, without limitation, the rules of the Designated Stock Exchange, and to obtaining all necessary consents, if any, required thereunder, the requirements of Article 152 shall be deemed satisfied in relation to any person by sending to the person in any manner not prohibited by the Statutes, a summary financial statement derived from the Company’s annual accounts and the directors’ report which shall be in the form and containing the information required by applicable laws and regulations, provided that any person who is otherwise entitled to the annual financial statements of the Company and the directors’ report thereon may, if he so requires by notice in writing served on the Company, demand that the Company sends to him, in addition to a summary financial statement, a complete printed copy of the Company’s annual financial statement and the directors’ report thereon.

154.                                                                        The requirement to send to a person referred to in Article 152 the documents referred to in that article or a summary financial report in accordance with Article 153 shall be deemed satisfied where, in accordance with all applicable Statutes, rules and regulations, including, without limitation, the rules of the Designated Stock Exchange, the Company publishes copies of the documents referred to in Article 152 and, if applicable, a summary financial report complying with Article 153, on the Company’s computer network or in any other permitted manner (including by sending any form of electronic communication), and that person has agreed or is deemed to have agreed to treat the publication or receipt of such documents in such manner as discharging the Company’s obligation to send to him a copy of such documents.

AUDIT

155.                        Subject to applicable law and rules of the Designated Stock Exchange:

(1)                                 the Directors shall appoint an auditor to audit the accounts of the Company and such auditor shall hold office until the Directors appoint another auditor.  Such auditor may be a Member but no Director or officer or employee of the Company shall, during his continuance in office, be eligible to act as an auditor of the Company.

(2)                             The Members may, at any general meeting convened and held in accordance with these Articles, by special resolution remove the Auditor at any time before the expiration of his term of office and shall by ordinary resolution at that meeting appoint another Auditor in his stead for the remainder of his term.

156.                                                                        Subject to the Law the accounts of the Company shall be audited at least once in every year.

157.                                                                        The remuneration of the Auditor shall be fixed by the Company in general meeting or in such manner as the Members may determine.

158.                                                                        If the office of auditor becomes vacant by the resignation or death of the Auditor, or by his becoming incapable of acting by reason of illness or other disability at a time when his services are required, the Directors shall fill the vacancy and determine the remuneration of such Auditor.

159.                                                                        The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto; and he may call on the Directors or officers of the Company for any information in their possession relating to the books or affairs of the Company.

160.                                                                        The statement of income and expenditure and the balance sheet provided for by these Articles shall be examined by the Auditor and compared by him with the books, accounts and vouchers relating thereto; and he shall make a written report thereon stating whether such statement and balance sheet are drawn up so as to present fairly the financial position of the Company and the results of its operations for the period under review and, in case information shall have been called for from Directors or officers of the Company, whether the same has been furnished and has been satisfactory.  The financial statements of the Company shall be audited by the Auditor in accordance with generally accepted auditing standards.  The Auditor shall make a written report thereon in accordance with generally accepted auditing standards and the report of the Auditor shall be submitted to the Members in general meeting.  The generally accepted auditing standards referred to herein may be those of a country or jurisdiction other than the Cayman Islands.  If so, the financial statements and the report of the Auditor should disclose this act and name such country or jurisdiction.

NOTICES

161.                                                                        Any Notice or document, whether or not, to be given or issued under these Articles from the Company to a Member shall be in writing or by facsimile transmission message or other form of electronic transmission or communication and any such Notice and document may be served or delivered by the Company on or to any Member either personally or by sending it through the post in a prepaid envelope addressed to such Member at his registered address as appearing in the Register or at any other address supplied by him to the Company for the purpose or, as the case may be, by transmitting it to any such address or transmitting it to any facsimile transmission number or electronic number or address or website supplied by him to the Company for the giving of Notice to him or which the person transmitting the notice reasonably and bona fide believes at the relevant time will result in the Notice being duly received by the Member or may also be served by advertisement in appropriate newspapers in accordance with the requirements of the Designated Stock Exchange or, to the extent permitted by the applicable laws, by placing it on the Company’s website and giving to the member a notice stating that the notice or other document is available there (a “notice of availability”).  The notice of availability may be given to the Member by any of the means set out above.  In the case of joint holders of a share all notices shall be given to that one of the joint holders whose name stands first in the Register and notice so given shall be deemed a sufficient service on or delivery to all the joint holders.

162.                                                                        Any Notice or other document:

(a)                                 if served or delivered by post, shall where appropriate be sent by airmail and shall be deemed to have been served or delivered on the 5th day following that on which the envelope containing the same, properly prepaid and addressed, is put into the post; in proving such service or delivery it shall be sufficient to prove that the envelope or wrapper containing the notice or document was properly addressed and put into the post and a certificate in writing signed by the Secretary or other officer of the Company or other person appointed by the Board that the envelope or wrapper containing the notice or other document was so addressed and put into the post shall be conclusive evidence thereof;

(b)                                 if sent by electronic communication, shall be deemed to be given on the day on which it is transmitted from the server of the Company or its agent.  A notice placed on the Company’s website is deemed given by the Company to a Member on the day following that on which a notice of availability is deemed served on the Member;

(c)                                  if served or delivered in any other manner contemplated by these Articles, shall be deemed to have been served or delivered at the time of personal service or delivery or, as the case may be, at the time of the relevant despatch or transmission; and in proving such service or delivery a certificate in writing signed by the Secretary or other officer of the Company or other person appointed by the Board as to the act and time of such service, delivery, despatch or transmission shall be conclusive evidence thereof; and

(d)                                 may be given to a Member in the English language, subject to due compliance with all applicable Statutes, rules and regulations.

163.        (1)           Any Notice or other document delivered or sent by post to or left at the registered address of any Member in pursuance of these Articles shall, notwithstanding that such Member is then dead or bankrupt or that any other event has occurred, and whether or not the Company has notice of the death or bankruptcy or other event, be deemed to have been duly served or delivered in respect of any share registered in the name of such Member as sole or joint holder unless his name shall, at the time of the service or delivery of the notice or document, have been removed from the Register as the holder of the share, and such service or delivery shall for all purposes be deemed a sufficient service or delivery of such Notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share.

(2)           A notice may be given by the Company to the person entitled to a share in consequence of the death, mental disorder or bankruptcy of a Member by sending it through the post in a prepaid letter, envelope or wrapper addressed to him by name, or by the title of representative of the deceased, or trustee of the bankrupt, or by any like description, at the address, if any, supplied for the purpose by the person claiming to be so entitled, or (until such an address has been so supplied) by giving the notice in any manner in which the same might have been given if the death, mental disorder or bankruptcy had not occurred.

(3)           Any person who by operation of law, transfer or other means whatsoever shall become entitled to any share shall be bound by every notice in respect of such share which prior to his name and address being entered on the Register shall have been duly given to the person from whom he derives his title to such share.

SIGNATURES

164.                        For the purposes of these Articles, a facsimile or electronic transmission message purporting to come from a holder of shares or, as the case may be, a Director, or, in the case of a corporation which is a holder of shares from a director or the secretary thereof or a duly appointed attorney or duly authorised representative thereof for it and on its behalf, shall in the absence of express evidence to the contrary available to the person relying thereon at the relevant time be deemed to be a document or instrument in writing signed by such holder or Director in the terms in which it is received.

WINDING UP

165.        (1)           The Board shall have power in the name and on behalf of the Company to present a petition to the court for the Company to be wound up.

(2)           A resolution that the Company be wound up by the court or be wound up voluntarily shall be a special resolution.

166.        (1)           Subject to any special rights, privileges or restrictions as to the distribution of available surplus assets on liquidation for the time being attached to any class or classes of shares (i) if the Company shall be wound up and the assets available for distribution amongst the Members of the Company shall be more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, the excess shall be distributed pari passu amongst such members in proportion to the amount paid up on the shares held by them respectively and (ii) if the Company shall be wound up and the assets available for distribution amongst the Members as such shall be insufficient to repay the whole of the paid-up capital such assets shall be distributed so that, a nearly as may be, the losses shall be borne by the Members in proportion to the capital paid up, or which ought to have been paid up, at the commencement of the winding up on the shares held by them respectively.

(2)           If the Company shall be wound up (whether the liquidation is voluntary or by the court) the liquidator may, with the authority of a special resolution and any other sanction required by the Law, divide among the Members in specie or kind the whole or any part of the assets of the Company and whether or not the assets shall consist of properties of one kind or shall consist of properties to be divided as aforesaid of different kinds, and may for such purpose set such value as he deems fair upon any one or more class or classes of property and may determine how such division shall be carried out as between the Members or different classes of Members.  The liquidator may, with the like authority, vest any part of the assets in trustees upon such trusts for the benefit of the Members as the liquidator with the like authority shall think fit, and the liquidation of the Company may be closed and the Company dissolved, but so that no contributory shall be compelled to accept any shares or other property in respect of which there is a liability.

INDEMNITY

167.        (1)           The Directors, Secretary and other officers for the time being of the Company and the liquidator or trustees (if any) for the time being acting in relation to any of the affairs of the Company and everyone of them, and everyone of their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets and profits of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their or any of their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, in their respective offices or trusts; and none of them shall be answerable for the acts, receipts, neglects or defaults of the other or others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto; PROVIDED THAT this indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of said persons.

(2)           Each Member agrees to waive any claim or right of action he might have, whether individually or by or in the right of the Company, against any Director on account of any action taken by such Director, or the failure of such Director to take any action in the performance of his duties with or for the Company; PROVIDED THAT such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such Director.

AMENDMENT TO MEMORANDUM AND ARTICLES OF ASSOCIATION

AND NAME OF COMPANY

168.                        No Article shall be rescinded, altered or amended and no new Article shall be made until the same has been approved by a special resolution of the Members.  A special resolution shall be required to alter the provisions of the Memorandum of Association or to change the name of the Company.

INFORMATION

169.                        No Member shall be entitled to require discovery of or any information respecting any detail of the Company’s trading or any matter which is or may be in the nature of a trade secret or secret process which may relate to the conduct of the business of the Company and which in the opinion of the Directors it will be inexpedient in the interests of the members of the Company to communicate to the public.

IRREVOCABLE PROXY

170.                        The appointment by a member of an Irrevocable Proxy shall be irrevocable until such time as the Irrevocable Proxy provides its written confirmation to the Company that such appointment has been terminated.

171.                        No member may appoint more than one Irrevocable Proxy of such Member at any one time, and any purported later appointment which is inconsistent with the foregoing shall be ineffective.

Schedule

Form of Share Transfer Instrument

IFM INVESTMENTS LIMITED

(THE “COMPANY”)

SHARE TRANSFER FORM

(vii)	SHARE TRANSFER FORM DATED

(viii)                                                                                (the “Transferor”) does hereby transfer to                                                    (the “Transferee”)                                                       shares in the Company with a par value of                  each (the “Shares”).

(ix)

SIGNED by the Transferor by:	)
)
	)	Duly Authorised Signatory
)
	)	Name:
)
	)	Title:

And I/we do hereby agree to take the Shares.

SIGNED by the Transferee by:	)
)
	)	Duly Authorised Signatory
)
	)	Name:
)
	)	Title:

APPENDIX 2

Notice of EGM

CIRCULAR TO SHAREHOLDERS OF

IFM INVESTMENTS LIMITED

EXTRAORDINARY GENERAL MEETING OF

IFM INVESTMENTS LIMITED

(THE “COMPANY”)

[ ] April 2012

Dear Shareholder

You will find enclosed as Appendix II with this Circular a copy of the notice (the “Notice”) convening an extraordinary general meeting (“EGM”).

The purpose of the EGM is to (a) seek approval by way of a special resolution for the amendment and restatement of the Memorandum and Articles of Association of the Company; and (b) seek by way of ordinary resolutions to approve the appointment of [[•] and [•]] as director[s] of the Company.

To be effective, the proposals listed above require Shareholders to pass the resolutions set out in the Notice of the EGM in Appendix II attached hereto.  If these resolutions are passed, the effective date will be the date of the meeting.

The EGM will be held at 26A Hanwei Plaza, No.7 Guanghua Road, Chaoyang District, Beijing, People’s Republic of China on [date] at [time].  The Proxy Form for the EGM is enclosed as Appendix III. Shareholders who are unable to attend this EGM in person are urged to complete and return the Proxy Form as soon as possible, and in any event by no later than 48 hours prior to the time appointed for holding the EGM.

Capitalised terms not defined herein shall have the meanings ascribed thereto in the Articles of Association of the Company.

AMENDMENT AND RESTATEMENT OF THE MEMORANDUM AND ARTICLES OF ASSOCIATION OF THE COMPANY

The Directors have proposed that the Memorandum and Articles of Association be amended and restated.  The form of the amended and restated Memorandum and Articles of Association highlighting the proposed changes is set out in Appendix I for your reference (the “Amended and Restated Memorandum and Articles of Association”).

APPOINTMENT OF DIRECTOR[S]

The following person[s] [has/have] agreed to act as a director of the Company and it is proposed that they are appointed as director[s] by way of ordinary resolution in accordance with  the Amended and Restated Memorandum and Articles of Association.

[Name(s) of Director(s)]

The Directors of the Company consider the proposed amendment and restatement of the Memorandum and Articles of Association of the Company and the appointment of the director[s] referred to above to be in the best interests of the Company and the Shareholders as a whole and recommend that you vote in favour of the resolution[s] which are to be voted on at the EGM to be held on [•].

Only the Shareholders of the Company of record at the close of business on [•], 2012 (the “Record Date”) are entitled to notice of and only the holders of record of Class A Ordinary Shares at the close of business on the Record Date are entitled to vote at the EGM.(1)

The quorum for the EGM (or its adjourned meeting) is  one or more Shareholders entitled to vote and present in person or by proxy (or in the case of a Shareholder being a corporation by its duly authorised representative) representing not less than one-third in nominal value of the total issued voting shares in the Company throughout the meeting.

(1)  Please note that if the Board fixes a record date, the date cannot be more than 60 days nor less than 10 days before the date of the meeting.

To be passed as a special resolution, the resolution must be passed by a majority of not less than two-thirds of votes cast by such Shareholders, as being entitled so to do, vote in person or by proxy, or in the case of such Shareholders as are corporations, by their duly authorised representative, at the meeting.

If, within half an hour (or such longer time not exceeding one hour as the chairman of the meeting may determine to wait) after the time appointed for the EGM, a quorum is not present, the meeting will be adjourned to the same day in the next week at the same time and place or to such time and place as the Board may determine.(2)

If you are in doubt as to what action to take in relation to the proposed resolutions we would advise you to consult appropriate independent advisers.

As a holder of Class A Ordinary Shares, we request you complete the enclosed Proxy Form and return it to the address provided therein or attend in person at the EGM in order to vote upon the resolution[s].

If you have any questions regarding the matters dealt with in this Circular, please contact:

[•]

Yours sincerely

Director
For and on behalf of
IFM INVESTMENTS LIMITED

(2)  Further notice will be required if the meeting is adjourned for 14 days or more.

APPENDIX I

IFM INVESTMENTS LIMITED

FORM OF THE AMENDED AND RESTATED MEMORANDUM AND ARTICLES OF ASSOCIATION REQUIRING THE APPROVAL OF SHAREHOLDERS BY A SPECIAL RESOLUTION

APPENDIX II

IFM INVESTMENTS LIMITED

NOTICE TO SHAREHOLDERS

To:                            All the Shareholders of IFM Investments Limited as at [•] April 2012.

NOTICE IS HEREBY GIVEN of an extraordinary general meeting of the Shareholders of the Company to be held at 26A Hanwei Plaza, No.7 Guanghua Road, Chaoyang District, Beijing, People’s Republic of China on [•] at [•] ([•] time) to consider and if thought fit to pass the following SPECIAL RESOLUTION and ORDINARY RESOLUTIONS:

1.             SPECIAL RESOLUTION - REPLACE EXISTING MEMORANDUM & ARTICLES OF ASSOCIATION

“THAT the existing Memorandum and Articles of Association of the Company be and are hereby replaced in their entirety with a new Memorandum and Articles of Association (the form of which is attached as Appendix I to the circular to the Shareholders dated [•] April 2012) (the “Amended and Restated Memorandum and Articles of Association”).”

2.             ORDINARY RESOLUTION - APPOINTMENT OF NEW DIRECTOR[S]

“THAT [each of] [Director Name] [and [Director Name]] be and [is/are] hereby appointed as Director[s] of the Company with immediate effect until such time as they cease to hold office in accordance with the Amended and Restated Memorandum and Articles of Association.”

3.             ORDINARY RESOLUTION - AMENDMENT TO REGISTER OF DIRECTORS

“THAT the Register of Directors of the Company be amended to note the appointment of the new Director[s], as set out in these resolutions.”

4.             ORDINARY RESOLUTION - NOTIFICATION TO THE REGISTRAR OF COMPANIES

“THAT the Secretary of the Company be and is hereby instructed to notify the Registrar of Companies in the Cayman Islands of the appointment of [each of] [Director Name] and] [Director Name] as Director[s] of the Company.”

Notice dated the [•] April 2012

IFM INVESTMENTS LIMITED
by its authorised signatory

Note:                  Any Shareholder entitled to attend and vote at the EGM is entitled to appoint another person as his proxy to attend and vote instead of him.  A Shareholder who is the holder of two or more shares may appoint  more than one proxy to represent him and vote on his behalf at the EGM. Shareholders entitled to attend and vote at the EGM are requested to complete the enclosed Proxy Form and return it to [•], not later than [•] ([•] time) on [•].  A proxy need not be a Shareholder.  A faxed copy will be accepted and can be sent for the attention of [•] on Fax [•].

APPENDIX III

IFM INVESTMENTS LIMITED

FORM OF PROXY

EXTRAORDINARY GENERAL MEETING

I/We the undersigned being a Shareholder in the above Company hereby appoint the Chairman of the meeting or                                                 failing whom                                                           to vote for me/us on my/our behalf at the Extraordinary General Meeting of the Company to be held on [•] and at any adjournment thereof.

Please indicate with an ‘“X” in the appropriate spaces below how you wish the proxy to vote in relation to:

SPECIAL RESOLUTION	FOR	AGAINST

“THAT the existing Memorandum and Articles of Association of the Company be and are hereby replaced in their entirety with a new Memorandum and Articles of Association (the form of which is attached as Appendix I to the circular to the Shareholders dated [•] April 2012) (the “Amended and Restated Memorandum and Articles of Association”).”

	☐	☐

ORDINARY RESOLUTIONS	FOR	AGAINST

“THAT [each of] [Director Name] [and [Director Name]] be and [is/are] hereby appointed as Director[s] of the Company with immediate effect until such time as they cease to hold office in accordance with the Amended and Restated Memorandum and Articles of Association.”

	☐	☐

“THAT the Register of Directors of the Company be amended to note the appointment of the new Director[s], all as set out in these resolutions.”

“THAT the Secretary of the Company be and is hereby instructed to notify the Registrar of Companies in the Cayman Islands of the appointment of [each of] [Director Name] and] [Director Name] as Director[s] of the Company.”

Notes on Completing the Proxy

1.                                      To be effective this form must be deposited at [•], not later than [•].[•] time) on [•]. A faxed copy will be accepted and can be sent for the attention of [•] on Fax [•].  Any alteration to this form should be initialled opposite the change.

In the case of a corporation, the Form of Proxy should be executed under its common seal or under the hand of a duly authorised signatory of the corporation.

In the case of joint shareholders the signature of the first named shareholder will suffice.

If you wish to appoint a proxy of your choice delete the words “Chairman of the meeting or” and insert the name of the proxy you wish to appoint (who need not be a member of the Company).

The returning of a Form of Proxy duly completed will not prevent a member from attending the meeting and voting in person.

Print Name(s) of Shareholder	Signature of Shareholder(s)

NUMBER OF PARTICIPATING SHARES HELD:

Dated:

FOR OFFICIAL USE ONLY

Number of Votes to which Shareholder entitled:

APPENDIX 3

Deed of Irrevocable Undertaking

[ON LIMITED PARTNER LETTERHEAD]

To:                             IFM Investments Limited

To:                             GL Asia Mauritius II Cayman Limited

Deed of Irrevocable Undertaking

We, IFM Overseas Limited, acting as general partner for and on behalf of IFM Overseas Partners L.P., hereby irrevocably and unconditionally undertake, confirm, represent and warrant to IFM Investments and GLAM II that, at the EGM, we shall exercise or (where applicable) procure the exercise of, all voting rights, attaching to Secured Shares in favour of each of the resolutions proposed in the Notice of EGM.

Executed as a Deed by

IFM Overseas Limited

acting for and on behalf of

IFM Overseas Partners L.P.
Duly authorised signatory

in the presence of:

APPENDIX A

Statement of Discontinuation

To the Arbitral Tribunal

cc Hong Kong International Arbitration Centre (c/o Kiran Sanghera)

Dear Sirs

CASE NO:	HKIAC/A12004
CLAIMANT:	GL ASIA MAURITIUS II CAYMAN LTD
RESPONDENT:	(1) IFM OVERSEAS PARTNERS LP
(2) IFM OVERSEAS LIMITED
RE:	NOTICE OF ARBITRATION — DISPUTE RELATING TO NOTE PURCHASE AGREEMENT DATED 11 SEPTEMBER 2007

NOTICE OF DISCONTINUANCE

We write to advise you that the disputes that are the subject of the Notice of Arbitration have been resolved and the parties wish to terminate the proceedings by agreement with immediate effect.

The Claimant and Respondents shall be responsible for and pay the fees of the arbitrator appointed by them.  The fees of the third arbitrator and the costs of the Hong Kong International Arbitration Centre shall be divided equally between the Claimant and the Respondents.  Please advise us of the amount of the arbitrator fees and HKIAC costs, in order that we may make arrangements for any outstanding balance to be paid.

On behalf of the parties we thank you for your assistance.

Yours faithfully

Hogan Lovells	Kobre & Kim LLP
for the Claimant	for the Respondents

APPENDIX B

Application to Withdraw

IN THE GRAND COURT OF THE CAYMAN ISLANDS

FINANCIAL SERVICES DIVISION

CAUSE NO 0206 of 2011
(ASCJ)

IN THE MATTER OF THE COMPANIES LAW (2011 REVISION) (AS AMENDED)

AND IN THE MATTER OF IFM INVESTMENTS LIMITED

ORDER

UPON THE COURT BEING INFORMED that the Parties have consented in writing to the making of this Order;

IT IS HEREBY ORDERED THAT

1.                                      The Petition herein shall be withdrawn;

2.                                      There shall be no order as to costs.

Dated this	day of April 2012

Filed this	day of April 2012

Honourable Chief Justice Smellie

This Order was filed by Walkers, attorneys for the Petitioner, whose address for service is Walker House, 87 Mary Street, George Town, Grand Cayman, Cayman Islands.

APPROVED AS TO FORM AND CONTENT

Walkers

Attorneys for the Petitioner

Conyers Dill & Pearman

Attorneys for the Company

APPENDIX C

List of Persons

Individuals:

Donald Zhang

Harry Lu

Kevin Cheng Wei

Weiping Zhang

Jennifer Tang

Qiang Chai

Liang Pei

Conor Chiahung Yang

Entities:

IFM Holding Company Limited

Maxpro International Enterprises, Inc.

D&M Capital Corporation

Strategic Investments Limited

Strategic Investments Partners L.P.

Century Investments Limited

Century Investments Partnership L.P.

Note: The individuals listed are in their capacities as directors and officers of IFM Investments.

APPENDIX D

List of persons

Individuals:

Marc Lasry

Mark Robert Harris

Stuart Sarnoff

Jennifer Ching Wai Tang

Chih Chien Wang

Entities:

GL Asia Mauritius II Cayman Limited

Avenue Asia International, Ltd.

GL Asia Mauritius II, LLC

Avenue Asia Investments, L.P.

Avenue Asia Special Situations Fund III, L.P.

Avenue Asia Special Situations Fund IV, L.P

Avenue Asia Capital Partners IV Ltd.

Avenue Asia Capital Partners IV, LLC

Avenue Asia Capital Management, L.P.

Avenue Asia Capital Management GenPar, LLC

APPENDIX E

Representations

Each of IFM Overseas Partners L.P., IFM Overseas Limited and IFM Investments Limited (the “Company”) represents and warrants to GL Asia Mauritius II Cayman Limited at the date of this Deed that, to its best knowledge, since the Company’s initial public offering in January 2010:

(i)                                    neither the Company nor any of its Subsidiaries has entered into any acquisition (whether by merger, consolidation or acquisition of stock or assets or otherwise) of any corporation, partnership or other business organization or division thereof or any assets or services, in each case in excess of US$50,000 individually or in aggregate through a series of related transactions, at a price which was more than 10%higher than their respective fair market value at the time of transaction;

(ii)                                 neither the Company nor any of its Subsidiaries has entered into any related party transactions, in excess of US$50,000 individually or in aggregate through a series of related transactions, that was not on arm’s length terms, other than disclosed in the Company’s prospectus dated January 27, 2010, the Company’s 2010 annual report on Form 20-F and the Company’s quarterly earning releases;

(iii)                              neither the Company nor any of its Subsidiaries has (x) incurred any Indebtedness in excess of US$50,000 individually or in aggregate through a series of related transactions, of which the cost of funding was more than 10% higher than the fair market rates at the time of transaction, or (y) made any loans, advances or extended financing to other persons, in excess of US$50,000 individually or in aggregate through a series of related transactions, at a rate lower than the Company’s or such Subsidiary’s cost of funds at the time of transaction; and

(iv)                             neither the Company nor any of its Subsidiaries has entered into any arrangements such as payment of commissions, profit sharing or revenue sharing or other transaction of a similar nature, in excess of US$50,000 individually or in aggregate through a series of related transactions, that were and are not on arm’s length terms or not consistent with market practice.

“Control” means:

(a)                                the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

(i)                                    cast, or control the casting of, more than 50% of the maximum number of votes that might be cast at a general meeting of the company;

(ii)                                 appoint or remove all, or the majority, of the directors or other equivalent officers of the company; or

(iii)                              give directions with respect to the operating and financial policies of the company with which the directors or other equivalent officers of the company are obliged to comply; or

(b)                                the holding beneficially of more than 50% of the issued share capital of the company (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital).

“Indebtedness” means any indebtedness for or in respect of:

(a)                                moneys borrowed and debit balances at banks or other financial institutions;

(b)                                any acceptance under any acceptance credit or bill discounting facility or dematerialised equivalent;

(c)                                 any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)                                receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis) and meet any requirement for de-recognition under the generally accepted accounting principles;

(e)                                 any counter-indemnity obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution in respect of an underlying liability of an entity which is not a Subsidiary of the Company which liability would fall within one of the other paragraphs of this definition;

(f)                                  any amount of any liability under an advance or deferred purchase agreement if:

(g)                                 one of the primary reasons behind entering into the agreement is to raise finance or to finance the acquisition or construction of the asset or service in question; or

(h)                                the agreement is in respect of the supply of assets or services and payment is due more than 30 days after the date of supply;

(i)                                    any amount raised under any other transaction (including any forward sale or purchase, sale and sale back or sale and leaseback agreement) having the commercial effect of a borrowing or otherwise classified as borrowings under the Accounting Principles; and

(j)                                   the amount of any liability in respect of any guarantee for any of the items referred to in paragraphs (a) to (g) above.

“Subsidiary” means an entity of which a person:

(a)                                has direct or indirect Control; or

(b)                                owns directly or indirectly more than fifty per cent. (50%) of the share capital or similar right of ownership; or

(c)                                 is entitled to receive more than fifty per cent. (50%) of the dividends or distributions,

and any entity (whether or not so controlled) treated as a subsidiary in the latest financial statements of that person from time to time and disregarding, for the purpose of this definition, the fact that any shares in that entity may be held by way of security, that the beneficiary of the security (or its nominee) may be registered as a member of the relevant undertaking and/or that such beneficiary of the security (or its nominee) may be entitled to exercise voting powers and rights with respect to those charged shares.

APPENDIX F

Officer’s Certificate

Dated: [ ], 2012

This Officers’ Certificate is being delivered by Donald Zhang, Chairman and Chief Executive Officer of IFM Investments Limited (the “Company”) and Harry Lu, Director and President of IFM Investments Limited, to GL Asia Mauritius II Cayman Limited.

Each of the undersigned, in their respective capacity as director and officer of the Company, hereby certifies as follows:

1.                            the undersigned has read the representation and warranties set forth in the exhibit attached hereto (the “Representations”); and

2.                            the Representations are true and correct as of the date hereof.

In witness whereof, the undersigned have executed this certificate as of the date first written above.

Donald Zhang
Chairman and CEO

Harry Lu
Director and President

Exhibit to officer’s certificate

Each of IFM Overseas Partners L.P., IFM Overseas Limited and IFM Investments Limited (the “Company”) represents and warrants to GL Asia Mauritius II Cayman Limited at the date of this Deed that, to its best knowledge, since the Company’s initial public offering in January 2010:

(i)                                    neither the Company nor any of its Subsidiaries has entered into any acquisition (whether by merger, consolidation or acquisition of stock or assets or otherwise) of any corporation, partnership or other business organization or division thereof or any assets or services, in each case in excess of US$50,000 individually or in aggregate through a series of related transactions, at a price which was more than 10%higher than their respective fair market value at the time of transaction;

(ii)                                 neither the Company nor any of its Subsidiaries has entered into any related party transactions, in excess of US$50,000 individually or in aggregate through a series of related transactions, that was not on arm’s length terms, other than disclosed in the Company’s prospectus dated January 27, 2010, the Company’s 2010 annual report on Form 20-F and the Company’s quarterly earning releases;

(iii)                              neither the Company nor any of its Subsidiaries has (x) incurred any Indebtedness in excess of US$50,000 individually or in aggregate through a series of related transactions, of which the cost of funding was more than 10% higher than the fair market rates at the time of transaction, or (y) made any loans, advances or extended financing to other persons, in excess of US$50,000 individually or in aggregate through a series of related transactions, at a rate lower than the Company’s or such Subsidiary’s cost of funds at the time of transaction; and

(iv)                             neither the Company nor any of its Subsidiaries has entered into any arrangements such as payment of commissions, profit sharing or revenue sharing or other transaction of a similar nature, in excess of US$50,000 individually or in aggregate through a series of related transactions, that were and are not on arm’s length terms or not consistent with market practice.

“Control” means:

(a)                                the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

(i)                                    cast, or control the casting of, more than 50% of the maximum number of votes that might be cast at a general meeting of the company;

(ii)                                 appoint or remove all, or the majority, of the directors or other equivalent officers of the company; or

(iii)                              give directions with respect to the operating and financial policies of the company with which the directors or other equivalent officers of the company are obliged to comply; or

(b)                                the holding beneficially of more than 50% of the issued share capital of the company (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital).

“Indebtedness” means any indebtedness for or in respect of:

(a)                                moneys borrowed and debit balances at banks or other financial institutions;

(b)                                any acceptance under any acceptance credit or bill discounting facility or dematerialised equivalent;

(c)                                 any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)                                receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis) and meet any requirement for de-recognition under the generally accepted accounting principles;

(e)                                 any counter-indemnity obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution in respect of an underlying liability of an entity which is not a Subsidiary of the Company which liability would fall within one of the other paragraphs of this definition;

(f)                                  any amount of any liability under an advance or deferred purchase agreement if:

(g)                                 one of the primary reasons behind entering into the agreement is to raise finance or to finance the acquisition or construction of the asset or service in question; or

(h)                                the agreement is in respect of the supply of assets or services and payment is due more than 30 days after the date of supply;

(i)                                    any amount raised under any other transaction (including any forward sale or purchase, sale and sale back or sale and leaseback agreement) having the commercial effect of a borrowing or otherwise classified as borrowings under the Accounting Principles; and

(j)                                   the amount of any liability in respect of any guarantee for any of the items referred to in paragraphs (a) to (g) above.

“Subsidiary” means an entity of which a person:

(a)                                has direct or indirect Control; or

(b)                                owns directly or indirectly more than fifty per cent. (50%) of the share capital or similar right of ownership; or

(c)                                 is entitled to receive more than fifty per cent. (50%) of the dividends or distributions,

and any entity (whether or not so controlled) treated as a subsidiary in the latest financial statements of that person from time to time and disregarding, for the purpose of this definition, the fact that any shares in that entity may be held by way of security, that the beneficiary of the security (or its nominee) may be registered as a member of the relevant undertaking and/or that such beneficiary of the security (or its nominee) may be entitled to exercise voting powers and rights with respect to those charged shares.